UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.      )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule14a-12

LIONS GATE ENTERTAINMENT CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

Notice of Annual General

and Special Meeting

2021

LIONS GATE ENTERTAINMENT CORP.

LIONS GATE ENTERTAINMENT CORP.

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

2700 Colorado Avenue

Santa Monica, California 90404

NOTICE OF ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

To Be Held September 14, 2021

To Our Shareholders:

You are invited to attend the annual general and special meeting of shareholders (the “Annual Meeting”) of Lions Gate Entertainment Corp. (“Lionsgate” or the “Company”), which will be held on Tuesday, September 14, 2021, beginning at 2:00 p.m., Pacific Time, at the Company’s head office in Canada at Dentons Canada, 250 Howe Street, 20th Floor, Vancouver, British Columbia, V6C 3R8. At the Annual Meeting, shareholders will act on the following matters:

1.	Elect 11 directors, each for a term of one year or until their respective successors are duly elected and qualified;

2.	Re-appoint Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022;

3.	Conduct an advisory vote to approve executive compensation;

4.	Approve an amendment to the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan; and

5.	Transact such further and other business as may properly come before the meeting and any continuations, adjournments or postponements thereof.

We are using the Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing our shareholders a “Notice of Internet Availability of Proxy Materials” (the “Notice”) instead of a printed copy of the notice of Annual Meeting, proxy statement, and proxy card or voting instruction form and our Annual Report for the fiscal year ended March 31, 2021 (including the audited consolidated financial statements of the Company as of and for the fiscal year ended March 31, 2021, together with the auditor’s report therein) (the “Meeting Materials”). Each shareholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the Meeting Materials) will receive a Notice. The Notice contains instructions on how shareholders can access the Meeting Materials over the Internet and vote their Company Class A voting shares, without par value (the “Class A Voting Shares”). The Notice also contains instructions on how shareholders can receive a printed copy of the Meeting Materials. We believe this process will expedite shareholders’ receipt of the Meeting Materials, lower the costs of the Annual Meeting and conserve natural resources. The Meeting Materials are also available at www.proxyvote.com.

We are also utilizing the “Notice and Access” rules adopted by the Canadian Securities Administrators pursuant to which the Company will post electronic copies of the Meeting Materials on the System for Electronic Document Analysis and Retrieval at www.sedar.com and also on our website at http://investors.lionsgate.com/financial-reports/annual-reports-and-proxy-statements/proxy-statements, rather than mailing paper copies to all registered and Non-Registered Shareholders (as defined in this proxy statement).

Shareholders of record of Class A Voting Shares at 5:00 p.m. (Eastern Time) on July 23, 2021 are entitled to notice of and to vote at the Annual Meeting or any continuations, adjournments or postponements thereof. Whether or not you plan to attend the Annual Meeting, we urge you to submit your proxy or voting instructions as promptly as possible by Internet, telephone or mail to ensure your representation and the presence of a quorum at the Annual Meeting. If you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy or voting instructions and vote your shares personally. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

We intend to hold the Annual Meeting in person. However, we are actively monitoring the ongoing coronavirus (“COVID-19”) global pandemic and are sensitive to the public health and travel concerns our shareholders may have and the protocols that governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include holding the Annual Meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by filing the notice as Definitive Additional Materials with the Securities and Exchange Commission. We will also issue a press release and post details on the change(s) to the meeting on our website at http://investors.lionsgate.com/financial-reports/annual-reports-and-proxy-statements/proxy-statements. In the event we hold the meeting solely by means of remote communication, you will need the control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email in order to be able to gain access to, and submit questions during, the Annual Meeting. Please note that if you hold shares through a bank, broker, trustee or other nominee who holds your shares, you cannot vote your shares at the Annual Meeting unless you have obtained a legal proxy from your bank, broker, trustee or other nominee who holds your shares.

By Order of the Board of Directors,

Jon Feltheimer

Chief Executive Officer

Santa Monica, California

Vancouver, British Columbia

July 29, 2021

In accordance with our security procedures, all persons attending the Annual Meeting will be required to present picture identification.

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information you should consider in making a voting decision. You should read the entire proxy statement carefully before voting. For information on the voting process and how to attend the Annual Meeting, please see About the Annual Meeting on page 1.

Fiscal 2021 Business Highlights

29.5 Million STARZ global subscribers* (23% year-over-year growth) * Including STARZPLAY Arabia, a non-consolidated equity method investee	$780 Million Film and television library revenue for the trailing 12 months.

>$300 Million

Adjusted free cash flow

For fiscal 2021*

* See Exhibit B for the definition of adjusted free cash flow, a non-GAAP measure, and a reconciliation of net cash flow provided by (used in) operating activities to adjusted free cash flow.

Meeting Information and Voting

Meeting Date
September 14, 2021

Time
2:00 p.m. Pacific Time

Place*
Dentons Canada 250 Howe Street, 20th Floor Vancouver, British Columbia V6C 3R8

How to Vote

Your vote is important. Please vote as soon as possible by one of the methods shown below. You may also vote in person or by proxy by attending the Annual Meeting. Please note that if you hold shares through a bank, broker, trustee or other nominee who holds your shares, you cannot vote your shares at the Annual Meeting unless you have obtained a legal proxy from your bank, broker, trustee or other nominee who holds your shares.

Vote By Phone You can vote by calling the number provided in your proxy card or voting instruction form
Vote By Internet You can vote online at www.proxyvote.com or by following the instructions provided in your proxy card or voting instruction form
Vote By Mail Mark, sign and date your proxy card or voting instruction form and return it in the postage-paid envelope provided

Lions Gate    2021 Proxy Statement    i

Annual Meeting Proposals

Matters to Be Voted On
Proposal		Board Vote Recommendation	For More Information, see:
1.	Election of 11 directors	FOR EACH NOMINEE	Proposal 1—page 7
2.	Re-appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2022 and authorization of the Audit & Risk Committee to fix their remuneration	FOR	Proposal 2—page 16
3.	Advisory vote to approve executive compensation	FOR	Proposal 3—page 17
4.	Approval of an amendment to the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan	FOR	Proposal 4—page 18

At the Annual Meeting, we will also consider any other business that may properly come before our Annual Meeting and any continuations, adjournments or postponements thereof regardless of whether you attend the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 14, 2021

This proxy statement is available at www.proxyvote.com and on our website at http://investors.lionsgate.com/financialreports/annual-reports-and-proxy-statements/proxy-statements. The other information on our corporate website does not constitute part of this proxy statement.

*

We intend to hold the Annual Meeting in person. However, we are actively monitoring the ongoing COVID-19 global pandemic and are sensitive to the public health and travel concerns our shareholders may have and the protocols that governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include holding the Annual Meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by filing the notice as Definitive Additional Materials with the Securities and Exchange Commission. We will also issue a press release and post details on the change(s) to the meeting on our website at http://investors.lionsgate.com/financial-reports/annual-reports-and-proxy-statements/proxy-statements. In the event we hold the meeting solely by means of remote communication, you will need the control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email in order to be able to gain access to, and submit questions during, the Annual Meeting. Please note that if you hold shares through a bank, broker, trustee or other nominee who holds your shares, you cannot vote your shares at the Annual Meeting unless you have obtained a legal proxy from your bank, broker, trustee or other nominee who holds your shares.

ii    Lions Gate    2021 Proxy Statement

2021 ANNUAL GENERAL AND SPECIAL MEETING OF SHAREHOLDERS

OF LIONS GATE ENTERTAINMENT CORP.

PROXY STATEMENT

This proxy statement is part of a solicitation of proxies by the Board of Directors (the “Board”) of Lions Gate Entertainment Corp. (“Lionsgate,” the “Company,” “we,” “us” or “our”) and contains information relating to our annual general and special meeting of shareholders (the “Annual Meeting”) to be held on Tuesday, September 14, 2021, beginning at 2:00 p.m., Pacific Time, at the Company’s head office in Canada at Dentons Canada, 250 Howe Street, 20th Floor, Vancouver, British Columbia, V6C 3R8, and to any continuations, adjournments or postponements thereof. All dollar figures contained in this proxy statement are in U.S. dollars, unless otherwise indicated. We are first mailing the Notice, and the Meeting Materials were first made available, to our shareholders on or about July 29, 2021.

We intend to hold the Annual Meeting in person. However, we are actively monitoring the ongoing COVID-19 global pandemic and are sensitive to the public health and travel concerns our shareholders may have and the protocols that governments may impose. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the Annual Meeting as promptly as practicable, which may include holding the Annual Meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by filing the notice as Definitive Additional Materials with the Securities and Exchange Commission (the “SEC”). We will also issue a press release and post details on the change(s) to the meeting on our website at http://investors.lionsgate.com/financial-reports/annual-reports-and-proxy-statements/proxy-statements. In the event we hold the meeting solely by means of remote communication, you will need the control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the proxy materials) or included in the email to you if you received the proxy materials by email in order to be able to gain access to, and submit questions during, the Annual Meeting. Please note that if you hold shares through a bank, broker, trustee or other nominee who holds your shares, you cannot vote your shares at the Annual Meeting unless you have obtained a legal proxy from your bank, broker, trustee or other nominee who holds your shares.

ABOUT THE ANNUAL MEETING

Why did I receive a “Notice of Internet Availability of Proxy Materials” in the mail instead of a full set of proxy materials?

We are using the SEC rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our shareholders a “Notice of Internet Availability of Proxy Materials” (the “Notice”) instead of a printed copy of the notice of Annual Meeting, proxy statement, proxy card or voting instruction form, and our Annual Report for the fiscal year ended March 31, 2021 (including the audited consolidated financial statements of the Company as of and for the fiscal year ended March 31, 2021, together with the auditor’s report therein) (collectively, the “Meeting Materials”). Each shareholder (other than those who previously requested electronic delivery of all materials or previously elected to receive delivery of a paper copy of the Meeting Materials) will receive a Notice. The Notice contains instructions on how shareholders can access the Meeting Materials over the Internet and vote their Company Class A voting shares, without par value (the “Class A voting shares”). The Notice also contains instructions on how shareholders can receive a printed copy of the Meeting Materials. We believe this process will expedite shareholders’ receipt of the Meeting Materials, lower the costs of the Annual Meeting and conserve natural resources.

In addition, the Company will utilize the “Notice and Access” rules adopted by the Canadian Securities Administrators pursuant to which the Company will post electronic copies of the Meeting Materials on the System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedar.com and also at http://investors.lionsgate.com/financial-reports/annual-reports-and-proxy-statements, rather than mailing paper copies to all registered and Non-Registered Shareholders (as defined below). Notwithstanding the foregoing, paper copies of the Meeting Materials are available but will only be mailed to those registered and Non-Registered Shareholders who request paper copies. All other shareholders will receive the Notice which will contain information on how to obtain either electronic or paper copies of the Meeting Materials in advance of the Annual Meeting. Registered shareholders and Non-Registered Shareholders may request paper copies of the Meeting Materials in advance of the Annual Meeting by contacting Broadridge Financial Solutions, Inc. toll-free at (800) 579-1639 or by email at sendmaterial@proxyvote.com

The Company has elected not to use the procedure known as “stratification” in relation to its use of the “Notice and Access” rules. Stratification occurs when a reporting issuer using the “Notice and Access” rules provides a paper copy of proxy-related materials to some, but not all, of its shareholders.

What is the purpose of the Annual Meeting?	At the Annual Meeting, shareholders will be asked to vote upon the matters outlined in the notice of the Annual Meeting, including the election of directors, re-appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022, conducting an advisory vote on executive compensation and approving an amendment to the 2019 Lions Gate Entertainment Corp. Performance Incentive Plan.

Lions Gate    2021 Proxy Statement    1

About the Annual Meeting

Who is entitled to vote at the Annual Meeting?

Only shareholders of record of Class A voting shares at 5:00 p.m. (Eastern Daylight Time) on July 23, 2021 (the “Record Date”) are entitled to receive notice of the Annual Meeting and to vote the Class A voting shares that they held on that date at the Annual Meeting, or any continuations, adjournments or postponements of the Annual Meeting. Each outstanding Class A voting share entitles its holder to cast one vote on each matter to be voted upon. As of the Record Date, 83,157,455 Class A voting shares were outstanding and entitled to vote and held by approximately 535 shareholders of record.

Holders of the Company’s Class B non-voting shares, without par value (the “Class B non-voting shares”) are entitled to receive notice of and to attend the Annual Meeting but are not entitled to vote on the matters to be presented at the Annual Meeting. As of the Record Date, there were 141,544,690 Class B non-voting shares outstanding. Unless the context dictates otherwise, all references to “you,” “your,” “yours” or other words of similar import in this proxy statement refer to holders of Class A voting shares.

Each shareholder of record of the Class A voting shares has the right to appoint a person or company to represent the shareholder to vote in person at the Annual Meeting other than the persons designated in the form of proxy. See “How do I vote at the Annual Meeting?” below.

Who can attend and vote at the Annual Meeting?

Only registered shareholders of Class A voting shares or the persons they appoint as their proxies are permitted to attend and vote at the Annual Meeting. Holders of Class B non-voting shares are entitled to notice of and to attend the Annual Meeting but are not entitled to vote at the Annual Meeting. Most holders of Class A voting shares of the Company are “non-registered” shareholders (“Non-Registered Shareholders”) because the Class A voting shares they own are not registered in their names but are, instead, registered in the name of the brokerage firm, bank or trust company through which they hold the Class A voting shares. Class A voting shares beneficially owned by a Non-Registered Shareholder are registered either: (i) in the name of an intermediary (an “Intermediary”) that the Non-Registered Shareholder deals with in respect of the Class A voting shares of the Company (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered Registered Retirement Savings Plans, Registered Retirement Income Funds, Registered Education Savings Plans and similar plans); or (ii) in the name of a clearing agency (such as The Canadian Depository for Securities Limited or The Depository Trust & Clearing Corporation) of which the Intermediary is a participant. In accordance with applicable securities law requirements, the Company will have distributed copies of the Notice to the clearing agencies and Intermediaries for distribution to Non-Registered Shareholders.

Shareholders are able to access the Notice and vote their shares following the instructions in the Notice. If shareholders have requested printed copies, Intermediaries are required to forward the Meeting Materials to Non-Registered Shareholders unless a Non-Registered Shareholder has waived the right to receive them. Intermediaries often use service companies to forward the Notice to Non-Registered Shareholders. Generally, Non-Registered Shareholders who have not waived the right to receive the Notice and who have requested a printed copy of the Meeting Materials will either:

(i)  be given a voting instruction form which is not signed by the Intermediary and which, when properly completed and signed by the Non-Registered Shareholder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “voting instruction form”) which the Intermediary must follow. Typically, the voting instruction form will consist of a one-page printed form. Sometimes, instead of the one-page pre-printed form, the voting instruction form will consist of a regular printed form accompanied by a page of instructions which contains a removable label with a bar code and other information. In order for the form of proxy to validly constitute a voting instruction form, the Non-Registered Shareholder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company; or

(ii)  be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile or stamped signature), which is restricted to the number of Class A voting shares beneficially owned by the Non-Registered Shareholder but which is otherwise not completed by the Intermediary. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Shareholder when submitting the proxy. In this case, the Non-Registered Shareholder who wishes to submit a proxy should properly complete the form of proxy and deposit it with the Company, c/o MacKenzie Partners, Inc. Attention Lionsgate Tabulation, 105 Madison Avenue, New York, NY 10016.

2    Lions Gate    2021 Proxy Statement

About the Annual Meeting

In either case, the purpose of these procedures is to permit Non-Registered Shareholders to direct voting of the Class A voting shares of the Company they beneficially own. Should a Non-Registered Shareholder who receives one of the above forms wish to vote at the Annual Meeting in person (or have another person attend and vote on behalf of the Non-Registered Shareholder), the Non-Registered Shareholder should request a legal proxy from their Intermediary. Instructions for obtaining legal proxies may be found on the voting instruction form. If you have any questions about voting your shares, please call MacKenzie Partners, Inc. at 1-800-322-2885 or 212-929-5500 or e-mail lionsgate@mackenziepartners.com.

A Non-Registered Shareholder may revoke a voting instruction form or request to receive the Meeting Materials and to vote, which has been given to an Intermediary, at any time by written notice to the Intermediary, provided that an Intermediary is not required to act on a revocation of a voting instruction form or of a waiver of the right to receive the Meeting Materials and to vote, which is not received by the Intermediary in a timely manner in advance of the Annual Meeting.

What constitutes a quorum?	A quorum is necessary to hold a valid meeting of shareholders. The presence at the Annual Meeting, in person or by proxy, of at least two holders of the Class A voting shares outstanding on the Record Date who, in the aggregate, hold at least 10% of the issued Class A voting shares of the Company entitled to vote at the Annual Meeting, will constitute a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

How do I vote at the Annual Meeting?

If you are a shareholder of record of Class A voting shares, you have the right to vote in person at the Annual Meeting. If you choose to do so, you can vote using the ballot that will be provided at the Annual Meeting, or, if you requested and received printed copies of the Meeting Materials by mail, you can complete, sign and date the proxy card enclosed with the Meeting Materials you received and submit it at the Annual Meeting. If you are a Non-Registered Shareholder, you may not vote your shares in person at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker, trustee or other nominee that holds your shares, giving you the right to vote the Class A voting shares at the Annual Meeting.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the Annual Meeting as described herein, so that your vote will be counted if you later decide not to attend the Annual Meeting.

At the Annual Meeting, a representative from Broadridge Financial Solutions, Inc. shall be appointed to act as scrutineer. The scrutineer will determine the number of Class A voting shares represented at the Annual Meeting, the existence of a quorum and the validity of proxies, will count the votes and ballots, if required, and will determine and report the results to the Company.

How can I vote my Class A voting shares without attending the Annual Meeting?

Whether you are a shareholder of record or a Non-Registered Shareholder, you may direct how your Class A voting shares are voted without attending the Annual Meeting. If you are a shareholder of record, you may submit a proxy to authorize how your Class A voting shares are to be voted at the Annual Meeting. You can submit a proxy over the Internet by following the instructions provided in the Notice, or, if you requested and received printed copies of the Meeting Materials, you can also submit a proxy by mail or telephone pursuant to the instructions provided in the proxy card enclosed with the Meeting Materials. If you are a Non-Registered Shareholder, you may also submit your voting instructions over the Internet by following the instructions provided in the Notice, or, if you requested and received printed copies of the Meeting Materials, you can also submit voting instructions by telephone or mail by following the instructions provided in the voting instruction form sent by your Intermediary. If you do not fill a name in the blank space in the form of proxy, the persons named in the form of proxy are appointed to act as your proxy holder. Those persons are directors and/or officers of the Company. If you are a shareholder of record, your proxy must be received by telephone or the Internet by 11:59 p.m. Eastern time on September 13, 2021 in order for your shares to be voted at the Annual Meeting. If you are a Non-Registered Shareholder, please comply with the deadlines included in the voting instructions provided by the Intermediary that holds your shares.

Submitting your proxy or voting instructions over the Internet, by telephone or by mail will not affect your right to vote in person should you decide to attend the Annual Meeting, although Non-Registered Shareholders must obtain a “legal proxy” from the Intermediary that holds their shares giving them the right to vote the shares in person at the Annual Meeting.

Lions Gate    2021 Proxy Statement    3

About the Annual Meeting

Can I change or revoke my vote after I return my proxy card?	Yes. If you are a shareholder of record, even after you have submitted your proxy, you may change your vote by submitting a duly executed proxy bearing a later date in the manner and within the time described above under “How can I vote my Class A voting shares without attending the Annual Meeting?” (your latest voting instructions will be followed). If you are a Non-Registered Shareholder, you should contact your Intermediary to find out how to change or revoke your voting instructions within the time described above under “How can I vote my Class A voting shares without attending the Annual Meeting?” If you are a shareholder of record, you may also revoke a previously deposited proxy (i) by an instrument in writing that is received by or at the Annual Meeting prior to the closing of the polls, (ii) by an instrument in writing provided to the Chair of the Annual Meeting at the Annual Meeting or any continuation, postponement or adjournment thereof, or (iii) in any other manner permitted by law. The powers of the proxy holders will be suspended if you attend the Annual Meeting in person and so request, although attendance at the Annual Meeting will not by itself revoke a previously granted proxy.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except:

•   As necessary to meet applicable legal requirements;

•   To allow for the tabulation and certification of votes; and

•   To facilitate a successful proxy solicitation.

Occasionally, shareholders provide written comments on their proxy cards, which may be forwarded to the Company’s management and the Board.

What are the Board’s recommendations?

The enclosed proxy is solicited on behalf of the Board. Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board set forth with the description of each item in this proxy statement.

The Board recommends a vote:

•   “FOR” the election of each of the nominated directors (see page 7);

•   “FOR” the re-appointment of Ernst & Young LLP as our independent registered public accounting firm and authorization of the Audit & Risk Committee to fix their remuneration (see page 16);

•   “FOR” the proposal regarding an advisory vote to approve executive compensation (see page 17); and

•   “FOR” the proposal regarding approval of an amendment to the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (see page 18).

Other than the proposals described in this document, the Board does not know of any other matters that may be brought before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in accordance with their best judgment.

What vote is required to approve the election of each of the nominated directors?

A plurality of the Class A voting shares voting in person or by proxy is required to elect each of the 11 nominees for director (“Proposal 1”). A plurality means that the 11 nominees receiving the largest number of votes cast (votes “FOR”) will be elected. Shareholders are not permitted to cumulate their Class A voting shares for purposes of electing directors.

Note that if your Class A voting shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your Class A voting shares on Proposal 1 unless you provide instructions to him or her regarding how you would like your Class A voting shares to be voted. If such broker or nominee does not receive such instructions, and as a result, is unable to vote your Class A voting shares on Proposal 1, this will result in a “broker non-vote.”

For purposes of determining the number of votes cast, only the Class A voting shares voting “FOR” or “WITHHOLD” are counted. As such, abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the outcome of Proposal 1.

4    Lions Gate    2021 Proxy Statement

About the Annual Meeting

What vote is required to approve the re-appointment of Ernst & Young LLP as our independent registered public accounting firm?

The affirmative vote of a majority of the votes cast by holders of the Class A voting shares present or represented by proxy at the Annual Meeting is required for the re-appointment of Ernst & Young LLP as our independent registered public accounting firm (“Proposal 2”).

Note that because this proposal is considered a routine matter, if your Class A voting shares are held by a broker or nominee, such broker or nominee will have authority to exercise his or her discretion to vote your Class A voting shares on Proposal 2 if you do not provide instructions to him or her regarding how you would like your Class A voting shares to be voted.

For purposes of determining the number of votes cast, only the Class A voting shares voting “FOR” or “WITHHOLD” are counted. As such, abstentions are not treated as votes cast and are not counted in the determination of the outcome of Proposal 2.

There are no broker non-votes for Proposal 2.

What vote is required to approve the proposal regarding an advisory vote to approve executive compensation?

The affirmative vote of a majority of the votes cast by holders of the Class A voting shares present or represented by proxy at the Annual Meeting is required for the advisory vote to approve executive compensation (“Proposal 3”). Notwithstanding the vote required, please be advised that Proposal 3 is advisory only and is not binding on us. The Board will consider the outcome of the vote of this proposal in considering what action, if any, should be taken in response to the advisory vote by shareholders.

Note that if your Class A voting shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your Class A voting shares on Proposal 3 unless you provide instructions to him or her regarding how you would like your Class A voting shares to be voted. If such broker or nominee does not receive such instructions, and as a result is unable to vote your Class A voting shares on Proposal 3, this will result in a “broker non-vote.”

For purposes of determining the number of votes cast, only Class A voting shares voting “FOR” or “AGAINST” are counted. As such, abstentions and broker-non votes are not treated as votes cast and are not counted in the determination of the outcome of Proposal 3.

What vote is required to approve an amendment to the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan?

The affirmative vote of a majority of the votes cast by holders of the Class A voting shares present or represented by proxy at the Annual Meeting is required for approval of an amendment to the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (“Proposal 4”).

Note that if your Class A voting shares are held by a broker or nominee, such broker or nominee will not have authority to exercise his or her discretion to vote your Class A voting shares on Proposal 4 unless you provide instructions to him or her regarding how you would like your Class A voting shares to be voted. If such broker or nominee does not receive such instructions, and as a result is unable to vote your Class A voting shares on Proposal 4, this will result in a “broker non-vote.”

For purposes of Proposal 4, under New York Stock Exchange (the “NYSE”) listing standards applicable for shareholder approval of equity compensation plans, abstentions are treated as votes cast. Accordingly, for purposes of Proposal 4 only, abstentions will have the effect of a vote “AGAINST” the proposal.

Broker non-votes are not treated as votes cast and are not counted in the determination of the outcome of Proposal 4.

Who pays for the preparation of this proxy statement?	The Company will pay the cost of proxy solicitation, including the cost of preparing, assembling and mailing the Notice and, as applicable, the Meeting Materials. In addition to the use of mail, the Company’s employees and advisors may solicit proxies personally and by telephone, facsimile, courier service, telegraph, the Internet, e-mail, newspapers and other publications of general distribution. The Company’s employees will receive no compensation for soliciting proxies other than their regular salaries. The Company may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the Meeting Materials to their principals and to request authority for the execution of proxies, and the Company will reimburse those persons for their reasonable out-of-pocket expenses incurred in connection with these activities. The Company will compensate only independent third-party agents that are not affiliated with the Company but who solicit proxies. We have retained MacKenzie Partners, Inc., a third-party solicitation firm, to assist in the distribution of the Meeting Materials and solicitation of proxies on our behalf for an estimated fee of $15,000 plus reimbursement of certain out-of-pocket expenses.

Lions Gate    2021 Proxy Statement    5

About the Annual Meeting

May I propose actions or recommend director nominees for consideration at next year’s annual general meeting of shareholders?

Yes. Under U.S. laws, for your proposal or recommendation for director nominees to be considered for inclusion in the proxy statement for next year’s annual meeting, we must receive your written proposal no later than March 31, 2022. You should also be aware that your proposal must comply with SEC regulations regarding inclusion of shareholder proposals in company-sponsored Meeting Materials. Shareholder proposals or recommendations for director nominees submitted as per the Business Corporations Act (British Columbia) (the “BC Act”) to be presented at the next annual general meeting of shareholders must be received by our Corporate Secretary at our registered office no later than June 14, 2022, and must comply with the requirements of the BC Act. If you wish to recommend a director nominee you should also provide the information set forth under Information Regarding the Board of Directors and Committees of the Board of Directors — Shareholder Communications.

If the date of the 2022 annual meeting is advanced or delayed by more than 30 days from the date of the 2021 annual meeting, under U.S. laws, shareholder proposals intended to be included in the proxy statement for the 2022 annual meeting must be received by us within a reasonable time before we begin to print and mail the proxy statement for the 2022 annual meeting.

SEC rules also govern a company’s ability to use discretionary proxy authority with respect to shareholder proposals that were not submitted by the shareholders in time to be included in the proxy statement. In the event a shareholder proposal is not submitted to us prior to June 14, 2022, the proxies solicited by the Board for the 2022 annual meeting of shareholders will confer authority on the proxyholders to vote the shares in accordance with the recommendations of the Board if the proposal is presented at the 2022 annual meeting of shareholders without any discussion of the proposal in the proxy statement for such meeting. If the date of the 2022 annual meeting is advanced or delayed more than 30 days from the date of the 2021 annual meeting, then the shareholder proposal must have been submitted to us within a reasonable time before we mail the proxy statement for the 2022 annual meeting.

Who can I contact if I have questions?	Shareholders who have questions about deciding how to vote should contact their financial, legal or professional advisors. For any queries referencing information in this proxy statement or in respect of voting your Class A voting shares, please call MacKenzie Partners, Inc. at 1-800-322-2885 or 212-929-5500 or email lionsgate@mackenziepartners.com.

Where can I find the voting results of the Annual Meeting?

We intend to announce preliminary voting results at the Annual Meeting and disclose final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

NO PERSON IS AUTHORIZED ON BEHALF OF THE COMPANY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION AND/OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED, AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

Our registered and head office is located at 250 Howe Street, 20th Floor, Vancouver, British Columbia V6C 3R8. Our principal executive office and our corporate head office is located at 2700 Colorado Avenue, Santa Monica, California 90404, and our telephone number is (310) 449-9200. Our website is located at www.lionsgate.com. Website addresses referred to in this proxy statement are not intended to function as hyperlinks, and the information contained on our website is not a part of this proxy statement. As used in this proxy statement, unless the context requires otherwise, the terms “Lionsgate,” “we,” “us,” “our” and the “Company” refer to Lions Gate Entertainment Corp. and its subsidiaries.

The date of this proxy statement is July 29, 2021

6    Lions Gate    2021 Proxy Statement

PROPOSAL 1    ELECTION OF DIRECTORS

Nominees for Directors

Our Board currently consists of 11 directors. Upon the recommendation of the Nominating and Corporate Governance Committee of the Board, our Board nominated the 11 persons named below for election as a director.

Each nominee, if elected at the Annual Meeting, will serve until our 2022 Annual General and Special Meeting of Shareholders, or until his or her successor is duly elected or appointed, unless his or her office is earlier vacated in accordance with our Articles or applicable law.

Other than as discussed herein, there are no arrangements or understandings between any nominee and any other person for selection as a nominee. Pursuant to the Investor Rights Agreement discussed below, Michael T. Fries currently serves as the designee of Liberty Global Incorporated Limited (“Liberty”), and Mark H. Rachesky, M.D. and Emily Fine currently serve as designees of MHR Fund Management, LLC (“MHR Fund Management”). MHR Fund Management and Discovery Lighting Investments Ltd. (“Discovery Lightning”) each also hold the right to appoint an additional designee under the Investor Rights Agreement.

The nominees have consented to serve on the Board if elected and the Board has no reason to believe that they will not serve if elected. If any of the nominees should become unable or unwilling for good cause to serve as a director if elected, the persons the Board has designated as proxies may vote for a substitute nominee if the Board has designated a substitute nominee or for the balance of the nominees.

There are no family relationships among the nominees for directors, current directors or executive officers of the Company, except as noted below. Ages are as of July 23, 2021.

Michael Burns
Age: 62 Director Since: August 1999 Position with the Company: Vice Chair since March 2000 Residence: Los Angeles, California

Business Experience

Mr. Burns served as Managing Director and Head of the Office at Prudential Securities Inc.’s Los Angeles Investment Banking Office from 1991 to March 2000.

Other Directorships

Mr. Burns is a director and member of the Finance Committee, and the Nominating, Governance & Social Responsibility Committees of Hasbro, Inc. (HAS: NASDAQ) since 2014.

Qualifications

Mr. Burns has worked with Chief Executive Officer Jon Feltheimer in building the Company into a global content leader with a reputation for innovation. With an accomplished investment banking career prior to Lionsgate, in which he specialized in raising equity within the media and entertainment industry, Mr. Burns brings to the Board important business and financial expertise in its deliberations on complex transactions and other financial matters. Additionally, Mr. Burns’ extensive knowledge of and history with the Company, financial background, in-depth understanding of the media and entertainment industry, connections within the business community and relationships with our shareholders, make him an invaluable member of the Board.

Lions Gate    2021 Proxy Statement    7

Proposal 1 Election of Directors

Mignon L. Clyburn
Age: 59 Independent Director Since: September 2020 Committee Membership: Nominating and Corporate Governance Committee Residence: Washington, DC

Business Experience

Ms. Clyburn is President of MLC Strategies, LLC, a Washington, D.C.-based consulting firm, a position she has held since January 2019. Previously, Ms. Clyburn served as a Commissioner of the U.S. Federal Communications Commission (the “FCC”) from 2009 to 2018, including as acting chair. While at the FCC, she was committed to closing the digital divide and championed the modernization of the agency’s Lifeline Program, which assists low-income consumers with voice and broadband service. In addition, Ms. Clyburn promoted diversity in media ownership, initiated Inmate Calling Services reforms, supported inclusion in STEM opportunities and fought for an Open Internet. Prior to her federal appointment, Ms. Clyburn served 11 years on the Public Service Commission of South Carolina and worked for nearly 15 years as publisher of the Coastal Times, a Charleston weekly newspaper focused on the African American community.

Other Directorships

Ms. Clyburn is the Chair of the Compensation Committee and a member of the Nominating and Corporate Governance Committee of Charah Solutions, Inc. (NYSE: CHRA) since March 2019 and a director of RingCentral, Inc. (NYSE: RNG) since November 2020.

Qualifications

Ms. Clyburn has extensive experience as a state regulator of investor-owned utilities and as a federal commissioner in the technology and telecommunications fields. Such expertise and additional background as a successful business executive, makes Ms. Clyburn invaluable and well qualified to serve on the Board.

Gordon Crawford
Age: 74 Independent Director Since: February 2013 Committee Membership: Strategic Advisory Committee (Co-Chair) Residence: La Cañada, California

Business Experience

Since June 1971, Mr. Crawford served in various positions at Capital Research and Management, a privately held investment management company. In December 2012, Mr. Crawford retired as its Senior Vice President.

Other Directorships

Currently, Mr. Crawford serves on the Board of the U.S. Olympic and Paralympic Committee, as Chairman of the Board of Trustees of the U.S. Olympic and Paralympic Foundation, and is a Life Trustee on the Board of Trustees of Southern California Public Radio. Mr. Crawford formerly served as Vice Chairman at The Nature Conservancy, Vice Chairman of the Paley Center for Media, a member of the Board of Trustees of Berkshire School, and a member of the Board of the LA24 Olympic Bid Committee.

Qualifications

Mr. Crawford has been one of the most influential and successful investors in the media and entertainment industry since 1971. This professional experience and deep understanding of the media and entertainment sector makes Mr. Crawford a valuable member of our Board.

8    Lions Gate    2021 Proxy Statement

Proposal 1 Election of Directors

Jon Feltheimer
Age: 69 Director Since: January 2000 Position with the Company: Chief Executive Officer since March 2000 Residence: Los Angeles, California

Business Experience

During his 30-year entertainment industry career, Mr. Feltheimer has held leadership positions at Lionsgate, Sony Pictures Entertainment and New World Entertainment, and has been responsible for tens of thousands of hours of television programming and hundreds of films. Prior to joining Lionsgate, he served as President of TriStar Television from 1991 to 1993, President of Columbia TriStar Television from 1993 to 1995, and President of Columbia TriStar Television Group and Executive Vice President of Sony Pictures Entertainment from 1995 to 1999, where he oversaw the launch of dozens of successful branded channels around the world.

Other Directorships

Mr. Feltheimer is a director of Grupo Televisa, S.A.B. (NYSE: TV; BMV: TLEVISA CPO).

Qualifications

During Mr. Feltheimer’s tenure, the Company has grown from its independent studio roots into a premier next generation global content leader. As our Chief Executive Officer, Mr. Feltheimer provides a critical link to management’s perspective in Board discussions regarding the business and strategic direction of the Company. With over 30 years of experience in the entertainment industry, Mr. Feltheimer brings an unparalleled level of strategic and operational experience to the Board, as well as an in-depth understanding of our industry and invaluable relationships within the business and entertainment community.

Emily Fine
Age: 47 Independent Director Since: November 2015 Committee Membership: Audit & Risk Committee, Nominating and Corporate Governance Committee Residence: New York, New York

Business Experience

Ms. Fine is a principal of MHR Fund Management, a New York based private equity firm that manages approximately $6 billion of capital and has holdings in public and private companies in a variety of industries. Ms. Fine joined MHR Fund Management in 2002 and is a member of the firm’s investment committee. Prior to joining MHR Fund Management, Ms. Fine served as Senior Vice President at Cerberus Capital Management, L.P. and also worked at Merrill Lynch in the Telecom, Media & Technology Investment Banking Group, where she focused primarily on media M&A transactions.

Other Directorships

Ms. Fine serves on the Board of Directors of Rumie Initiative, a non-profit organization dedicated to delivering free digital educational content to the world’s underprivileged children.

Qualifications

Ms. Fine brings to the Board a unique perspective of our business operations and valuable insight regarding financial matters. Ms. Fine has over 20 years of investing experience and experience working with various companies in the media industry, including, as a principal of MHR Fund Management, working closely with the Company over the past ten years. Ms. Fine holds a Bachelor of Business Administration from the University of Michigan.

Investor Rights Agreement Ms. Fine serves as a designee of MHR Fund Management under the Investor Rights Agreement (discussed below).

Lions Gate    2021 Proxy Statement    9

Proposal 1 Election of Directors

Michael T. Fries
Age: 58 Independent Director Since: November 2015 Committee Membership: Compensation Committee, Strategic Advisory Committee Residence: Denver, Colorado

Business Experience

Mr. Fries has served as the Chief Executive Officer, President and Vice Chairman of the Board of Directors of Liberty Global, plc (“Liberty Global”) since June 2005. Mr. Fries was Chief Executive Officer of UnitedGlobalCom LLC (“UGC”) from January 2004 until the businesses of UGC and Liberty Media International, Inc. were combined to form Liberty Global.

Other Directorships

Mr. Fries is Executive Chairman of Liberty Latin America Ltd. (since December 2017) (NASDAQ: LILA) and a director of Grupo Televisa S.A.B. (NYSE: TV; BMV: TLEVISA CPO) (since April 2015). Mr. Fries is a director of CableLabs® and The Paley Center for Media, as well as various other non-profit organizations. Mr. Fries serves as a Digital Communications Governor and Steering Committee member of the World Economic Forum. Mr. Fries received his Bachelor’s Degree from Wesleyan University (where he is a member of the Board of Trustees) and his Masters of Business Administration from Columbia University (where he is a member of the Board of Overseers for the business school).

Qualifications

Mr. Fries has over 30 years of experience in the cable and media industry. For over 15 years, he has held the positions of Chief Executive Officer, President and Vice Chairman of Liberty Global. As an executive officer of Liberty Global and co-founder of its predecessor, Mr. Fries has overseen its growth into one of the world’s largest and most innovative and converged media and communications companies, with over 46 million broadband, video and mobile subscribers. With more than 26,000 employees and approximately $16 billion of revenue, including consolidated operations and the Vodafone Ziggo joint venture, Liberty Global is dedicated to building and investing in the products, platforms and infrastructure that enable its customers to make the most of the digital revolution.

Mr. Fries’ significant executive experience building and managing international distribution and programming businesses, in-depth knowledge of all aspects of a global telecommunications business and responsibility for setting the strategic, financial and operational direction for Liberty Global contribute to the Board’s consideration of the strategic, operational and financial challenges and opportunities of our business, and strengthen the Board’s collective qualifications, skills and attributes.

Investor Rights Agreement Mr. Fries serves as the designee of Liberty under the Investor Rights Agreement (discussed below).

10    Lions Gate    2021 Proxy Statement

Proposal 1 Election of Directors

Susan McCaw
Age: 59 Independent Director Since: September 2018 Position with the Company: Audit & Risk Committee, Compensation Committee Residence: North Palm Beach, Florida

Business Experience

Ms. McCaw is currently the President of SRM Capital Investments, a private investment firm. Before this, Ms. McCaw served as President of COM Investments, a position she held from April 2004 to June 2019 except while serving as U.S. Ambassador to the Republic of Austria from November 2005 to December 2007. Prior to April 2004, Ms. McCaw was the Managing Partner of Eagle Creek Capital, a private investment firm investing in private technology companies, a Principal with Robertson, Stephens & Company, a San Francisco-based technology investment bank, and an Associate in the Robertson Stephens Venture Capital Group. Earlier in her career, Ms. McCaw was a management consultant with McKinsey & Company.

Other Directorships

Ms. McCaw is a Director and member of the Leadership Development and Compensation Committee of Air Lease Corporation (AL: NYSE). Ms. McCaw is the Vice Chair of the Hoover Institution and a board member of the Ronald Reagan Presidential Foundation & Institute, Teach for America, and the Stanford Institute for Economic Policy Research. She is also a founding board member of the Malala Fund and serves on the Khan Academy Global Advisory Board, the Knight-Hennessy Scholars Global Advisory Board, and the Harvard Business School’s Board of Dean Advisors. Ms. McCaw is also Trustee Emerita of Stanford University.

Qualifications

Ms. McCaw brings deep experience and relationships in global business and capital markets to the Board through her private sector experience in investment banking and investment management, and through her public service as a former U.S. Ambassador. Ms. McCaw holds a Bachelor’s Degree in Economics from Stanford University and a Masters of Business Administration from Harvard Business School. Ms. McCaw’s experience both as an investor and diplomat brings broad and meaningful insight to the Board’s oversight of the Company’s business.

Yvette Ostolaza
Age: 56 Independent Director Since: December 2019 Position with the Company: Nominating and Corporate Governance Committee (Chair) Residence: Dallas, Texas

Business Experience

Since October 2013, Ms. Ostolaza has been a partner at Sidley Austin LLP, an international law firm, where she will serve as the chair of the Firm’s Management Committee, effective April 2022. Ms. Ostolaza has received numerous awards, including being recognized as a “Thought Leader” at Corporate Counsel’s 2019 Women, Influence & Power in Law Awards. Ms. Ostolaza has been selected as one of 20 “Women of Excellence” nationally by Hispanic Business magazine. In 2018, Ms. Ostolaza received the Anti-Defamation League’s prestigious Schoenbrun Jurisprudence Award for her outstanding leadership and exemplary contributions to the community. Ms. Ostolaza also received the Texas Lawyer’s Lifetime Achievement Award in 2015, and was also named by that publication as one of ten “Winning Women” and as a “Woman to Watch.” Ms. Ostolaza has been recognized by the Texas Diversity Counsel as one of its “Most Powerful and Influential Women,” and by Latino Leaders Magazine as one of its “Most Powerful Latino Lawyers.” Ms. Ostolaza is also a past recipient of Girls, Inc.’s annual “Woman of Achievement” award, an award that recognizes leadership and accomplishments that inspire and increase opportunities for girls and women.

Qualifications

Ms. Ostolaza has spent her career developing a global practice representing public and private companies, board committees, and directors and officers in high-profile litigation, investigations, shareholder activism and regulatory, governance, and crisis management matters across a wide variety of industries. In addition to serving on the executive and management committees of a $2.5 billion professional services firm, she has served on a number of nonprofit organizations as a board member or trustee. This breadth of experience provides important insight and counsel to the Board’s oversight of the Company’s business.

Lions Gate    2021 Proxy Statement    11

Proposal 1 Election of Directors

Mark H. Rachesky, M.D.
Age: 62 Independent Director Since: September 2009 Position with the Company: Chair of the Board, Compensation Committee, Strategic Advisory Committee (Co-Chair) Residence: New York, New York

Business Experience

Dr. Rachesky is Founder and Chief Investment Officer of MHR Fund Management LLC, a New York-based private equity firm that manages approximately $6 billion of capital and has holdings in public and private companies across a variety of industries. Dr. Rachesky holds an M.B.A. from Stanford University School of Business, an M.D. from Stanford University School of Medicine, and a B.S. in Molecular Aspects of Cancer from the University of Pennsylvania.

Other Directorships

Dr. Rachesky is the Non-Executive Chairman of the Board of Directors, member of the Executive Committee and Chairman of the Compensation Committee of Loral Space & Communications Inc. (LORL: NASDAQ) and a director and member of the Nominating Committee, the Corporate Governance Committee and the Compensation Committee of Titan International, Inc. (TWI: NYSE). Dr. Rachesky formerly served on the Board of Directors of Navistar International Corporation (NAV: NYSE) until its merger with Traton SE in July 2021, and on the Board of Directors of Emisphere Technologies Inc. (EMIS: OTCBB) until it was acquired by Novo Nordisk in December 2020. Dr. Rachesky also serves on the Board of Directors of Mt. Sinai Hospital Children’s Center Foundation, the Board of Advisors of Columbia University Medical Center, as well as the Board of Overseers of the University of Pennsylvania.

Qualifications

Dr. Rachesky has demonstrated leadership skills as well as extensive financial expertise and broad-based business knowledge and relationships. In addition, as the Chief Investment Officer of MHR Fund Management LLC, with a demonstrated investment record in companies engaged in a wide range of businesses over the last 20 plus years, together with his experience as chair and director of other public and private companies, Dr. Rachesky brings broad and insightful perspectives to the Board relating to economic, financial and business conditions affecting the Company and its strategic direction.

Investor Rights Agreement Dr. Rachesky serves as a designee of MHR Fund Management under the Investor Rights Agreement (discussed below).

Daryl Simm
Age: 60 Independent Director Since: September 2004 Committee Memberships: Compensation Committee (Chair) Residence: Naples, Florida	Business Experience Since February 1998, Mr. Simm has been Chairman and Chief Executive Officer of Omnicom Media Group, a division of Omnicom Group, Inc. (OMC: NYSE), of which he is an officer.

Qualifications

Mr. Simm leads one of the industry’s largest media planning and buying groups representing blue-chip global advertisers that connect their brands to consumers through entertainment content. The agencies he leads routinely receive accolades as the most effective and creative in their field and he has been recognized as one of the “100 most influential leaders in marketing, media and tech.” Earlier in his career, Mr. Simm ran P&G Productions, a prolific producer of television programming, where he was involved in large co-production ventures and international content distribution. Mr. Simm was also the top media executive at Procter & Gamble, the world’s largest advertiser and a pioneer in the use of branded entertainment content. Mr. Simm’s broad experience across the media and content space makes him well qualified to serve on the Board.

12    Lions Gate    2021 Proxy Statement

Proposal 1 Election of Directors

Hardwick Simmons
Age: 81 Independent Director Since: June 2005 Committee Membership: Audit & Risk Committee (Chair), Strategic Advisory Committee Residence: Marion, Massachusetts

Business Experience

Mr. Simmons currently serves as a director of several privately held companies. From February 2001 to June 2003, Mr. Simmons served first as Chief Executive Officer and then as Chairman and Chief Executive Officer at The NASDAQ Stock Market Inc. From May 1991 to December 2000, Mr. Simmons served as President and Chief Executive Officer of Prudential Securities Incorporated.

Other Directorships

From 2003 to 2016, Mr. Simmons was the Lead Director and Chairman of the Audit and Risk Committee of Raymond James Financial (RJF: NYSE).

Qualifications

Mr. Simmons, through an accomplished career overseeing one of the largest equity securities trading markets in the world and other large complex financial institutions, brings important business and financial expertise to the Board in its deliberations on complex transactions and other financial matters. In addition, his broad business knowledge, connections in the business community and valuable insight regarding investment banking and regulation are relevant to the Board’s oversight of the Company’s business.

Board Profile

The Board and the Corporate Governance and Nominating Committee are committed to ensuring that the Board is composed of directors who possess highly relevant skills, professional experience and backgrounds, bring diverse viewpoints and perspectives, and effectively represent the long-term interests of shareholders. The following provides a snapshot of the skills and experience of our current Board.

Corporate Governance and Risk Oversight

Understanding Board and management accountability, transparency, and protection of shareholders’ interests, overseeing the various risks facing the Company and ensuring that appropriate policies and procedures are in place to effectively manage risk.

11 Directors

Finance and Capital Allocation

Management or oversight of the finance function of a company, resulting in proficiency in complex financial management, capital allocation, and financial reporting processes.

9 Directors

Global Business Expertise in global business cultures and consumer preferences gained through experience in international markets.

11 Directors

Media and Entertainment Experience and expertise with the entertainment and media industry.

7 Directors

Public Company Experience of modern board practice and principles and the ability and business acumen to debate and address critical board-level issues.

11 Directors

Strategic Planning

Expertise in identifying and developing opportunities for long-term value creation, including experience in driving innovation, improving operations, identifying risks and executing the Company’s strategic goals.

9 Directors

Lions Gate    2021 Proxy Statement    13

Proposal 1 Election of Directors

Balanced Tenure

Mix of Experience and Fresh Perspective

Strong Independent Leadership

Gender

Investor Rights Agreement

On November 10, 2015, (i) Liberty, a limited company organized under the laws of the United Kingdom and a wholly owned subsidiary of Liberty Global, agreed to purchase 5,000,000 of the Company’s then outstanding common shares from funds affiliated with MHR Fund Management, and (ii) Discovery Lightning, a limited company organized under the laws of the United Kingdom and a wholly owned subsidiary of Discovery, agreed to purchase 5,000,000 of the Company’s then outstanding common shares from funds affiliated with MHR Fund Management (collectively, the “Purchases”).

In connection with the Purchases, on November 10, 2015, the Company entered into an investor rights agreement with Liberty Global, Discovery, Liberty, Discovery Lightning and certain affiliates of MHR Fund Management (the “Investor Rights Agreement”). Pursuant to the Investor Rights Agreement, the Company agreed to expand the size of its Board and to appoint (a) Mr. Fries, President and Chief Executive Officer of Liberty Global, (b) David M. Zaslav, a former director of the Company, a designee of Discovery, and (c) Ms. Fine, a Principal of MHR Fund Management, as directors to fill the resulting vacancies, which appointments became effective on November 12, 2015.

The Investor Rights Agreement provides that (1) for so long as funds affiliated with MHR Fund Management beneficially own at least 10,000,000 of the Company’s then outstanding common shares in the aggregate, the Company will include three designees of MHR Fund Management (at least one of whom will be an independent director and will be subject to Board approval) on its slate of director nominees for election at each future annual meeting of the Company’s shareholders and (2) for so long as funds affiliated with MHR Fund Management beneficially own at least 5,000,000, but less than 10,000,000 of the Company’s then outstanding common shares in the aggregate, the Company will include one designee of MHR Fund Management on its slate of director nominees for election at each future annual meeting of the Company’s shareholders. Dr. Rachesky, Ms. Fine and a former director were appointed as designees of MHR Fund Management pursuant to the Investor Rights Agreement. Currently, MHR Fund Management holds the right to appoint the third designee under the Investor Rights Agreement.

In addition, the Investor Rights Agreement provides that (1) for so long as Liberty and Discovery Lightning (together with certain of their affiliates) beneficially own at least 10,000,000 of the Company’s then outstanding common shares in the aggregate, the Company will include one designee of Liberty and one designee of Discovery Lightning on its slate of director nominees for election at each future annual meeting of the Company’s shareholders and (2) for so long as Liberty and Discovery Lightning (together with certain of their affiliates) beneficially own at least 5,000,000, but less than 10,000,000 of the Company’s then outstanding common shares in the aggregate, the Company will include one designee of Liberty and Discovery Lightning, collectively, on its slate of director nominees for election at each future annual meeting of the Company’s shareholders, selected by (a) Liberty, if Liberty individually exceeds such 5,000,000 common share threshold but Discovery Lightning does not, (b) Discovery Lightning, if Discovery Lightning

14    Lions Gate    2021 Proxy Statement

Proposal 1 Election of Directors

individually exceeds such 5,000,000 common share threshold but Liberty does not and (c) Liberty and Discovery Lightning, jointly, if neither Liberty nor Discovery Lightning individually exceeds such 5,000,000 common share threshold. Mr. Fries was appointed as a designee of Liberty and a former director was appointed as a designee of Discovery Lightning, and both were appointed as directors of the Company effective on November 12, 2015. Currently, Discovery Lightning holds the right to appoint its designee under the Investor Rights Agreement.

Under the Investor Rights Agreement, Liberty and Discovery Lightning (together with certain of their affiliates) have agreed that if they sell or transfer any of their Company common shares to a shareholder or group of shareholders that beneficially own 5% or more of the Company’s then outstanding common shares, or that would result in a person or group of persons beneficially owning 5% or more of the Company’s then outstanding common shares, any such transferee would have to agree to the standstill, transfer and voting provisions set forth in the Investor Rights Agreement, subject to certain exceptions set forth in the Investor Rights Agreement.

In addition, the Company has also agreed to provide Liberty, Discovery Lightning and MHR Fund Management with certain pre-emptive rights on shares that the Company may issue in the future for cash consideration.

Vote Required and Board Recommendation

A plurality of the Class A voting shares voting in person or by proxy is required to elect each of the 11 nominees for director. A plurality means that the 11 nominees receiving the largest number of votes cast (votes “FOR”) will be elected. Shareholders are not permitted to cumulate their shares for purposes of electing directors.

For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast in determining the number of votes necessary for the election of each of the nominated directors.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR THE ELECTION OF EACH DIRECTOR. THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

Lions Gate    2021 Proxy Statement    15

PROPOSAL 2    RE-APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

At the request of the Audit & Risk Committee of the Board, Ernst & Young LLP will be nominated at the Annual Meeting for re-appointment as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2022 at remuneration to be fixed by the Audit & Risk Committee. Ernst & Young LLP has been our independent registered public accounting firm since August 2001.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they desire to do so, and to respond to appropriate questions from shareholders.

Vote Required and Board Recommendation

The affirmative vote of a majority of votes cast by holders of the Class A voting shares present or represented by proxy at the Annual Meeting is required for the re-appointment of Ernst & Young LLP as our independent registered public accounting firm. For purposes of this proposal, abstentions will not be counted as votes cast in determining the number of votes necessary for the re-appointment of Ernst & Young LLP as our independent registered public accounting firm.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR THE RE-APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2022, AT A REMUNERATION TO BE DETERMINED BY THE AUDIT & RISK COMMITTEE. THE BOARD RECOMMENDS THEIR RE-APPOINTMENT.

16    Lions Gate    2021 Proxy Statement

PROPOSAL 3    ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Company is providing its shareholders with the opportunity to cast a non-binding, advisory vote on the compensation of our Named Executive Officers (as defined below) as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this proxy statement (including in the compensation tables and narratives accompanying those tables as well as in the Compensation Discussion and Analysis).

In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act) and the related rules of the SEC, the Board will request your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

This vote is an advisory vote only and will not be binding on the Company, the Board or the Compensation Committee of the Board, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the Board or the Compensation Committee. However, the Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for the Named Executive Officers.

The Company’s current policy is to provide shareholders with an opportunity to approve the compensation of the Named Executive Officers each year at the Annual Meeting. The next such vote will occur at the 2022 Annual Meeting.

Vote Required and Board Recommendation

Approval of this Proposal No. 3 requires the affirmative vote of the holders of a majority of the votes cast by holders of the Class A voting shares present in person or by proxy at the Annual Meeting. For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast in determining the number of votes necessary for the advisory vote to approve executive compensation.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR THE ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 3.

Lions Gate    2021 Proxy Statement    17

PROPOSAL 4    APPROVAL OF AN AMENDMENT TO THE LIONS GATE ENTERTAINMENT CORP. 2019 PERFORMANCE INCENTIVE PLAN

General

At the Annual Meeting, shareholders will be asked to approve an amendment to increase the share limit of the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (the “2019 Plan”) by an additional 5,000,000 shares. The amendment to the 2019 Plan was adopted, subject to shareholder approval, by the Board on July 19, 2021. The Company believes that incentives and share-based awards focus employees on creating shareholder value and promoting the success of the Company and that incentive compensation plans like the 2019 Plan are an important attraction, retention and motivation tool for participants in the plan. Shareholder approval of the proposed amendment to the 2019 Plan will allow the Company to continue to provide these important incentives.

As of July 23, 2021, a total of 13,778,318 of the Company’s common shares (“Common Shares”) remained available for new awards under the 2019 Plan, a total of 17,279,102 Common Shares were subject to outstanding awards granted under the 2019 Plan, and a total of 20,603,207 Common Shares were subject to awards under the Company’s 2017 Performance Incentive Plan (the “2017 Plan”), the Company’s 2012 Performance Incentive Plan, the Starz 2016 Omnibus Incentive Plan, and the Starz 2011 Incentive Plan (Amended and Restated as of October 15, 2013) (collectively, the “Prior Plans”). No new awards may be granted under the Prior Plans. The Board believes that increasing the number of Common Shares available for grant under the 2019 Plan by an additional 5,000,000 shares will allow the Company to continue to grant awards under the 2019 Plan through the end of calendar 2022. Please see the disclosure under Potential Dilution on page 23 below for more information on the Company’s overhang and Burn Rate (as defined below) that may be helpful in evaluating this proposal.

If shareholders do not approve this 2019 Plan proposal, the current share limits under the 2019 Plan will continue in effect.

Awards granted under the 2019 Plan may be denominated or settled in either the Company’s Class A voting shares or Class B non-voting shares, as determined by the plan administrator, provided that in no event may the total number of shares issued pursuant to awards granted under the 2019 Plan exceed the Share Limit of the 2019 Plan described below under “Aggregate Share Limit.” As used in this Proposal 4, “Common Shares” refers to either Class A voting shares or Class B non-voting shares unless otherwise specified.

Reasons for the Amendment to the 2019 Performance Incentive Plan

A key goal of the Company’s compensation program is to facilitate the creation of long-term value for shareholders by attracting, motivating, and retaining top senior talent. To this end, the Compensation Committee has designed and administers the compensation program to reward its senior employees for sustained financial and operating performance, to align their interests with shareholders, and to encourage them to remain with the Company for long and productive careers. Our goal is to deliver a majority of senior employees’ total target compensation in the form of “at risk” long-term equity incentive awards. The Company believes that providing this equity stake is essential to creating compensation opportunities that are competitive relative to market levels, and aligns the employee’s incentives with our shareholders’ interests in a manner that drives superior performance over time.

In the current environment, hiring in the media and entertainment industry continues to be extremely competitive, and retaining our employees, many of whom are highly experienced and extraordinarily talented individuals who would be difficult to replace, is a necessity. Many of these employees have had, and we expect will continue to have, other opportunities with competitors who can offer new equity-based awards reflecting current trading prices. We believe it is vital to our continued growth and future success that we continue to be able to grant equity incentives to our key employees to further align their interests with those of our shareholders. Accordingly, we believe it is in the best interests of shareholders and the Company to increase the number of shares available for new grants under the 2019 Plan in order to give the Company sufficient authority and flexibility to adequately provide for future incentives.

Summary Description of the 2019 Performance Incentive Plan

The principal terms of the 2019 Plan are summarized below. The following summary is qualified in its entirety by the full text of the amended and restated 2019 Plan, which appears as Exhibit A to this proxy statement.

Purpose.    The purpose of the 2019 Plan is to promote the success of the Company by providing an additional means for us to attract, motivate, retain and reward selected employees and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our shareholders.

Administration.    The Board, or one or more committees appointed by the Board, will administer the 2019 Plan. The Board has delegated general administrative authority for the 2019 Plan to the Compensation Committee. The Board or a committee thereof

18    Lions Gate    2021 Proxy Statement

Proposal 4 Approval of an Amendments to The Lions Gate Entertainment Corp. 2019 Performance Incentive Plan

(within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under the 2019 Plan. (The appropriate acting body, be it the Board, a committee within its delegated authority, or another person within his or her delegated authority, is referred to in this proposal as the “Administrator”).

The Administrator has broad authority under the 2019 Plan including, without limitation, the authority:

•	To select eligible participants and determine the type(s) of award(s) that they are to receive;

•

To grant awards and determine the terms and conditions of awards, including the price (if any) to be paid for the shares or the award and, in the case of share-based awards, the number of shares to be offered or awarded;

•

To determine any applicable vesting and exercise conditions for awards (including any applicable time-based and/or performance-based vesting or exercisability conditions) and the extent to which such conditions have been satisfied, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including specified terminations of employment or service or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards (subject in the case of stock options and share appreciation rights to the maximum term of the award);

•	To cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate, any or all outstanding awards, subject to any required consents;

•	Subject to the other provisions of the 2019 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;

•

To determine the method of payment of any purchase price for an award or Common Shares delivered under the 2019 Plan, as well as any tax-related items with respect to an award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned Common Shares or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law;

•

To modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where the Company or one of its subsidiaries operates or where one or more eligible participants reside or provide services;

•	To approve the form of any award agreements used under the 2019 Plan; and

•	To construe and interpret the 2019 Plan, make rules for the administration of the 2019 Plan, and make all other determinations for the administration of the 2019 Plan.

No Repricing.    In no case (except due to an adjustment to reflect a stock split or other event referred to under Adjustments below, or any repricing that may be approved by shareholders) will the Administrator (1) amend an outstanding stock option or share appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or share appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or share appreciation right in exchange for a stock option or share appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility.    Persons eligible to receive awards under the 2019 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. As of July 23, 2021, approximately 1,463 officers and employees of the Company and its subsidiaries (including all of the Named Executive Officers), and each of the current 9 members of the Board who are not employees of the Company or any of its subsidiaries (the “Non-Employee Directors”), were considered eligible under the 2019 Plan. Additionally, approximately 77 consultants and advisors of the Company and its subsidiaries were then considered eligible under the 2019 Plan.

Aggregate Share Limit.    The maximum number of Common Shares that may be issued or transferred pursuant to awards under the 2019 Plan equals the sum of the following (such total number of shares, the “Share Limit”):

•	16,100,000 Common Shares, (if shareholders approve this 2019 Plan proposal, this number will be increased to 21,100,000), plus

•

2,454,177 Common Shares, which represents the number of shares that were available for additional award grant purposes under the 2017 Plan as of September 10, 2019, the date on which shareholders originally approved the 2019 Plan (the “Shareholder Approval Date”) and became available for grant under the 2019 Plan, plus

•

The number of any shares subject to stock options and share appreciation rights granted under the Prior Plans and outstanding as of the Shareholder Approval Date which expire, or for any reason are cancelled or terminated, after the Shareholder Approval Date without being exercised (provided, however, that 2,199,633 of the total number of shares that were subject to stock options and share appreciation rights granted under the Prior Plans that were exchanged and cancelled as part of the “Exchange Program” (described in more detail under “Exchange Program” below) were removed from our equity incentive program effective

Lions Gate    2021 Proxy Statement    19

Proposal 4 Approval of an Amendments to The Lions Gate Entertainment Corp. 2019 Performance Incentive Plan

May 7, 2020 pursuant to the terms of the Exchange Program and are not available for award grant purposes under the 2019 Plan), plus

•

The number of any shares subject to restricted stock and restricted share unit awards granted under the Prior Plans that were outstanding and unvested as of the Shareholder Approval Date which are forfeited, terminated, cancelled, or otherwise reacquired after the Shareholder Approval Date without having become vested.

The Common Shares available for issuance under the 2019 Plan (including, for clarity, any shares originally authorized for issuance under any Prior Plan that become available for issuance under the 2019 Plan as described above) may be issued as either Class A voting shares or Class B non-voting shares, as determined by the Administrator in its sole discretion and set forth in the applicable award agreement; provided that in no event may the combined number of Class A voting shares and Class B non-voting shares issued under the 2019 Plan exceed the Share Limit.

Additional Share Limits.    The following other limits are also contained in the 2019 Plan. These limits are in addition to, and not in lieu of, the Share Limit for the plan described above.

•

The maximum number of Common Shares that may be delivered pursuant to stock options qualified as incentive stock options granted under the 2019 Plan is 10,000,000 shares. (For clarity, any shares issued in respect of incentive stock options granted under the plan will also count against the overall Share Limit above.)

•

The maximum grant date fair value for awards granted to a Non-Employee Director under the 2019 Plan during any one calendar year is $250,000, except that this limit will be $400,000 as to (1) a Non-Employee Director who is serving as the independent Chair of the Board or as a lead independent director at the time the applicable grant is made or (2) any new Non-Employee Director for the calendar year in which the Non-Employee Director is first elected or appointed to the Board; provided that these limits will not apply to retainer and meeting fees that the Non-Employee Director may elect to receive in the form of either cash or shares. For purposes of this limit, the “grant date fair value” of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in the Company’s financial reporting. This limit will not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Company or one of its subsidiaries. This limit will apply on an individual basis and not on an aggregate basis to all Non-Employee Directors as a group.

Share-Limit Counting Rules.    The Share Limit of the 2019 Plan is subject to the following rules:

•

Shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2019 Plan will not be counted against the Share Limit and will again be available for subsequent awards under the 2019 Plan.

•

To the extent that shares are delivered pursuant to the exercise of a share appreciation right granted under the 2019 Plan, the number of underlying shares which are actually issued in payment of the award will be counted against the Share Limit. (For clarity, if a share appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 15,000 shares will be counted against the Share Limit with respect to such exercise.)

•

Shares that are exchanged by a participant or withheld by the Company as full or partial payment in connection with any award granted under the 2019 Plan (including as to payment of the exercise price of a stock option), as well as any shares exchanged by a participant or withheld by the Company to satisfy the tax withholding obligations related to any award granted under the 2019 Plan, will not be counted against the Share Limit and will again be available for subsequent awards under the 2019 Plan.

•

In addition, shares that are exchanged by a participant or withheld by the Company after the Shareholder Approval Date as full or partial payment in connection with any award granted under the Prior Plans (including as to payment of the exercise price of a stock option), as well as any shares exchanged by a participant or withheld by the Company after the Shareholder Approval Date to satisfy the tax withholding obligations related to any award granted under the Prior Plans, will be available for new awards under the 2019 Plan.

•

To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the Share Limit and will again be available for subsequent awards under the 2019 Plan.

•

In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the Share Limit. (For clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit). Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under the 2019 Plan other than the aggregate Share Limit.

In addition, the 2019 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another

20    Lions Gate    2021 Proxy Statement

Proposal 4 Approval of an Amendments to The Lions Gate Entertainment Corp. 2019 Performance Incentive Plan

company will not count against the shares available for issuance under the 2019 Plan. The Company may not increase the applicable share limits of the 2019 Plan by repurchasing Common Shares on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards.    The 2019 Plan authorizes stock options, share appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in Common Shares or units of Common Shares, as well as cash bonus awards. The 2019 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.

A stock option is the right to purchase Common Shares at a future date at a specified price per share (the “exercise price”). The per share exercise price of a stock option generally may not be less than the fair market value of a Common Share on the date of grant. The maximum term of a stock option is ten years from the date of grant. An option may either be an incentive stock option or a nonqualified stock option. Incentive stock option benefits are taxed differently from nonqualified stock options, as described under Federal Income Tax Consequences of Awards Under the 2019 Plan below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2019 Plan. Incentive stock options may only be granted to employees of the Company or a subsidiary.

A share appreciation right (also referred to as a “SAR”) is the right to receive payment of an amount equal to the excess of the fair market value of a Common Share on the date of exercise of the SAR over the base price of the SAR. The base price will be established by the Administrator at the time of grant of the SAR and generally may not be less than the fair market value of a Common Share on the date of grant. SARs may be granted in connection with other awards or independently. The maximum term of a SAR is ten years from the date of grant.

The other types of awards that may be granted under the 2019 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents which represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares, and cash awards.

Any awards under the 2019 Plan (including awards of stock options and share appreciation rights) may be fully-vested at grant or may be subject to time- and/or performance-based vesting requirements.

Dividend Equivalents; Deferrals.    The Administrator may provide for the deferred payment of awards and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the 2019 Plan (other than stock options or SARs), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding Common Shares, provided that any dividend equivalent rights granted in connection with a portion of an award granted under the 2019 Plan that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related vesting conditions are not satisfied).

Assumption and Termination of Awards.    If an event occurs in which the Company does not survive (or does not survive as a public company in respect of its Common Shares), including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Company, awards then-outstanding under the 2019 Plan will not automatically become fully vested pursuant to the provisions of the 2019 Plan so long as such awards are assumed, substituted for or otherwise continued. However, if awards then-outstanding under the 2019 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested (with any performance goals applicable to the award being deemed met at the “target” performance level), subject to any exceptions that the Administrator may provide for in an applicable award agreement. The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2019 Plan. For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event or in connection with a termination of the award holder’s employment. For the treatment of outstanding equity awards held by the Named Executive Officers in connection with a termination of employment and/or a change in control of the Company, please see the Potential Payments Upon Termination or Change in Control section below in this proxy statement.

Transfer Restrictions.    Subject to certain exceptions contained in Section 5.6 of the 2019 Plan, awards under the 2019 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Lions Gate    2021 Proxy Statement    21

Proposal 4 Approval of an Amendments to The Lions Gate Entertainment Corp. 2019 Performance Incentive Plan

Adjustments.    As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2019 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the shareholders.

No Limit on Other Authority.    The 2019 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.

Termination of or Changes to the 2019 Plan.    The Board may amend or terminate the 2019 Plan at any time and in any manner. Shareholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the Board. Unless terminated earlier by the Board and subject to any extension that may be approved by shareholders, the authority to grant new awards under the 2019 Plan will terminate on July 16, 2029. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

Federal Income Tax Consequences of Awards under the 2019 Plan

The U.S. federal income tax consequences of the 2019 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2019 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the Company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, the Company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2019 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, SARs, cash and share-based performance awards, dividend equivalents, share units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2019 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the Company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, under Section 162(m) of the Code, the aggregate compensation in excess of $1,000,000 payable to current or former Named Executive Officers (including amounts attributable to equity-based and other incentive awards) may not be deductible by the Company in certain circumstances.

Specific Benefits under the 2019 Performance Incentive Plan

The Company has not approved any awards that are conditioned upon shareholder approval of the proposed amendment to the 2019 Plan. The Company is not currently considering any other specific award grants under the 2019 Plan, except for the annual grants of restricted share units to Non-Employee Directors described below. If the amended and restated 2019 Plan had been in effect in fiscal 2021, the Company expects that its award grants for fiscal 2021 would not have been substantially different from those actually made in that year under the current version of the 2019 Plan. For information regarding stock-based awards granted to the Named Executive Officers during fiscal 2021, see the material under the heading Compensation Discussion and Analysis below.

Non-Employee Director Awards.    As described under the heading Director Compensation below, the Company’s current practice is to make grants of restricted share units with a value of $50,000 annually to Non-Employee Directors on the date of our Annual General and Special Meeting of Shareholders. The number of units subject to these grants is determined based on the closing price of the Common Shares on the grant date, with one-half of the award covered by Class A voting shares and one-half of the award covered by Class B non-voting shares. Assuming, for illustrative purposes only, that the price of the Class A voting shares used for the conversion of the $25,000 grant value into Class A share units is $15.40 (which was the closing price of the Class A voting shares on July 23, 2021) and the price of the Class B non-voting shares used for the conversion of the remaining $25,000 grant value into Class B share units is

22    Lions Gate    2021 Proxy Statement

Proposal 4 Approval of an Amendments to The Lions Gate Entertainment Corp. 2019 Performance Incentive Plan

$13.60 (which was the closing price of the Class B non-voting shares on that date), the total number of restricted share units that would be granted to the Company’s 9 Non-Employee Directors as a group for calendar years 2022 through 2028 (the seven remaining full years in the term of the 2019 Plan) would be approximately 102,249 Class A share units and approximately 115,794 Class B share units. This calculation assumes, among other future variables, that there are no new eligible directors, the directors eligible to receive these grants continue to serve on the Board through each scheduled grant date and there are no changes to the awards granted under the director equity grant program.

Potential Dilution.    The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s equity awards and the proposed amendment to the 2019 Plan. The 2019 Plan and the Prior Plans are the Company’s only equity compensation plans. The Prior Plans have terminated and no new awards may be granted under those plans.

Overhang.     “Overhang” refers to the number of Common Shares that are subject to outstanding awards or remain available for new award grants. The following table shows the total number of Class A voting shares and Class B non-voting shares that were subject to outstanding restricted share unit awards granted under the 2019 Plan and the Prior Plans, that were subject to outstanding stock options and SARs granted under the 2019 Plan and the Prior Plans, and that were then available for new award grants under the 2019 Plan, in each case as of March 31, 2021 and as of July 23, 2021. In this 2019 Plan proposal, the number of Common Shares subject to restricted share unit awards granted during any particular period or outstanding on any particular date is presented based on the actual number of Common Shares covered by those awards. For awards subject to performance-based vesting requirements, unless otherwise stated, the number of shares presented is based on the target level of performance (which is also the maximum number of shares that may be issued under the award). As noted above, for purposes of this 2019 Plan proposal, performance-based awards approved by the Compensation Committee under the 2019 Plan and the Prior Plans for which the performance goals have not yet been established (and accordingly are not treated as “granted” for accounting purposes until the relevant performance goals have been set) have nevertheless been included in the awards that are outstanding as of a particular date. The information in the table below are presented after giving effect to the Exchange Program described below.

	As of March 31, 2021	As of July 23, 2021

Class A Voting Shares subject to outstanding restricted share unit awards (excluding performance-based vesting awards)	36,518	32,042

Class B Non-Voting Shares subject to outstanding restricted share unit awards (excluding performance-based vesting awards)	7,230,843	5,721,091

Class A Voting Shares subject to outstanding performance-based vesting restricted share unit awards	0	0

Class B Non-Voting Shares subject to outstanding performance-based vesting restricted share unit awards	4,621,975	4,978,011

Class A Voting Shares subject to outstanding stock options and SARs (excluding performance-based vesting awards)	5,023,515	5,002,254

Class B Non-Voting Shares subject to outstanding stock options and SARs (excluding performance-based vesting awards)	16,520,865	16,274,834

Class A Voting Shares subject to outstanding performance-based vesting stock options and SARs	505,097	480,991

Class B Non-Voting Shares subject to outstanding performance-based vesting stock options and SARs	5,512,099	5,393,086

Shares available for new award grants under 2019 Plan	15,553,962	13,778,318

Burn Rate.    “Burn Rate” refers to the number of shares that are subject to awards that we grant over a particular period of time, expressed as a percentage of our total number of issued and outstanding shares. The weighted-average number of Common Shares issued and outstanding in each of the last three fiscal years was 213,738,627 shares issued and outstanding in fiscal 2019; 217,906,574 shares issued and outstanding in fiscal 2020; and 220,489,192 shares issued and outstanding in fiscal 2021. The number of Common Shares issued and outstanding as of March 31, 2021 and July 23, 2021 was 221,322,528 and 224,702,145 shares, respectively.

The total number of Common Shares subject to awards that the Company granted in each of the last three fiscal years under the 2019 Plan (for fiscal 2021 and fiscal 2020 after the 2019 Annual Meeting) and the 2017 Plan (for fiscal 2019 and for fiscal 2020 prior to the 2019 Annual Meeting), and to date (as of July 23, 2021) for fiscal 2022 under the 2019 Plan, are set forth below. (For purposes of this discussion of Burn Rate, awards with respect to Class A voting shares and Class B non-voting shares are included together as “Common Shares.”)

•

5,452,899 shares in fiscal 2019 (which was 2.55% of the weighted-average number of Common Shares issued and outstanding in fiscal 2019), of which 937,614 shares were subject to restricted share unit awards (excluding performance-based vesting

Lions Gate    2021 Proxy Statement    23

Proposal 4 Approval of an Amendments to The Lions Gate Entertainment Corp. 2019 Performance Incentive Plan

awards), 312,573 shares were subject to performance-based vesting restricted share unit awards, 3,332,105 shares were subject to stock options and SARs (excluding performance-based vesting stock options and SARs), and 870,607 shares were subject to performance-based vesting stock options and SARs;

•

10,105,373 shares in fiscal 2020 (which was 4.64% of the weighted-average number of Common Shares issued and outstanding in fiscal 2020), of which 2,625,666 shares were subject to restricted share unit awards (excluding performance-based vesting awards), 242,939 shares were subject to performance-based vesting restricted share unit awards, 6,509,188 shares were subject to stock options and SARs (excluding performance-based vesting stock options and SARs), and 727,580 shares were subject to performance-based vesting stock options and SARs;

•

After giving effect to the stock options and SARs granted as of May 7, 2020 pursuant to the Exchange Program described below, 12,707,937 shares in fiscal 2021 (which was 5.76% of the number of Common Shares issued and outstanding in fiscal 2021), of which 6,242,290 shares were subject to restricted share unit awards (excluding performance-based vesting awards), 576,725 shares were subject to performance-based vesting restricted share unit awards, 4,976,718 shares were subject to stock options and SARs (excluding performance-based vesting stock options and SARs), and 912,204 shares were subject to performance-based vesting stock options and SARs; and

•

4,199,889 shares in fiscal 2022 through July 23, 2021 (which was 1.87% of the number of Common Shares issued and outstanding on July 23, 2021, of which 2,354,804 shares were subject to restricted share unit awards (excluding performance-based vesting awards), 1,490,532 shares were subject to performance-based vesting restricted share unit awards and 354,553 shares were subject to performance-based vesting stock options and SARs.

Thus, the total number of Common Shares subject to awards granted under the 2019 Plan and the 2017 Plan per year over the last three fiscal years (fiscal 2019, 2020 and 2021) has been, on average, 4.32% of the weighted-average number of Common Shares issued and outstanding for the corresponding year.

For purposes of this “Burn Rate” presentation, performance-based vesting awards have been included in the fiscal year in which the award became eligible to vest based on achievement of the applicable performance goals (i.e., the fiscal year in which the applicable performance period ended).

Exchange Program.    On May 7, 2020, the Company completed an exchange offer (the “Exchange Program”) that permitted holders of certain options and SARs that were significantly underwater to exchange the awards for a reduced number of options and SARs under the 2019 Plan. The Exchange Program was approved by shareholders at a special meeting held in April 2020 and provided that only 50% of the “net shares” subject to exchanged options and SARs would become available for new grants under the 2019 Plan. “Net shares” for purposes of the Exchange Program means the difference between (i) the number of shares subject to stock options and share appreciation rights that were exchanged as part of the Exchange Program and (ii) the number of shares subject to new stock options and share appreciation rights granted under the 2019 Plan as part of the Exchange Program. Upon the closing of the Exchange Program, the Company accepted for exchange options and SARs with respect to an aggregate of 1,059,934 of Class A voting shares and an aggregate of 4,259,534 of Class B non-voting shares, and the Company granted options and SARs on May 7, 2020 with respect to an aggregate of 113,158 of Class A voting shares and an aggregate of 807,045 of Class B non-voting shares under the 2019 Plan. As a result, 2,199,633 Common Shares became available for new award grants under the 2019 Plan following the completion of the Exchange Program, and 2,199,633 Common Shares were removed from our equity incentive program and are not available for new award grants.

Returned Shares.    The total number of our Common Shares that were subject to awards granted under our equity incentive plans that terminated or expired, and thus became available for new award grants under the applicable plan, in each of the last three fiscal years, and to date (as of July 23, 2021) in fiscal 2022, are as follows: 1,532,563 in fiscal 2019, 6,801,306 in fiscal 2020, 12,118,370 in fiscal 2021 (which includes the 2,199,633 shares that became available under the 2019 Plan following the closing of the Exchange Program as described above), and 538,516 (to date) in fiscal 2022. The total number of our Common Shares that were subject to awards granted under our equity incentive plans and that were withheld to cover tax withholding obligations arising with respect to the award, and thus became available for new award grants under the applicable plan, in each of the last three fiscal years, and to date (as of July 23, 2021) in fiscal 2021, are as follows: 534,433 in fiscal 2019, 342,272 in fiscal 2020, 970,907 in fiscal 2021 and 2,089,536 (to date) in fiscal 2022.

Expected Duration of New Shares.    The Compensation Committee anticipates that the 5,000,000 additional shares requested for the 2019 Plan in this proposal (together with the shares currently available for new award grants under the 2019 Plan and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards) will provide the Company with flexibility to continue to grant equity awards under the 2019 Plan through the end of calendar 2022. However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on a number of variables, including, without limitation, the value of the Common Shares (since higher share prices generally require that fewer shares be issued to produce awards of the same grant date fair

24    Lions Gate    2021 Proxy Statement

Proposal 4 Approval of an Amendments to The Lions Gate Entertainment Corp. 2019 Performance Incentive Plan

value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants, and how the Company chooses to balance total compensation between cash and equity-based awards.

The closing market price of our Class A voting shares as of July 23, 2021 was $15.40 per share, and the closing market price of our Class B non-voting shares as of July 23, 2021 was $13.60 per share.

Aggregate Past Grants Under the 2019 Plan

As of July 23, 2021, awards covering 23,757,607 Common Shares had been granted under the 2019 Plan. This number of shares includes shares subject to awards that expired or terminated without having been exercised and paid and became available for new award grants under the 2019 Plan, as well as shares that were withheld to cover the exercise price or tax withholding obligations in connection with an award and became available for new award grants under the 2019 Plan. This number of shares, as well as the number of shares subject to past awards and outstanding and unvested awards in the table below, is presented as to performance-based vesting restricted share unit awards based on the “target” number of shares subject to the award at the date of grant (which is also the maximum number of shares that may be issued under the award). The following table shows information regarding the distribution of all awards among the persons and groups identified below, option/SAR exercises, and restricted share unit award vesting prior to that date, and stock option and unvested restricted share unit holdings as of that date. (For purposes of this discussion of aggregate past grants under the 2019 Plan, awards with respect to Class A voting shares and Class B non-voting shares are included together as “Common Shares.”)

	STOCK OPTIONS/SARs				RESTRICTED SHARE UNITS
	Number of Shares Subject to Past Option/SAR Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options/SARs as of July 23, 2021		Number of Units Subject to Past Awards	Number of Units Vested as of July 23, 2021	Number of Units Outstanding and Unvested as of July 23, 2021
Name and Position			Exercisable	Unexercisable

Named Executive Officers:

Jon Feltheimer Chief Executive Officer	2,000,000	0	0	2,000,000	160,825	160,825	0

Michael Burns Vice Chair	1,500,000	0	0	1,500,000	143,210	43,210	100,000

James W. Barge Chief Financial Officer	1,271,052	0	423,684	847,368	837,929	218,443	619,486

Brian Goldsmith Chief Operating Officer	0	0	0	0	770,172	213,150	557,022

Corii D. Berg Executive Vice President and General Counsel	31,776	0	10,592	21,184	252,829	77,923	174,906

Total for All Current Executive Officers as a Group (5 persons):	4,802,828	0	434,276	4,368,552	2,164,965	713,551	1,451,414

Mignon Clyburn	0	0	0	0	7,378	1,973	5,405

Gordon Crawford	0	0	0	0	24,491	15,959	8,532

Emily Fine	0	0	0	0	23,222	14,690	8,532

Michael T. Fries	0	0	0	0	0	0	0

Susan McCaw	0	0	0	0	16,755	8,223	8,532

Yvette Ostolaza	0	0	0	0	12,967	7,562	5,405

Mark H. Rachesky, M.D.	0	0	0	0	38,424	29,892	8,532

Daryl Simm	0	0	0	0	17,848	9,316	8,532

Hardwick Simmons	0	0	0	0	18,569	10,037	8,532

Lions Gate    2021 Proxy Statement    25

Proposal 4 Approval of an Amendments to The Lions Gate Entertainment Corp. 2019 Performance Incentive Plan

	STOCK OPTIONS/SARs				RESTRICTED SHARE UNITS
	Number of Shares Subject to Past Option/SAR Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options/SARs as of July 23, 2021		Number of Units Subject to Past Awards	Number of Units Vested as of July 23, 2021	Number of Units Outstanding and Unvested as of July 23, 2021
Name and Position			Exercisable	Unexercisable

Total for all Current Non-Executive Directors and Nominee as a Group (9 persons):	0	0	0	0	159,654	97,652	62,002

Each other person who has received 5% or more of the options, warrants or rights:*	701,834	216,170	26,661	459,003	1,147,880	320,116	827,764

All employees, including all current officers who are not executive officers or directors, as a group:	2,335,490	133,000	533,843	1,601,428	12,419,071	4,267,545	7,514,159

Total	7,840,152	349,170	994,780	6,428,983	15,891,570	5,398,864	9,855,339

*	This row reflects grants made to Jeff Hirsch, the President and Chief Executive Officer of STARZ, under the 2019 Plan.

Messrs. Feltheimer and Burns and each of the Non-Employee Directors identified above is a nominee for re-election as a director at the Annual Meeting.

EQUITY COMPENSATION PLAN INFORMATION

The Company currently maintains the 2019 Plan and the Prior Plans identified above. No new awards may be granted under the Prior Plans. The 2019 Plan, the 2017 Plan and the Lions Gate Entertainment Corp. 2012 Performance Incentive Plan (the “2012 Plan”) have each been approved by the Company’s shareholders. The Starz 2016 Omnibus Incentive Plan and the Starz 2011 Incentive Plan (Amended and Restated as of October 15, 2013) (collectively, the “Assumed Plans”) were each assumed by the Company in connection with the Company’s acquisition of Starz in December 2016.

The following table sets forth, for each of the Company’s equity compensation plans, the number of Common Shares subject to outstanding awards, the weighted-average exercise price of outstanding stock options and SARs, and the number of shares remaining available for future award grants as of March 31, 2021.

Plan category	Number of common shares to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights[1]	Number of common shares remaining available for future issuance under equity compensation plans (excluding shares reflected in the first column)

Equity compensation plans approved by shareholders	39,031,061	[2]	$17.28	15,553,962	[3]

Equity compensation plans not approved by shareholders[4]	4,023		$26.54	—

Total[5]	39,035,084		$17.28	15,553,962

1	The numbers in this column do not reflect the shares that were subject to outstanding restricted share unit awards.

2

Of the shares reported in this column, 7,480,204 shares were subject to stock options and SARs then outstanding under the 2019 Plan, 7,373,205 shares were subject to stock options and SARs then outstanding under the 2017 Plan, and 12,291,293 shares were subject to stock options and SARs then outstanding under the 2012 Plan. In addition, this number includes 10,210,977 shares that were subject to outstanding restricted share unit awards granted under the 2019 Plan, 1,665,650 shares that were subject to outstanding restricted share unit awards granted under the 2017 Plan, and 9,732 shares that were subject to outstanding restricted share unit awards granted under the 2012 Plan. These amounts include, for the 2019 Plan, 331,809 shares subject to outstanding stock options and SARs and 2,681,043 shares subject to outstanding restricted share unit awards and, for the 2017 Plan, 389,128 shares subject to outstanding stock options and SARs and 195,182 shares subject to outstanding restricted share unit awards that have been approved by the Company, but for which the performance goals had not yet been established as of March 31, 2021. Such awards are considered by the Company to be outstanding but will not be treated as “granted” for accounting purposes until the relevant performance goals have been set; accordingly, they were not included in the awards reported as outstanding in the notes to the financial statements in the Company’s Annual Report on Form 10-K for the year ended March 31, 2021, as the relevant performance goals had not been set at that time. This amount does not include shares subject to awards assumed by the Company in connection with acquisitions of other companies as described in footnote 5 below. As described above under “Exchange Program,” effective May 7, 2020, the Company accepted for exchange outstanding options and SARs with respect to 5,319,468 Common Shares (4,660,184 of which shares were subject to options and SARs that were granted under the 2017 Plan or the 2012 Plan) and granted options and SARs with respect to 902,203 Common Shares under the 2019 Plan in exchange for those options and SARs.

26    Lions Gate    2021 Proxy Statement

Proposal 4 Approval of an Amendments to The Lions Gate Entertainment Corp. 2019 Performance Incentive Plan

3

All of these shares were available for award grant purposes under the 2019 Plan. The shares available under the 2019 Plan are, subject to certain other limits under that plan, generally available for any type of award authorized under the 2019 Plan including stock options, share appreciation rights, restricted stock, restricted share units, stock bonuses and performance shares.

4

The entries in this row refer to stock options granted by the Company under the Starz 2016 Omnibus Incentive Plan (the “Starz 2016 Plan”) after our acquisition of Starz in December 2016 (the “Starz Acquisition”) and prior to the termination of our authority to grant new awards under that plan on September 12, 2017. The Starz 2016 Plan was adopted by the Starz board of directors on February 24, 2016 and approved by the Starz shareholders on June 14, 2016. Pursuant to our acquisition of Starz, we assumed the authority to make grants under the plan after the acquisition with respect to our Class B non-voting shares. Under the terms of the plan and as provided under the applicable listing exchange rules, our Board or Compensation Committee was authorized to grant awards to individuals employed by Starz or its subsidiaries on or after the closing of the acquisition and other eligible persons not employed by us or our subsidiaries at the time of the closing. The types of awards that could be granted under the Starz 2016 Plan included stock options, share appreciation rights, restricted stock, restricted share units, stock bonuses and performance-based awards. Our Board or Compensation Committee determined the purchase price for any of our Common Shares subject to awards granted under the plan, the vesting requirements (if any) applicable to each grant, the term of each grant, and the other terms and conditions of each grant, in each case subject to the limitations of the plan. Generally, stock options and share appreciation rights granted under the plan could not have a term of more than ten years, and the exercise price of those awards could not be less than the fair market value of the stock subject to the award at the time of the grant. Such awards generally remain exercisable for 90 days following termination of the holder’s service with the Company, or one year after termination of service as a result of death or disability. The purchase price of awards under the plan may be paid with cash, other Common Shares, or any other form of legal consideration acceptable to our Board or Compensation Committee. Our Board or Compensation Committee has the authority to accelerate the vesting of any award under the plan. In the event of a change in control of the Company, we may provide for outstanding awards under the plan to be assumed or substituted for by an acquirer or successor entity or for the award to accelerate and be terminated upon the transaction.

5

In accordance with applicable SEC rules, the table does not include information with respect to equity awards that were assumed by the Company in connection with the acquisitions of the companies that originally established those plans or agreements and under which we may not make new award grants. As of March 31, 2021, 412,851 shares were issuable upon exercise of outstanding stock options granted under the Assumed Plans (excluding stock options granted by the Company under the Starz 2016 Plan after the closing of the Company’s acquisition of Starz in December 2016). The weighted average exercise price of these assumed outstanding stock options to acquire Common Shares was $24.46 per share. Additionally, as of March 31, 2021, 2,977 shares were issuable upon the vesting of outstanding share unit awards granted under the Assumed Plans (excluding awards granted by the Company under the Starz 2016 Plan after the closing of the Company’s acquisition of Starz in December 2016).

Vote Required and Board Recommendation

The Board believes that the approval of the proposed amendment to the 2019 Plan will promote the interests of the Company and its shareholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of the Board and all of the Company’s executive officers are eligible for awards under the 2019 Plan and thus have a personal interest in the approval of the amendment to the 2019 Plan.

Approval of the amendment to the 2019 Plan requires the affirmative vote of a majority of votes cast by holders of Common Shares eligible to vote present or represented by proxy at the Annual Meeting. For purposes of this proposal, broker non-votes will not be counted as votes cast in determining the number of votes necessary for approval of the 2019 Plan but under NYSE listing standards applicable to shareholder approval of equity compensation plans, abstentions are treated as votes cast. Accordingly, for purposes of this proposal, abstentions will have the effect of a vote “AGAINST” the proposal.

UNLESS SUCH AUTHORITY IS WITHHELD, THE PROXIES GIVEN PURSUANT TO THIS SOLICITATION WILL BE VOTED FOR APPROVAL OF THE AMENDMENT TO THE 2019 PERFORMANCE INCENTIVE PLAN. THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” PROPOSAL NO. 4.

Lions Gate    2021 Proxy Statement    27

ENVIRONMENTAL, SOCIAL AND GOVERNANCE

Social Responsibility and Human Capital Matters

Our Board believes that social responsibility and human capital matters are vital to the Company’s organizational health and is strongly committed to a positive corporate culture, diversity, equal opportunity, inclusion, talent acquisition, retention, employee satisfaction and engagement, with the tone set from the top. We report on social responsibility and human capital matters at each regularly scheduled Board meeting and periodically throughout the year. The most significant measures, objectives and initiatives that we focus on in managing our business include the following:

Diversity, Equity and Inclusion

•  We believe that embracing diversity, promoting a culture of inclusivity and accelerating the representation of women and minorities in our workforce is crucial to our success.

•  Our Chief Diversity Officer partners with our leadership team across all of our businesses to effect changes in recruitment, hiring, promotions, policies and culture, and to orchestrate our Company-wide response to issues of inequality and workforce disparity.

•  We maintain an inclusive hiring process that ensures that we are attracting the best talent in the industry through a more equitable, inclusive, and accessible approach to hiring.

•   Key components of the inclusive hiring framework include bias free job descriptions, inclusive hiring training, external diversity partners, diverse candidate slates, and diverse, cross-functional interview panels.

•   In partnership with the UCLA Anderson School, we maintain an internship program with Howard University in Washington, D.C., to increase inclusion across the entertainment industry by placing qualifying students in positions at Lionsgate and various other studios.

•  Lionsgate maintains ongoing partnerships with the T. Howard Foundation, Ghetto Film School, The Emma Bowen Foundation, Los Angeles Urban League, Chief, ManifestWorks, South Central Scholars, GLAAD and Historically Black Colleges and Universities.

•  STARZ maintains ongoing partnerships with the NAACP, National Urban League, T. Howard Foundation, The Emma Bowen Foundation, Congressional Black Caucus Foundation, Congressional Hispanic Caucus Institute, National Alliance of Latino Independent Producers, National Hispanic Media Coalition, The Black House Foundation and Women in Entertainment.

•  We rolled out STARZ’s TakeTheLead initiative to build on our industry leadership in promoting diversity in front of and behind the camera with women accounting for 75% of STARZ executives, 68% of showrunners on STARZ original series, with one-third of all STARZ showrunners women of color, and 60% of STARZ show leadership

•  We created monthly #ConversationsThatMatter platform featuring government, industry and community leaders discussing issues of representation, social justice and racial equality.

•  We developed a unique motion picture and television apprentice editor program in conjunction with the LA Urban League.

•  We formed partnerships with the NAACP and filmmaker Ava Duvernay’s ARRAY coalition promoting diversity & inclusion in below-the-line talent.

•  We have continued our long-standing leadership in inclusive content by acquiring Pulitzer Prize-winning 1619 Project in partnership with Oprah Winfrey, The New York Times and Nikole Hannah-Jones. We are adapting the 1619 Project materials into a portfolio of feature films, television programming and other content, beginning with Roger Ross Williams’ documentary series set to debut on Hulu.

•  We launched an enterprise-wide Supplier Diversity Program that will increase the breadth of our supplier pool while creating greater economic opportunities for diverse suppliers.

•   The mission of the program is to actively develop relationships with diverse businesses and continuously strive to increase our spend with diverse suppliers while delivering competitive pricing, quality, service, innovation and creativity.

28    Lions Gate    2021 Proxy Statement

Environmental, Social and Governance

Recognitions

•  We have been recognized by the Bloomberg Gender Equality Index three years in a row, with Lionsgate listed as one of the companies most committed to advancing women in the workplace.

•  We have been recognized by the Human Rights Campaign Corporate Equality Index, which has given the Company a perfect 100% score two years in a row as one of the Best Places to Work for LGBTQ+ Equality.

Employee Resource Groups

•  We are proud to provide our employees with an array of Employee Resource Groups (“ERGs”) which offer them the chance to establish a greater presence at Lionsgate and an opportunity to enhance cross-cultural awareness, develop leadership skills and network across the Company’s various business units and levels. The ERGs are voluntary, employee-led groups that foster a diverse, engaging, and inclusive workplace.

•   Lionsgate Early Career Group aims to inspire curiosity and networking to foster growth for professionals in early stages of their careers.

•   Lionsgate Multicultural Employee Resource Group advocates for a more inclusive workplace and entertainment landscape through programs that educate, activate and celebrate multicultural diversity and its global impact.

•   Lionsgate Parents Group aims to bring together parents, expecting parents, caregivers, and allies to ensure our community fosters an environment that supports all families.

•   Lionsgate Pride supports, develops and inspires future LGBTQIA leaders within the Company and the industry.

•   Lionsgate Vets creates a community of veterans and their supporters working together to enhance veteran presence and engage the industry from the unique perspective of a military background.

•   Lionsgate Women’s Empowerment Group creates a community that improves the prominence of female leaders and empowers women at all levels within the Company and the industry.

Community Involvement

•  We are committed to acting responsibly and making a positive difference in the local and global community through Lionshares, the umbrella for our Company-wide commitment to our communities.

•   Lionshares is a volunteer program that seeks to provide opportunities for employees within the Lionsgate family to partner with a diverse range of charitable organizations. The program not only enriches the Lionsgate work experience through cultural and educational outreach, but also positively interacts and invests in the local and global community.

•  We maintain a Corporate Sponsorship Committee that is designed to prioritize corporate philanthropic initiatives throughout Lionsgate. We focus particularly on organizations and activities related to diversity and poverty in order to increase our impact and to develop meaningful relationships with a core group of organizations and events.

•  We encourage employees to volunteer for and serve on boards of non-profit organizations and are committed to the philanthropic contributions of our employees and provide for corporate matching to eligible non-profit organizations.

Engagement

•  We conduct an annual employee engagement survey through an independent third party.

•  Employee satisfaction scores have been positive year over year.

•  Employees complete performance management conversations at set points throughout the year focusing on goals, development, feedback and well-being.

Training and Development

•  Annual employee training on anti-harassment, IT security, Foreign Corrupt Practices Act, as well as manager, diversity, equity and inclusion trainings.

•  We provide training and development to all employees, focusing on career development, professional development and industry knowledge.

Lions Gate    2021 Proxy Statement    29

Environmental, Social and Governance

Employee Benefits and Programs

•  We understand the importance of well-rounded and inclusive benefits and programs and are dedicated to providing our employees with unique offerings that meet their individual needs.

•   With respect to benefits, we offer a comprehensive benefits package which includes family forming benefits, mental health support, resources for caregiving (children and adult family), online fitness and meditation classes, and new parent coaching.

•   With respect to learning and engagement, we offer programs to develop and enrich the employee experience with offerings such as tuition reimbursement, leadership development program, mentorship, and additional programs to help support specific populations (e.g., minorities, women, parents, LGBTQIA).

Corporate Responsibility

•  Lionsgate recognizes the importance of always protecting our social, financial, informational, environmental, and reputational assets and makes it a priority to operate business in a responsible and sustainable manner.

•  Engaging in corporate responsibility not only helps us manage risks and maximize opportunities, but it also helps us understand and manage our social, environmental, and economic impact that enables us to contribute to society’s wider goal of sustainable development. This includes, but is not limited to, conducting business in a socially responsible and ethical manner, supporting human rights, and not engaging in activities that harm the environment.

Corporate Governance

The Company is committed to good corporate governance, which helps us compete more effectively and build long-term shareholder value. The Company is governed by a Board of Directors and committees of the Board that meet throughout the year. Directors discharge their responsibilities at Board and committee meetings through ongoing communication with each other and with management throughout the year.

Governance is a continuing focus at the Company, starting with the Board and extending to management and all employees. Therefore, the Board reviews the Company’s policies and business strategies and advises and counsels our Chief Executive Officer and the other executive officers who manage the Company’s businesses, including actively overseeing and reviewing, on at least an annual basis, the Company’s strategic plans.

In addition, we solicit feedback from shareholders on corporate governance and executive compensation practices and engage in discussions with various groups and individuals on these matters.

Board Leadership Structure

The Board is currently comprised of the following members:

•	an independent, non-executive Chair;

•	an executive Chief Executive Officer;

•	an executive Vice Chair; and

•	8 other independent directors (see Director Independence below).

Mr. Feltheimer is the Company’s Chief Executive Officer, and together with Mr. Burns, the Company’s Vice Chair, has led the Company’s development for over 20 years. The Board believes it is appropriate for Messrs. Feltheimer and Burns to be on the Board in an executive capacity, as they are responsible for the day-to-day supervision, management and control of the business and affairs of the Company, develop its strategic direction, and serve as a bridge between management and the Board to support the alignment of the goals of both.

Dr. Rachesky is the Chair of the Board. Dr. Rachesky provides leadership as an independent, non-executive Chair and helps ensure independent oversight of the Company. Dr. Rachesky also presides over the regularly scheduled executive sessions of Non-Employee Directors. In furtherance of the independent oversight of management, the Non-Employee Directors routinely meet and hold discussions without management present.

Separate Chair and Chief Executive Officer Roles

The Board believes that the Company’s current leadership structure, in which the roles of the Chair and Chief Executive Officer are separate, is appropriate for the Company at this time, taking into consideration the Company’s evolving needs, corporate strategy,

30    Lions Gate    2021 Proxy Statement

Environmental, Social and Governance

and operating environment. The separation of the Chair and CEO roles enables the CEO to focus on the business, operations, and strategy of the Company, and allows the Company to leverage the Chair’s experience, perspective, and vision to serve the best interests of our shareholders.

Board Role in Risk Oversight

The Company’s management is responsible for communicating material risks to the Board and its committees, who provide oversight over the risk management practices implemented by management. The Board and committee reviews occur principally through the receipt of reports from Company management on these areas of risk and discussions with management regarding risk assessment and risk management. A summary of the allocation of general risk oversight functions among management, the Board and its committees is as follows:

Board of Directors	At regularly scheduled meetings, the Board generally receives reports from management which include specific risks faced by the Company. Specifically, the Company’s Chief Executive Officer and other senior management provide strategic and operational reports, which include risks relating to the Company’s segments; the Company’s Vice Chair reports on the Company’s various investments and financing activities, including analysis of prospective capital sources and uses; the Company’s Chief Financial Officer reports on credit and liquidity risks, tax strategies, integrity of internal controls over financial reporting and on internal audit activities; and the Company’s General Counsel reports on legal risks and reviews material litigation with the Board. Additionally, the full Board may receive reports from committee chairs, which may include a discussion of risks initially overseen by the committees for discussion and input from the Board. In addition to these regular reports, the Board receives reports on specific areas of risk from time to time, such as cyclical or other risks that are not covered in the regular reports given to the Board described above.

Committees

The Board also delegates to its committees’ responsibilities related to the oversight of certain risks.

•  The Audit & Risk Committee is generally responsible for reviewing the Company’s risk assessment and enterprise risk management. Among other responsibilities set forth in the Audit & Risk Committee’s charter, the committee: (i) discusses guidelines and policies, as they arise, with respect to financial risk exposure, financial statement risk assessment and risk management periodically with the Company’s management, internal auditor, and independent auditor, and the Company’s plans or processes to monitor, control and minimize such risks and exposures; (ii) reviews and evaluates management’s identification of all major risks to the business and their relative weight; (iii) when necessary, reviews the steps the Company’s management has taken to address failures, if any, in compliance with established risk management policies and procedures; (iv) reviews the Company’s various insurance policies, including directors’ and officers’ liability insurance; (v) reviews the significant reports to the Company’s management prepared by the internal audit department and management’s responses; (vi) reviews the Company’s disclosure of risks in all filings with the SEC; and (vii) reviews and provides oversight over the Company’s information technology and cybersecurity risk, policies and procedures.

Lions Gate    2021 Proxy Statement    31

Environmental, Social and Governance

•  The Compensation Committee monitors risks related to the Company’s compensation practices, including practices related to incentive-compensation and equity-based plans, other executive or Company-wide incentive programs.

•  The Nominating and Corporate Governance Committee oversees risk as it relates to monitoring developments in law and practice with respect to the Company’s corporate governance processes, independence of the Board and director and management succession and transition, as well as the Company’s activities and practices regarding corporate responsibility and environmental, social and related governance matters.

The Board believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and, therefore, do not materially affect its choice of leadership structure as described under Board Leadership Structure above.

Cybersecurity and Information Security Risk

The Board devotes significant time and attention to cyber security and information security risk, and cyber incident preparedness and response. At each meeting, our Audit & Risk Committee receive reports from our Chief Technology Officer and our Senior Vice President of Global Security on cyber threats and incident response. Our Board then reviews these reports at each Board meeting. These reports address a range of topics, including updates on technology trends, policies and practices, and specific and ongoing efforts to prevent, detect, and respond to internal and external critical threats. We have a dedicated team that oversees and implements our cybersecurity management, compliance with applicable legal and third party data protection and data privacy requirements, and our incident response and crisis management plans. The team also provides ongoing information security awareness education and annual cybersecurity training for our employees.

COVID-19 Management

During fiscal 2021, with the oversight of the Board, we focused on the following objectives in managing and responding to the COVID-19 global pandemic:

Health, Safety and Wellness

•  Transitioned employees to working safely and efficiently from home at start of the COVID-19 global pandemic.

•  Managed corporate response to the pandemic including support of business to minimize loss of efficiency.

•  Launched a COVID-19 Crisis Management Committee comprised of the Company’s leadership team.

•  Amplified communications with employees and launched comprehensive benefits programs to support employees and strengthen morale (e.g., increased counseling, child care, virtual group exercise and yoga classes);

•  Launched Company-wide vaccination program for employees and their families;

•  Formed a Company-wide task force to develop comprehensive health and safety protocols to facilitate rapid return to production which allowed for 46 Lionsgate television series and films currently in production around the world with minimal pandemic-related down time and no television or film productions abandoned during the COVID-19 global pandemic.

•  Readied offices for gradual, phased employee return in accordance with The Center for Disease Control and local community guidelines.

•  No pandemic-related layoffs during fiscal 2021.

Risk Management

•  Convened the Board regularly to provide management with oversight, input, and guidance into crisis management and navigating the evolving impacts of the COVID-19 global pandemic on the Company.

•  Continuous informal discussions among members of the Board and management seeking input and counsel as to management on strategies to help position the Company to weather the impacts of the pandemic and emerge from the crisis in a strong position.

•  Weekly reports to the Board from our Chief Executive Officer assessing, among other things, actions taken to protect the safety and well-being of our employees, mitigate financial, operational, and human capital risk exposure, development of protocols for continuation of theatrical and television production, re-position our businesses as needed in the current environment and other steps necessary to navigate the impact of the COVID-19 global pandemic and its related impact to our business and employees.

32    Lions Gate    2021 Proxy Statement

Environmental, Social and Governance

Stock Ownership Guidelines

The Board has established minimum stock ownership guidelines for directors. Each director is required to maintain an ownership position in the Company of at least $150,000 of the Company’s common shares (which can be either through ownership of Class A voting shares, Class B non-voting shares or Class A voting shares and Class B non-voting shares on a combined basis). Directors have three years from their initial election to the Board to reach this ownership threshold.

Our executive officers are not subject to stock ownership and holding requirements. Most of our executive officers, though, have a significant interest in our shares, whether held directly or as the result of outstanding equity-based awards. Additionally, other than special grants of equity made to executive officers from time to time which may vest immediately, grants of restricted share units, stock options and/or share appreciation rights generally vest in annual installments over a minimum of three years following the date of grant.

Policy on Hedging

The Board recognizes that hedging against losses in the Company’s securities may disturb the alignment between the interests of our officers and directors and those of our other shareholders in our performance and prospects. For this reason, officers, directors and employees are generally prohibited from purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities. Directors and executive officers are also prohibited from pledging as collateral for a loan or holding in a margin account in which the shares are subject to margin their minimum number of shares held in the Company; if they have shares above such minimum number, though, they are able to pledge such shares as collateral for a loan or holding in a margin account.

Role of the Board

The Board reviews and regularly monitors the effectiveness of the Company’s fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives, and seeks to enhance long-term shareholder value. The key practices and procedures of the Board are outlined in our Corporate Governance Guidelines available on our website at http://investors.lionsgate.com/governance/governance-documents.

Board and Shareholder Meeting Attendance

The Board held a total of four meetings in fiscal 2021 (including regularly scheduled and special meetings of the Board, which were held in person or via teleconference) and took action via unanimous written consent five times. Each director attended at least 75% of the aggregate number of meetings of the Board and, meetings of committees on which he or she served in fiscal 2021. All directors are invited, but not required, to attend the Annual Meeting. However, due to the ongoing COVID-19 global pandemic, we are sensitive to the public health and travel concerns of our employees, Board and shareholders and the protocols that governments may impose. Accordingly, directors may not be present in person at the Annual Meeting. Due to the COVID-19 global pandemic concerns, one of our directors attended our 2020 Annual General and Special Meeting of Shareholders.

Lions Gate    2021 Proxy Statement    33

Environmental, Social and Governance

Board Committees and Responsibilities

The Board has a standing Audit & Risk Committee, Compensation Committee, Nominating and Corporate Governance Committee and Strategic Advisory Committee. The table below provides current membership information for our standing committees, as well as meeting information for such committees.

Name	Audit & Risk Committee	Compensation Committee	Nominating and Corporate Governance Committee	Strategic Advisory Committee

Michael Burns

Mignon Clyburn*

Gordon Crawford*

Jon Feltheimer

Emily Fine*

Michael T. Fries*

Susan McCaw*

Yvette Ostolaza*

Mark H. Rachesky, M.D.*

Daryl Simm*

Hardwick Simmons*

Meetings held in fiscal 2021 (in person or via teleconference)	5	5	1	3

*    Independent Director                              Chairperson                             Member                             Financial Expert

34    Lions Gate    2021 Proxy Statement

Environmental, Social and Governance

Audit & Risk Committee
Number of Members: 3 Current Members: Hardwick Simmons (Chair) Emily Fine Susan McCaw Meetings held in fiscal 2021: 5

Mr. Simmons (Chair) and Mmes. Fine and McCaw are the current members of the Audit & Risk Committee. The Audit & Risk Committee held five meetings during fiscal 2021 (via teleconference) and did not take action via unanimous written consent.

The Audit & Risk Committee is governed by a written charter adopted by the Board, which is available on our website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices.

Pursuant to its charter, the duties and responsibilities of the Audit & Risk Committee include, among other things, the following:

•  overseeing the integrity of the Company’s financial statements;

•  overseeing the Company’s exposure to risk and compliance with legal and regulatory requirements;

•  overseeing the independent auditor’s qualifications and independence;

•  overseeing the performance of the Company’s internal audit function and independent auditor;

•  overseeing the development, application and execution of all the Company’s risk management and risk assessment policies and programs;

•  preparing the reports required by applicable SEC and Canadian securities commissions’ disclosure rules; and

•  review and provide oversight over the Company’s information technology and cybersecurity risk, policies and procedures.

The Board has determined that each member of the Audit & Risk Committee qualifies as an “independent” director under the NYSE listing standards and the enhanced independence standards applicable to audit committee members pursuant to Rule 10A-3(b)(1) under the Exchange Act, and that each member of the Audit & Risk Committee is “independent” and “financially literate” as prescribed by Canadian securities laws, regulations, policies and instruments. Additionally, the Board has determined that Mr. Simmons is an “audit committee financial expert” under applicable SEC rules and has “accounting or related financial management expertise” under the NYSE listing standards.

Compensation Committee
Number of Members: 4 Current Members: Daryl Simm (Chair) Michael T. Fries Susan McCaw Mark H. Rachesky, M.D. Meetings held in fiscal 2021: 5

Messrs. Simm (Chair), Fries, Rachesky and Ms. McCaw are the current members of the Compensation Committee. The Compensation Committee held five meetings during fiscal 2021 (via teleconference) and took action via unanimous written consent seven times.

The Compensation Committee is governed by a written charter adopted by the Board, which is available on our website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary at either of our principal executive offices.

Pursuant to its charter, the duties and responsibilities of the Compensation Committee include, among other things, the following:

•  reviewing, evaluating and making recommendations to the Board with respect to management’s proposals regarding the Company’s overall compensation policies and practices and overseeing the development and implementation of such policies and practices;

•  evaluating the performance of and reviewing and approving the level of compensation for our Chief Executive Officer and Vice Chair;

•  in consultation with our Chief Executive Officer, considering and approving the selection, retention and remuneration arrangements for other executive officers and employees of the Company with compensation arrangements that meet the requirements for Compensation Committee review, and establishing, reviewing and approving compensation plans in which such executive officers and employees are eligible to participate;

•  reviewing and recommending for adoption or amendment by the Board and, when required, the Company’s shareholders, incentive compensation plans and equity compensation plans and administering such plans and approving award grants thereunder to eligible persons; and

•  reviewing and recommending to the Board compensation for Board and committee member.

Lions Gate    2021 Proxy Statement    35

Environmental, Social and Governance

The Compensation Committee is also authorized, after considering such independence factors as may be required by the NYSE rules or applicable SEC rules, to retain independent compensation consultants and other outside experts or advisors as it believes to be necessary or appropriate to carry out its duties. See Compensation Discussion and Analysis for additional discussion of the Compensation Committee’s role and responsibilities, including a discussion on the role of our compensation consultant in fiscal 2021. Our executive officers, including the Named Executive Officers, do not have any role in determining the form or amount of compensation paid to the Named Executive Officers and our other senior executive officers (other than our Chief Executive Officer, who makes recommendations to the Compensation Committee with respect to compensation paid to the other Named Executive Officers (other than the Vice Chair)).

The Board has determined that each member of the Compensation Committee qualifies as an “independent” director under the NYSE listing standards and the enhanced independence standards applicable to compensation committee members under the NYSE listing standards. In making its independence determination for each member of the Compensation Committee, our Board considered whether the director has a relationship with the Company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.

Nominating and Corporate Governance Committee
Number of Members: 3 Current Members: Yvette Ostolaza (Chair) Mignon Clyburn Emily Fine Meetings held in fiscal 2021: 1

Mmes. Ostolaza (Chair), Clyburn and Fine are the current members of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met once during fiscal 2021 (via teleconference) and took action via unanimous written consent two times.

The Nominating and Corporate Governance Committee is governed by a written charter adopted by the Board which is available on our website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices.

Pursuant to its charter, the duties and responsibilities of the Nominating and Corporate Governance Committee include, among other things, the following:

•  identifying individuals qualified to become members of the Board, consistent with criteria approved by the Board, including those recommended by our shareholders;

•  considering and recommending to the Board the director nominees for each annual meeting of shareholders, the Board committees and the Chairpersons thereof;

•  developing and recommending to the Board a set of corporate governance guidelines applicable to the Company;

•  overseeing the evaluation of the Board and management, and

•  reviewing and overseeing the Company’s activities and practices regarding corporate responsibility and environmental, social and related governance matters.

The Board has determined that each member of the Nominating and Corporate Governance Committee qualifies as an “independent” director under the NYSE listing standards.

The nominees for the Annual Meeting were recommended for selection by the Nominating and Corporate Governance Committee and were selected by the Board. The Nominating and Corporate Governance Committee did not engage a third party to identify or assist it in identifying or evaluating potential nominees to the Board.

Strategic Advisory Committee
Number of Members: 4 Current Members: Gordon Crawford (Co-Chair) Mark H. Rachesky, M.D. (Co-Chair) Michael T. Fries Hardwick Simmons Meetings held in fiscal 2021: 3

Messrs. Crawford (Co-Chair), Rachesky (Co-Chair), Fries and Simmons are the current members of the Strategic Advisory Committee. The Strategic Advisory Committee, which maintains consistent communication throughout the year with the Company’s management to informally discuss the Company’s strategic plan and proposed transactions (including frequently during the COVID-19 global pandemic), held three meetings during fiscal 2021 and took action via unanimous written consent one time.

The Strategic Advisory Committee is responsible for reviewing the Company’s strategic plan, meeting with management on a periodic basis to review operations against the plan, as well as overseeing preliminary negotiations regarding strategic transactions and, when applicable, acting as a pricing and approval committee on certain transactions.

Each member of the Strategic Advisory Committee qualifies as an “independent” director under the NYSE listing standards.

36    Lions Gate    2021 Proxy Statement

Environmental, Social and Governance

Determining Board Composition

The Board nominates directors for election at each annual meeting of shareholders and may appoint new directors to fill vacancies when they arise between annual meetings of shareholders. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election. In considering candidates for the Board, the Nominating and Corporate Governance Committee reviews the entirety of each candidate’s credentials. In particular, the committee’s assessment of potential candidates for election includes, but is not limited to, consideration of:

(i)	relevant knowledge and diversity of background and experience;

(ii)	understanding of the Company’s business;

(iii)	roles and contributions valuable to the business community;

(iv)

personal qualities of leadership, character, judgment and whether the candidate possesses and maintains, throughout service on the Board, a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards;

(v)	whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings;

(vi)	compatibility with our Chief Executive Officer, senior management and the culture of the Board; and

(vii)	other factors deemed relevant.

Diversity	The Nominating and Corporate Governance Committee assesses the Board’s current and anticipated strengths and needs based upon the Board’s then-current profile and the Company’s current and future needs, and screens the slate of candidates to identify the individuals who best fit the criteria listed above. During the selection process, the Nominating and Corporate Governance Committee seeks inclusion and diversity within the Board. Although we do not currently have a policy with regard to the consideration of diversity in identifying candidates for election to the board, the Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse board, and takes diversity considerations into account when identifying candidates. The Nominating and Corporate Governance Committee utilizes a broad concept of diversity, including diversity of professional experience, employment history, prior experience on other boards of directors, and more familiar diversity concepts such as race, gender and national origin.

These factors, and others considered useful by the Nominating and Corporate Governance Committee, will be reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. Prior to the nomination of a new director, the Nominating and Corporate Governance Committee follows prudent practices, such as interviews of the potential nominee conducted by members of the Board and senior management, as further illustrated below.

Lions Gate    2021 Proxy Statement    37

Environmental, Social and Governance

Term Limits

The Board has not established term limits, as we believe that directors who have developed insight into the Company and its operations over time provide an increasing contribution to the Board as a whole. To ensure the Board continues to generate new ideas and operate effectively, the Nominating and Corporate Governance Committee evaluates individual Board member performance and takes steps as necessary regarding continuing director tenure.

For instructions on how shareholders may submit recommendations for director nominees to the Nominating and Corporate Governance Committee, see Shareholder Communications below. The Nominating and Corporate Governance Committee assesses the director nominees recommended by shareholders using the same criteria as described above.

Director Commitments

Our Board believes that our directors have demonstrated the ability to devote sufficient time and attention to fulfill the responsibilities required of directors. We understand, however, that certain proxy advisory firms deem Mr. Fries as overboarded, based on the number of public company boards on which he serves, while also serving as a Chief Executive Officer of Liberty Global.

Our Nominating and Corporate Governance Committee and our Board do not believe that Mr. Fries’ outside boards or other commitments limit his ability to devote sufficient time and attention to his duties as a director of the Company. Mr. Fries has demonstrated that he has effectively balanced his responsibility of serving on the Board and also fulfilling full-time executive duties. More specifically:

•	Mr. Fries’ attendance record demonstrates his commitment to our Board, participating in 100% of Board meetings and 100% of committee meetings on which he served in fiscal 2021.

•	Mr. Fries consistently prepares and has exemplary participation at Board meetings, and regularly engages with management and the other members of the Board outside of Board meetings.

•

Mr. Fries’ membership on the boards of Liberty Global and Liberty Latin America Ltd. does not require additional time – the boards of these companies generally meet at the same time and belong to the same group of companies and may be considered a single directorship for purposes of overboarding calculations;

•

Mr. Fries’ contributions to discussions and decision making as a member of the Board, the Compensation Committee and the Strategic Advisory Committee are valuable based on his experience as the Chief Executive Officer of Liberty Global and a member of the board of directors of other public companies.

•	Mr. Fries’ vast experience in the entertainment industry provides significant industry knowledge and operational and management expertise to our Board.

Accordingly, our Board and our Nominating and Corporate Governance Committee believe that Mr. Fries’ continued service on our Board is in the best interests of our shareholders, and ask that shareholders support Mr. Fries’ re-election as a director.

Shareholder Communications

The Board recognizes the importance of providing our shareholders and interested parties with a means of direct communication with the members of the Board. Shareholders and interested parties who would like to communicate with the Chair of the Board or our Non-Employee Directors may do so by writing to the Board or our Non-Employee Directors, care of our Corporate Secretary, at either of our principal executive offices. Additionally, shareholder recommendations for director nominees are welcome and should be sent to our Executive Vice President and General Counsel at 2700 Colorado Avenue, Santa Monica, California 90404, who will forward such recommendations to the Chair of the Nominating and Corporate Governance Committee. Please see About the Annual Meeting – May I propose actions or recommend director nominees for consideration at next year’s Annual General and Special Meeting of Shareholders? for further information as to timing of submission of such recommendations. The full text of our Policy on Shareholder Communications is available on our website at http://investors.lionsgate.com/governance/governance-documents.

Codes of Conduct and Ethics

We have a Code of Business Conduct and Ethics that applies to all our directors, officers and employees that is available on our website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices. We will disclose on our website any waivers of, or amendments to, the code that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or persons performing similar functions.

38    Lions Gate    2021 Proxy Statement

Environmental, Social and Governance

Annual Director Evaluations

Pursuant to our Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee, the Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of the Board, its committees and each director in order to assess the overall effectiveness of the Board and its committees, director performance and Board dynamics. The evaluation process is designed to facilitate ongoing, systematic examination of the Board’s effectiveness and accountability, and to identify opportunities for improving its operations and procedures. The effectiveness of individual directors is considered each year when the directors stand for re-nomination. In June 2021, detailed surveys were used for the evaluations conducted for the Board and each committee. The surveys were designed to provide information pertaining to the competencies, behaviors and effectiveness of the Board, the committees and the directors, and suggested areas for improvement.

Director Independence

It is the policy of the Board that, as required by the requirements of the NYSE listing standards, a majority of directors be “independent” of the Company and its management. For a director to be deemed “independent,” the Board will affirmatively determine that the director has no material relationship with the Company or its affiliates or any member of the senior management of the Company or his/her affiliates.

Pursuant to our Corporate Governance Guidelines, the Board undertook its annual review of director independence in July 2021. During the annual review, the Board considered transactions and relationships between each director or any member of his/her immediate family and the Company and its subsidiaries and affiliates, including those reported under the heading Certain Relationships and Related Transactions below. The Board also examined transactions and relationships with the Company between directors or their affiliates and members of the Company’s senior management or their affiliates. As provided in our Corporate Governance Guidelines, the purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is “independent.” The Nominating and Corporate Governance Committee, with assistance from counsel, regularly reviews our Corporate Governance Guidelines to ensure their compliance with Canadian law, SEC and NYSE regulations. The full text of our Corporate Governance Guidelines is available on our website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices.

As a result of this review, the Board affirmatively determined that 9 of our directors, including each of Messrs. Crawford, Fries, Rachesky, Simm and Simmons and Mmes. Clyburn, Fine, McCaw and Ostolaza, are “independent” under our Standards for Director Independence, which is available on our website at http://investors.lionsgate.com/governance/governance-documents, Canadian standards (except for Ms. Clyburn), SEC rules and regulations (for Audit & Risk Committee members) and the NYSE listing standards (including the enhanced independence requirements for Compensation Committee members). The Board had also affirmatively determined that each of Arthur Evrensel, Sir Lucian Grainge, Daniel Sanchez and David M. Zaslav, former directors who had served on the Board during fiscal 2021, are “independent” under our Standards for Director Independence.

A number of our independent Board members are currently serving or have served as directors or as members of senior management of other public companies. All of the committees of the Board are comprised solely of independent directors, each with a different independent director serving as chairperson of the committee. We believe that the number of independent experienced directors that make up the Board, along with the independent oversight of the Board by the non-executive Chair, benefits the Company and our shareholders.

Non-Management Director Meetings

We have taken steps to ensure that adequate structures and processes are in place to permit the Board to function independently of management. The Chair position is held by Dr. Rachesky, an independent director. In matters that require independence of the Board from management, only the independent board members take part in the decision-making and evaluation. Additionally, at each of our regularly scheduled Board and certain committee meetings, the non-management, independent directors participate in an executive session, led by the Chair, without any members of the Company’s management present. The independent members of the Board held a total of four sessions in fiscal 2021 at which non-independent directors and members of management were not in attendance.

Lions Gate    2021 Proxy Statement    39

Environmental, Social and Governance

Director Compensation

Compensation Program

For fiscal 2021, compensation for Non-Employee Directors was as follows:

Type of Compensation	Compensation Amount

Annual Retainer	$50,000

Annual Retainer for Audit & Risk Committee Chair	$15,000

Annual Retainer for Other Committee Chairs	$10,000

Committee Meeting Retainer	$1,400 per meeting

Annual Retainer for Chair of the Board	$52,000

Annual Equity Award	$50,000

The annual equity award consists of restricted share units awarded on the date of our Annual General and Special Meeting of Shareholders (with $25,000 of the value based on the closing price of Class A voting shares and $25,000 of the value based on the closing price of Class B non-voting shares on the last trading day prior to the grant date and the number of units rounded to the nearest whole unit), although the award may instead be granted by the Board as a fixed amount of cash vesting in annual installments over three years following the date of grant. The restricted share units vest in annual installments over three years following the date of grant and vested units are paid in an equivalent number of Class A voting shares and Class B non-voting shares, as applicable.

The retainers are paid, at the director’s election, in all cash, 50% in cash and 50% in the form of the Company’s common shares (with the 50% portion that will be paid in shares to be paid 50% in Class A voting shares and 50% in Class B non-voting shares), or 100% in the form of the Company’s common shares (with 50% to be paid in Class A voting shares and 50% in Class B non-voting shares). However, the Board retains discretion to provide for the retainers for one or more directors to be paid in a different mix of cash and the Company’s common shares (whether in Class A voting shares, Class B non-voting shares or a combination thereof) as it determines appropriate. Retainers are paid in two installments each year, with the number of the Company’s common shares to be delivered in payment of any retainer to be determined by dividing the dollar amount of the retainer to be paid in the form of the Company’s common shares by the average closing price of the Company’s common shares (either Class A voting shares or Class B non-voting shares, as applicable) for the previous five business days prior to payment, and are fully vested at the time of payment.

Directors are also reimbursed for reasonable expenses incurred in the performance of their duties and for any continuing education programs that are relevant to the business and affairs of the Company and the fulfillment of the directors’ responsibilities as members of the Board and any of its committees.

Onboarding and Education

When a new director joins our Board, management and the existing Board members provide an orientation to familiarize the new director with the Company’s strategy, business and policies. This orientation typically includes meetings between the new director and senior management to review the Company’s strategy, business plan and risk profile, as well as providing the new director with background material on the Company.

40    Lions Gate    2021 Proxy Statement

Environmental, Social and Governance

Fiscal 2021 Director Compensation. The following table presents information regarding compensation earned or paid to each of our Non-Employee Directors for services rendered during fiscal 2021.

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Stock Awards ($)(2)(3) (c)	Option Awards ($)(3) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)

Mignon Clyburn (4)	$ 27,186	$51,154	$—	$—	$—	$—	$ 78,340

Gordon Crawford	$ 64,200	$51,154	$—	$—	$—	$—	$115,354

Arthur Evrensel (5)	$ 31,740	$—	$—	$—	$—	$—	$ 31,740

Emily Fine	$ 58,400	$51,154	$—	$—	$—	$—	$109,554

Michael T. Fries	$ 86,201	$—	$—	$—	$—	$—	$ 86,201

Sir Lucian Grainge (5)	$ 24,351	$—	$—	$—	$—	$—	$ 24,351

Susan McCaw	$ 61,200	$51,154	$—	$—	$—	$—	$112,354

Yvette Ostolaza	$ 56,837	$51,154	$—	$—	$—	$—	$107,991

Mark H. Rachesky, M.D.	$123,200	$51,154	$—	$—	$—	$—	$174,354

Daniel Sanchez (6)	$ 57,000	$51,154	$—	$—	$—	$—	$108,154

Daryl Simm	$ 68,400	$51,154	$—	$—	$—	$—	$119,554

Hardwick Simmons	$ 76,200	$51,154	$—	$—	$—	$—	$127,354

David M. Zaslav (6)	$ 76,401	$—	$—	$—	$—	$—	$ 76,401

1

The amounts reported in column (b) represent director annual retainer, Chair fees and meeting fees for fiscal 2021, paid, at the director’s election, either 50% in cash and 50% in the form of our common shares, 100% in the form of our common shares, or 100% in cash, as described above. The value of the common shares is calculated using the average closing price of our common shares for the last five business days prior to payment. Retainers and fees are paid twice a year in April and October of each year. During fiscal 2021, our Non-Employee Directors who elected to receive 50% of their retainers and fees in the form of common shares received the following number of shares: Mr. Evrensel, 2,803 shares, Ms. McCaw, 4,020 shares, Mr. Sanchez, 3,942 shares, Mr. Simm, 4,809 shares and Mr. Simmons, 5,084 shares. During fiscal 2021, our Non-Employee Directors who elected to receive 100% of their retainers and fees in the form of common shares received the following number of shares: Ms. Clyburn, 246 shares, Mr. Crawford, 8,665 shares, Ms. Fine, 8,042 shares, Ms. Ostolaza, 5,489 shares, and Dr. Rachesky, 18,502 shares. For fiscal 2021, the Board determined that Messrs. Grainge, Fries and Zaslav would receive 100% of their retainer and fees in the form of cash (so that the amount reported in this column for Messrs. Grainge, Fries and Zaslav includes cash received in lieu of any equity award).

2

Each Non-Employee Director then in office received a grant of 2,593 restricted stock units with respect to our Class A voting shares and 2,812 restricted stock units with respect to our Class B non-voting shares units on September 15, 2020 at our 2020 Annual General and Special Meeting of Shareholders (other than Mr. Fries who receives cash in lieu of equity grants). The amounts reported in column (c) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, see the discussion of stock awards contained in Note 14 to the Company’s Audited Consolidated Financial Statements, included as part of the Company’s 2021 Annual Report filed on Form 10-K filed with the SEC on May 28, 2021.

3

The following table presents the number of unvested stock awards held by each of our Non-Employee Directors as of March 31, 2021. No Non-Employee Directors held any outstanding option awards as of that date.

	Number of Unvested Restricted Share Units as of March 31, 2021
Director	LGF.A	LGF.B

Mignon Clyburn (4)	2,593	2,812

Gordon Crawford	4,476	4,819

Emily Fine	4,476	4,819

Michael T. Fries	—	—

Susan McCaw	4,476	4,819

Yvette Ostolaza	2,593	2,812

Mark H. Rachesky, M.D.	4,476	4,819

Daryl Simm	4,476	4,819

Hardwick Simmons	4,476	4,819

Lions Gate    2021 Proxy Statement    41

Environmental, Social and Governance

4	Ms. Clyburn was appointed to the Board effective September 15, 2020.

5	Messrs. Evrensel and Grainge did not stand for re-election at our 2020 Annual General and Special Meeting of Shareholders and ceased serving as directors effective September 15, 2020.

6	Messrs. Sanchez and Zaslav each resigned from the board effective May 19, 2021.

Management

Biographical Information

The following is a list of our executive officers followed by their biographical information (other than for Messrs. Feltheimer and Burns, whose biographical information appears above). Ages are as of July 23, 2021.

Name	Age	Position

Jon Feltheimer	69	Chief Executive Officer

Michael Burns	62	Vice Chair

James W. Barge	65	Chief Financial Officer

Corii D. Berg	52	Executive Vice President and General Counsel

Brian Goldsmith	49	Chief Operating Officer

James W. Barge

Mr. Barge has been our Chief Financial Officer since October 2013. From October 2010 to November 2012, Mr. Barge served as the Executive Vice President, Chief Financial Officer of Viacom, Inc. (having served as its Executive Vice President, Controller, Tax and Treasury since January 2008), where he was responsible for overseeing all aspects of the company’s global finances and capital structure, as well as information technology, risk management and internal audit activities. Prior to joining Viacom, Mr. Barge served as Senior Vice President, Controller and Chief Accounting Officer (from October 2002 to December 2007) and Vice President and Controller (from February 2000 to October 2002) of Time Warner Inc., where he was responsible for the company’s overall financial planning, reporting and analysis, including budgeting and long range planning, and led several shared service and global process improvement initiatives. Mr. Barge joined Time Warner in March 1995 as Assistant Controller. Prior to joining Time Warner, Mr. Barge held several positions at Ernst & Young, including Area Industry Leader of the Consumer Products Group and National Office Partner, where he was responsible for the resolution of SEC accounting and reporting issues.

Corii D. Berg

Mr. Berg has been our Executive Vice President and General Counsel since June 2018. Prior to that, Mr. Berg served as Senior Executive Vice President, Business Affairs, Sony Pictures Television from September 2009 through April 2018.

Brian Goldsmith

Mr. Goldsmith has been our Chief Operating Officer since October 2012, and served as our Executive Vice President, Corporate Development and Strategy, from September 2008 to October 2012. Prior to that, Mr. Goldsmith served as the Chief Operating Officer and Chief Financial Officer of Mandate Pictures, LLC, a wholly-owned subsidiary of the Company since September 2007.

Appointment of Executive Officers

Our officers are appointed and serve at the discretion of the Board. The employment agreements for the Named Executive Officers (as defined under Executive Compensation below) are described in Executive Compensation Information — Description of Employment Agreements below.

42    Lions Gate    2021 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Named Executive Officers

This Compensation Discussion and Analysis is designed to provide shareholders with an understanding of the Company’s executive compensation philosophy and objectives, as well as the analysis that the Compensation Committee performs in setting executive compensation. In doing so, it describes the material elements of compensation awarded to, earned by, or paid to, the individuals who served as our principal executive officer or our principal financial officer during fiscal 2021, and our three other most highly compensated executive officers for fiscal 2021 (the “Named Executive Officers”). The Named Executive Officers for fiscal 2021 include the following:

Named Executive Officer	Position

Jon Feltheimer	Chief Executive Officer

Michael Burns	Vice Chair

James W. Barge	Chief Financial Officer

Brian Goldsmith	Chief Operating Officer

Corii D. Berg	Executive Vice President and General Counsel

Executive Summary

Goals of Our Compensation Program	We are a growth company; many actions taken now are intended to drive long-term performance.

•   Attract and retain top executive talent in an intensely competitive industry environment

•   Align pay with operating and financial performance

•   Align pay with execution of longer-term strategic priorities

•   Incentivize shareholder value creation

Basic Compensation Program Principles	We compete with established competitors and new entrants that are aggressively hiring talent with knowledge and experience in areas such as film, television and digital media.

•   Balance components of compensation

•   Be competitive within our industry

•   Maintain appropriate level of “at-risk” compensation

•   Maintain “clawback” policy to recover unjustified payments

•   Balance metric-driven and qualitative decision-making

•   No tax gross-ups

•   No repricing of options/SARs without shareholder approval

•   No “single-trigger” change of control provisions

How the Compensation Committee Works	Some of the best measurements of performance don’t have dollar signs attached.

•   Company maintains proactive, ongoing and transparent dialogue with investors

•   Uses multiple operational, financial and  intangible metrics

•   Uses peer group for compensation context

•   Takes counsel from Pay Governance, independent outside consultants

•   Uses performance metrics for all employees including Named Executive Officers

Lions Gate    2021 Proxy Statement    43

Compensation Discussion and Analysis

Company Goals Set for Management

• Achieve financial targets • Continue to strengthen balance sheet • Scale global content platform • Create premium evergreen content with lasting value • Optimize value of film and television library

•  Continue convergence of studio and platform businesses

•  Drive STARZ’s continued evolution into a unique premium global subscription platform

•  Continue to increase diversity and inclusion in workforce

•  Re-imagine businesses to capitalize on post-pandemic opportunities

The Components of Executive Compensation

Item	Nature	Purpose	Timing	Basis

Base Salary	Fixed; Short-term	Provide degree of financial stability; Retention	Annual	Competitive within peer and industry context

Annual Incentive Bonus	At-risk; Short-term	Reward near-term performance; Promotion and contribution of business strategy; Ensure competitive compensation	Annual	Competitive within peer and industry context; Performance-based, with defined target opportunity

Long-Term Incentive Awards	At-risk Long-term	Retention; Reward long-term performance; Alignment with shareholder interests	Annual	Competitive within peer and industry context; Time and performance- based equity, vesting in tranches over multiple years

Stock Performance

44    Lions Gate    2021 Proxy Statement

Compensation Discussion and Analysis

What Management Accomplished in Fiscal 2021

29.5 Million STARZ global subscribers* (23% year-over-year growth) * Including STARZPLAY Arabia, a non-consolidated equity method investee.	$780 Million Film and television library revenue for the trailing 12 months.

>$300 Million

Adjusted free cash flow

For fiscal 2021*

* See Exhibit B for the definition of adjusted free cash flow, a non-GAAP measure, and a reconciliation of net cash flow provided by (used in) operating activities to adjusted free cash flow.

STARZPLAY Growth 8.6 million subscribers* (~70% increase to subscriber base) and global footprint of 58 countries. * Including STARZPLAY Arabia, a non-consolidated equity method investee.	Continued Production During COVID-19 46 Lionsgate television series and films safely in production around the world; no television or film productions abandoned during global pandemic.

Determination of Annual Bonus For Fiscal 2021

1⁄3 Corporate Performance

Overall Company financial and operating performance; the Compensation Committee determined to award 125% for corporate performance.

1⁄3 Divisional Performance

Overall financial and operational performance of each operating division; the Compensation Committee determined to award 130%, 100% and 109% for Motion Picture, Television Production and Media Networks performance, respectively.

1⁄3 Individual Performance

Individual achievements and contributions of each executive; individual performance percentages for fiscal 2021 noted below.

For more information on the compensation of our Named Executive Officers, please see the Summary Compensation Table on page 70 of this proxy statement.

Lions Gate    2021 Proxy Statement    45

Compensation Discussion and Analysis

Shareholder Engagement

We believe that regular, transparent communication with shareholders is important to our long-term success, and we value and solicit shareholder input. Our shareholder outreach program, led by our Investor Relations department, crafts our shareholder outreach strategy, manages our profile at investor conferences, spearheads investor marketing initiatives and directs daily communications with equity holders, debt holders, and analysts. Through this outreach, we solicit feedback on corporate strategy, management performance, corporate governance and executive compensation.

In fiscal 2021, we:

•	Presented at 12 major investor conferences, including:

•	The 29th Annual Goldman Sachs Communacopia Conference;

•	The RBC Global Tech, Internet, Media & Telecom Conference; and

•	The Morgan Stanley 2021 Tech, Media, & Telecom Conference;

•	Provided interviews on CNBC’s Fast Money, CNBC’s TechCheck, and on Commercial Break with Tim Seymour & Guy Adami;

•	Held more than 50 analyst and investor meetings, representing virtually all of our analysts and top 25 shareholders;

•	Held meetings with credit ratings agencies, including S&P and Moody’s;

•

Included our stock in the Bloomberg Gender-Equality Index, which measures gender equality across internal company statistics, employee policies, external community support and engagement, and gender-conscious product offerings.

46    Lions Gate    2021 Proxy Statement

Compensation Discussion and Analysis

Our 2020 Say-On-Pay Vote

At the Company’s annual general and special meeting of shareholder held in September 2020, 91.8% of votes cast at that meeting voted in favor of the Company’s executive compensation program (referred to as a “say-on-pay proposal”), up from 64.1% approval level in the previous year.

In addition to the ongoing outreach discussed above, we initiated engagement with approximately 25 of our top 50 shareholders/institutional investors owning approximately 50 million (or 52%) of our Class A voting shares (not including shares held by officers and directors) and had meetings led by our Investor Relations team, Messrs. Feltheimer, Burns, Barge and Goldsmith, and members of our senior management from our Motion Picture, Television Production and Media Networks segments. As a result of the ongoing outreach, we have received and acted upon valuable feedback regarding a variety of shareholder-related matters.

Key Takeaways—What We Heard	How We Responded

Investors value that we structure executive employment agreements with no material changes to two of the three compensation components.

•  The Company’s executive compensation program is based on three components: (1) base salary; (2) annual incentive bonuses; and (3) long-term incentive awards.

•   In August 2020, we entered into an employment agreement with Mr. Feltheimer. There were no compensation changes from his prior contract other than the grant of new long-term incentive award (base salary and target annual bonus remained the same).

•   In December 2020, we entered into an employment agreement with Mr. Burns. There were no compensation changes from his prior contract other than the grant of new long-term incentive award (base salary and target annual bonus remained the same).

Investors value that we continue to grant a majority of long-term incentive awards that are performance-based.

•  Our current practice is to generally grant annual long-term incentive awards primarily in the form of restricted share units and/or stock options/SARs, a majority of which are subject to performance-vesting requirements or have value only if our share price increases after the grant date.

•   Although some of our options/SARs are subject only to time-based vesting, their exercise prices represent the fair market value of the Company’s stock on their grant dates. Thus, they have value only to the extent that shares held by shareholders also increase in value, making them inherently performance-based.

•  In August 2020, we entered into an employment agreement with Mr. Feltheimer. The agreement provides for a grant of SARs, that have value only if our share price increases, and does not vest until August 2023.

•  In December 2020, we entered into an employment agreement with Mr. Burns. The agreement provides for a grant of SARs, that vests only if the volume-weighted average of the closing prices of Class B Shares over a period of thirty consecutive trading days ending on or before December 18, 2023 is greater than or equal to $17.02.

Investors value that we continue to align pay with performance in determining annual incentive bonuses.

•  We continued to utilize Adjusted OIBDA and segment profit as performance metrics to determine annual incentive bonuses for fiscal 2021 (see Compensation Components – Fiscal 2021 Company Financial Performance below).

Investors value that we are committed to a diverse and inclusive Board.	• Nearly 45% of the independent directors (i.e., 4 out of 9) of our Board are women (see also Determining Board Composition above).

Investors value our commitment to diversity and inclusion within the Company.

•  We expanded disclosures with respect to our approach to environment, social and governance matters in this proxy statement.

•  To help ensure our accountability and progress in these areas, we have appointed a Chief Diversity Officer who partners with our leadership team across all of our businesses to effect changes in recruitment, hiring, promotions, policies and culture.

•  For further discussion of our initiatives and policies see Environmental, Social and Governance, Social Responsibility and Human Capital Matters above.

Lions Gate    2021 Proxy Statement    47

Compensation Discussion and Analysis

Key Features of Our Executive Compensation Program

The Compensation Committee believes that our executive compensation program includes key features that align the interests of the Named Executive Officers with the Company’s long-term strategic direction and the interests of our shareholders. Our program’s key features include:

•	Competitive pay using peer group data for compensation decisions.

•	Significant “at risk” pay:

•	The Company provides annual incentive opportunities and other long-term equity awards, which constitute a significant portion of each executive’s total compensation opportunity.

•	The Compensation Committee retains discretion in assessing performance and awarding payouts under the annual incentive plan and performance-based equity awards.

•	Compensation is balanced – the compensation program provides a mix of fixed compensation and short-term and long-term variable compensation.

•	Limited benefits and perquisites are provided.

We have entered into employment agreements with each of our Named Executive Officers and believe these agreements have helped create stability for our management team. These agreements have been structured to incorporate a number of features that we believe represent best practices in executive compensation and are generally favored by shareholders. In particular, these agreements do not provide for any accelerated vesting of equity awards or other payments or benefits that are triggered solely by a change in control (i.e., there are no “single-trigger” benefits) or any rights for the executive to be grossed up for any taxes imposed on excess parachute payments in connection with a change in control. These agreements also do not include any right for the executive to voluntarily terminate employment in connection with a change in control and receive severance (other than certain “good reason” terminations that we believe would constitute a constructive termination of the executive’s employment).

As noted below, equity award grants to Named Executive Officers are generally determined in connection with the executive entering into a new or amended employment agreement with the Company (including specifying in the agreement grants to be made annually over its term). The Company typically does not consider equity-based awards to its executive officers at any other time, but may pay annual bonuses in cash and/or equity awards, and retains discretion to grant equity awards to executives at other times as the Compensation Committee may determine appropriate.

Program Objectives

The goal of the Company’s executive compensation program is to facilitate the creation of long-term value for the Company’s shareholders by attracting, motivating, and retaining qualified senior executive talent. To this end, the Compensation Committee has designed and administered the Company’s compensation program to reward its executives for sustained financial and operating performance, to align their interests with those of the Company’s shareholders, and to encourage them to remain with the Company for long and productive careers. A significant portion of the Company’s senior executives’ compensation is “at risk” in the form of annual and long-term incentive awards that are paid, if at all, based upon performance.

48    Lions Gate    2021 Proxy Statement

Compensation Discussion and Analysis

Compensation Practices

Below are examples of executive compensation practices the Company has implemented because the Compensation Committee considers them to be effective at driving performance and supporting long-term growth for the Company’s shareholders while mitigating risk, as well as practices the Company does not engage in because the Compensation Committee believes they are inconsistent with its philosophy, best practices in corporate governance, and the interests of the Company’s shareholders.

What We Do	What We Don’t Do

✓  Pay for Performance: A significant portion of Named Executive Officers compensation is “at risk” in the form of annual and long-term incentive awards that are tied to our financial results or the performance of our stock price, or both.

×    No Excise Tax Gross-ups: Employment agreements and other compensation arrangements with the Named Executive Officers do not provide for any gross-up payments to cover excise taxes incurred by the executive.

✓  Use Multiple Performance Metrics: The Company’s annual bonus and long-term incentive programs rely on diversified performance metrics, including individual and group contributions and the Company’s financial and operating performance.

× No Tax Gross-ups for Personal Benefits: No Named Executive Officer is entitled to receive gross-ups for taxes on personal benefits.

✓  Risk Mitigation: Our compensation program has provisions to mitigate undue risk, including caps on the maximum level of payouts, clawback provisions, multiple performance metrics and board and management processes to identify risk.

× No Single-Trigger Change in Control Agreements: No employment agreements or arrangements for the Named Executive Officers’ provide benefits triggered solely by a change in control of the Company.

✓ Review of Share Utilization: The Compensation Committee evaluates share utilization levels by reviewing the cost and dilutive impact of stock compensation.

×    No Hedging/Pledging: The Company prohibits all directors and employees, including the Named Executive Officers, from certain collateral pledging and margin practices involving the Company’s common shares.

✓  Competitive Peer Group: The Company’s peer group generally consists of companies with which we directly compete for executive talent and are generally similar to the Company in terms of revenues, market-capitalization and focus of its business.

× No Repricing of Options or SARs: The Compensation Committee may not reprice options or SARs without the approval of the Company’s shareholders.

✓  Independent Compensation Consultant: The Compensation Committee retains Pay Governance, an independent compensation consultant on matters surrounding executive and non-employee director pay and governance.

× No Buyout of Underwater Options or SARs: The Company may not provide for cash buyouts of underwater option or SARs without shareholder approval.

✓ Limit Perquisites: We limit perquisites to items that we believe serve a reasonable business purpose.

Process for Determining Executive Compensation

Role of the Compensation Committee

The Company’s executive compensation program is administered by the Compensation Committee. The Compensation Committee, working with management, determines and implements the Company’s executive compensation philosophy, structure, policies and programs, and administers the Company’s compensation and benefit plans. The Compensation Committee is ultimately responsible for determining the compensation arrangements for the Company’s executive officers. The Compensation Committee reports to the Board on all compensation matters regarding our executives and other key salaried employees.

Role of Management

The Compensation Committee reviews information provided by management in order to help align the design and operation of the executive compensation program with the Company’s business strategies and objectives. At various times during fiscal 2021, our Chief Executive Officer and other executives attended relevant portions of Compensation Committee meetings in order to provide information and answer questions regarding the Company’s strategic objectives and financial performance that may be relevant to the Compensation Committee’s decisions. Generally, the Chief Executive Officer makes recommendations to the Compensation

Lions Gate    2021 Proxy Statement    49

Compensation Discussion and Analysis

Committee with respect to terms of employment for other executive officers (other than himself and the Vice Chair), taking into account competitive market information, the Company’s compensation strategy, his qualitative assessment of the particular executive’s individual performance, and the experience level of the particular executive. The Compensation Committee discusses these recommendations with the Chief Executive Officer and either approves or modifies them in its discretion. The Compensation Committee is solely responsible for determining the compensation of the Chief Executive Officer and the Vice Chair. None of the Named Executive Officers are members of the Compensation Committee or otherwise have any role in determining their own compensation.

Role of Compensation Consultant

The Compensation Committee retains the services of outside compensation consultants to assist in its review and determination of the Company’s executive compensation program. For fiscal 2021, the Compensation Committee engaged Pay Governance as its independent compensation consultant. Pay Governance assists the committee in the development and evaluation of the Company’s executive compensation program, policies and practices and its determination of executive compensation, and provides advice to the Compensation Committee on other matters related to its responsibilities. Pay Governance reports directly to the Compensation Committee and the Compensation Committee has the sole authority to retain and terminate the consultant and to review and approve the consultant’s fees and other retention terms. In fiscal 2021, the Company paid Pay Governance $203,600 for various engagement services for the Compensation Committee.

Consultant Independence

During fiscal 2021, Pay Governance did not perform work for the Company other than pursuant to its engagement by the Compensation Committee. The Compensation Committee has assessed the independence of Pay Governance and concluded that its engagement of Pay Governance does not raise any conflict of interest with the Company or any of its directors or executive officers.

Peer Group Analysis

The Compensation Committee utilizes a peer group to make comparisons of its executives’ compensation with that of similarly situated executives with other companies in order to help ensure that the Company’s compensation packages are competitive with the broader market and aligned with shareholder interests. The peer group is generally comprised of competitors focused on film production, television programming and digital content creation, which the Compensation Committee considers to be similar to the Company in terms of revenue, market capitalization and business focus. Pay Governance determined a proposed peer group for the Compensation Committee’s consideration using the following systematic screening process:

50    Lions Gate    2021 Proxy Statement

Compensation Discussion and Analysis

First, Pay Governance reviewed companies that operate in similar GICS industries as the Company, which only includes U.S. publicly traded companies in the movies and entertainment, cable and satellite, broadcasting, home entertainment software and Internet software and services. Next, Pay Governance reviewed companies within a relevant range of the Company’s revenue and market capitalization at that time. Finally, using companies identified using this screening process, a peer group was selected based on the assessment of each company’s core business relative to the Company’s core business strategy of entertainment content and distribution, including key industry competitors. After reviewing Pay Governance’s analysis, the Compensation Committee utilized the following peer group of companies:

Peer Group

AMC Networks	Discovery, Inc.

Electronic Arts	Live Nation Entertainment

Netflix	Sirius XM

Take-Two Interactive Software	Tribune Media Company

The Company also utilizes industry survey data to provide compensation data for studio/entertainment specific roles that may not be reflected within the peer group. The participants in this survey may include studios such as NBC Universal, Paramount, Sony Pictures Entertainment, Twentieth Century Fox, Walt Disney Studios and Warner Bros. While most of the studios in the survey may have larger revenues than the Company, the Compensation Committee determined that it would be appropriate to consider this survey data for executive positions, as such companies reflect critical competitors for talent. In using this survey data, the Compensation Committee does not focus on any particular companies in the survey (other than the peer companies listed above). As used in this Compensation Discussion and Analysis, the term “market” as used for comparison purposes generally refers to the peer companies and the survey data described above.

Use of Market Data

Utilizing the data provided by Pay Governance with respect to the Company’s peer group, as well as industry survey data, the Compensation Committee evaluates the amount and proportions of base salary, annual incentive pay and long-term compensation, as well as the target total direct compensation (defined as base salary, target annual bonus, and the grant date fair value of equity awards granted to the executive during the fiscal year) for a select number of the Company’s officers, including each of the Named Executive Officers, relative to the compensation of similarly situated executives with these companies. As noted above, the Company’s standard practice is to grant equity awards to the Named Executive Officers only in connection with the executive’s entering into a new or amended employment agreement with the Company (including specifying in the agreement grants to be made annually over its term), although the Compensation Committee does award annual bonuses, from time to time, in the form of equity awards and retains discretion to grant equity awards at other times as it deems appropriate.

In general, the Compensation Committee uses this data as background information for its compensation decisions and does not “benchmark” compensation at any particular level relative to the peer companies. Except as otherwise noted in this Compensation Discussion and Analysis, decisions by the Compensation Committee are qualitative and the result of the Compensation Committee’s business judgment, which is informed by the analysis of the members of the Compensation Committee as well as input from, and peer group and survey data provided by, Pay Governance. The Compensation Committee believes that the compensation opportunities provided to our Named Executive Officers are appropriate in light of competitive considerations. The Compensation Committee continues to monitor current trends and issues in the Company’s competitive landscape and will modify its programs as it determines appropriate.

Lions Gate    2021 Proxy Statement    51

Compensation Discussion and Analysis

Employment Agreements

We have employment agreements with each of the Named Executive Officers, described below under Description of Employment Agreements. We believe that it is in the best interests of the Company to enter into multi-year employment agreements with the Named Executive Officers as such multi-year agreements are typical in the Company’s industry and assist in retention and recruiting efforts, foster long-term retention and promote stability among the management team, while still allowing the Compensation Committee to exercise considerable discretion in designing incentive compensation programs and rewarding performance. In fiscal 2021, we entered into new employment agreements with the following Named Executive Officers:

Jon Feltheimer

In fiscal 2021, the Compensation Committee engaged Pay Governance to assist the committee in structuring and analyzing terms for a new employment agreement with Mr. Feltheimer. The Company proposed only the grant of a new long-term equity incentive award, as described below (with no increase to base salary or target annual bonus). Pay Governance provided an analysis of the proposed compensation structure for Mr. Feltheimer utilizing compensation levels for Chief Executive Officers in the Company’s peer group. Based on its assessment, Pay Governance concluded that the proposed level for Mr. Feltheimer’s annualized target total direct compensation was below the median (or 50th percentile) of market and the Company’s peer group.

Accordingly, on August 21, 2020, we entered into a new employment agreement with Mr. Feltheimer to continue to serve as the Company’s Chief Executive Officer for a term ending August 21, 2023 (with the right, in the Company’s sole discretion, to extend the term by either one or two additional years (so that the term would expire on August 21, 2024 or August 21, 2025)). The equity award grant provided in the agreement was established by the Compensation Committee based on its qualitative assessment of Mr. Feltheimer’s performance, negotiations with Mr. Feltheimer, and taking into account data provided by Pay Governance. The Compensation Committee determined that Mr. Feltheimer’s long-term incentive under his new agreement would be granted in the form of share appreciation rights (with an exercise price equal to the fair market value on the date of grant), vesting in one installment on August 21, 2023.

Mr. Felthimer’s new agreement does not provide for annual equity grants, and the Company does not currently expect to grant Mr. Feltheimer any additional equity awards during the term of his new agreement (other than grants as part of Mr. Feltheimer’s annual bonus as the Compensation Committee may determine appropriate).

Michael Burns

In fiscal 2021, the Compensation Committee engaged Pay Governance to assist the committee in structuring and analyzing terms for a new employment agreement with Mr. Burns. The Company proposed only the grant of a new long-term equity incentive award, as described below (with no increase to base salary or target annual bonus). Pay Governance provided an analysis of the proposed compensation structure for Mr. Burns utilizing compensation levels for Vice Chair’s (or a similar position) in the Company’s peer group. Based on its assessment, Pay Governance concluded that the proposed level for Mr. Burns’ annualized target total direct compensation was below the median (or 50th percentile) of market and the Company’s peer group.

Accordingly, on December 18, 2020, we entered into a new employment agreement with Mr. Burns to continue to serve as the Company’s Vice Chair for a term ending October 30, 2023 (with the right, in the Company’s sole discretion, to extend the term one additional year (so that the term would expire on October 30, 2024)). The equity award grant provided in the agreement was established by the Compensation Committee based on its qualitative assessment of Mr. Burns’ performance, negotiations with Mr. Burns, and taking into account data provided by Pay Governance. The Compensation Committee determined that Mr. Burns’ long-term incentive under his new agreement would be granted in the form of performance-based share appreciation rights (with an exercise price equal to the fair market value on the date of grant), and vest and become exercisable in three equal annual installments on each of the first three anniversaries of the date of grant; provided, however, that no portion of the share appreciation rights will vest or be exercisable prior to the date on which the volume-weighted average of the closing prices of the Class B non-voting shares over a period of thirty consecutive trading days ending on or before December 18, 2023 is greater than or equal to $17.02, in each case in regular trading on the New York Stock Exchange.

Mr. Burns’ new agreement does not provide for annual equity grants, and the Company does not currently expect to grant Mr. Burns any additional equity awards during the term of his new agreement (other than grants as part of Mr. Burns’ annual bonus as the Compensation Committee may determine appropriate).

52    Lions Gate    2021 Proxy Statement

Compensation Discussion and Analysis

Corii D. Berg

In fiscal 2021, the Compensation Committee engaged Pay Governance to assist the committee in structuring and analyzing terms for a new employment agreement with Mr. Berg. The Company proposed an increase to his base salary, an increase to his target annual bonus and the grant of long-term equity incentives, as described below. Pay Governance provided an analysis of the proposed compensation structure for Mr. Berg utilizing compensation levels for General Counsels in the Company’s peer group. Based on its assessment, Pay Governance concluded that the proposed level for Mr. Berg’s annualized target total direct compensation was at the 50th percentile of market.

Accordingly, on May 15, 2020, we entered into a new employment agreement with Mr. Berg to serve as the Company’s General Counsel for a term ending July 11, 2023. The base salary increase, target bonus and equity awards (including the grant levels, types of awards and vesting provisions) provided in the agreement were established by the Compensation Committee based on its qualitative assessment of Mr. Berg’s performance, negotiations with Mr. Berg, and taking into account data provided by Pay Governance. The Compensation Committee determined that Mr. Berg’s long-term incentives under his new agreement (which consist of a signing award granted in May 2020 and annual awards to be granted over a four-year period) would be granted in the form of restricted share units and share appreciation rights (with an exercise price equal to the fair market value on the date of grant), one-half of which would be subject to time-based vesting and one-half of which would be subject to performance-based vesting. Each of the performance-based awards would be subject to the achievement of performance criteria approved by the Compensation Committee for the 12-month period ending on the applicable vesting date. Additionally, each of the incentive awards provide a long-term retention incentive as they vest equally over the first three anniversaries of the grant date.

For more information on the terms of these agreements, see Description of Employment Agreements below and the narrative descriptions accompanying Potential Payments upon Termination or Change in Control below.

Compensation Components

The Company’s executive compensation program is generally based on three components:

(1)	Base salary;

(2)	Annual incentive bonuses; and

(3)	Long-term incentive awards that are subject to time-based and/or performance-based vesting.

The Company also provides certain perquisites and personal benefits to the Named Executive Officers pursuant to their employment agreements, and severance benefits if the Named Executive Officer’s employment terminates under certain circumstances. In structuring executive compensation packages, the Compensation Committee considers how each component of compensation promotes retention and/or motivates performance by the executive. Our compensation packages are designed to promote teamwork, initiative and resourcefulness by key employees whose performance and responsibilities directly affect our results of operations.

Base Salary

We provide our executive officers and other employees with an annual base salary as a component of compensation that is fixed. Annual base salaries, along with perquisites and personal benefits are the elements of our executive compensation program where the value of the benefit in any given year is not dependent on performance and the marketplace. We believe that in order to attract and retain highly qualified executives, we need to provide them with certain predictable compensation levels that reward their continued service.

Annual base salaries are established when we hire or otherwise enter into an employment agreement with one of our executives. In determining base salary, the Compensation Committee primarily considers market data and compensation levels of executive officers of companies in competing businesses, an internal review of the executive’s compensation (both individually and relative to other executive officers) and the individual performance of the executive. Our practice has been to establish base salaries that are generally lower than the salaries of comparable positions at our peer companies, with the significant majority of the executive’s compensation being performance-based and/or tied to the value of our shares.

The Named Executive Officers’ current base salaries are set forth below under Description of Employment Agreements. The Compensation Committee believes that the base salary levels of each of the Named Executive Officers are reasonable in view of the Compensation Committee’s assessment of peer group data for similar positions and the committee’s assessment of the Company’s overall performance and contribution of those officers to that performance.

Lions Gate    2021 Proxy Statement    53

Compensation Discussion and Analysis

Annual Incentive Bonuses

Annual incentive bonuses are primarily intended to motivate our executive officers to achieve annual financial, operational and individual performance objectives and focus on promotion of and contribution to achievement of the Company’s business strategy. The Company has entered into employment agreements with each of the Named Executive Officers that generally provide for annual incentive bonuses to be determined in the discretion of the Compensation Committee, as recommended by our Chief Executive Officer (other than for himself and the Vice Chair), based on performance criteria established by the Compensation Committee. Annual incentive bonus payments are typically paid in May/June based on performance for the prior fiscal year.

Fiscal 2021 Annual Incentive Bonuses

The Compensation Committee considered the individual target bonus amounts and performance achievements discussed below in determining fiscal 2021 incentive bonuses to be granted to employees of the Company, including the Named Executive Officers (and including, for the Company’s Chief Executive Officer and Vice Chair, market levels of compensation provided by Pay Governance).

For fiscal 2021, the Compensation Committee determined that for Messrs. Feltheimer and Burns, the annual incentive bonus target would be set at 100% of each executive’s actual bonus amount awarded for fiscal 2020. Annual incentive bonus target amounts for each of the other Named Executive Officers are set as a percentage of base salary, as set forth in their employment agreements. This percentage generally is set in the negotiation of each executive’s employment agreement. If an executive works only part of the year, the bonus amount generally is subject to proration based on the period of employment.

Name	Fiscal 2021 Target Bonus

Jon Feltheimer	$7,000,000

Michael Burns	$3,500,000

James W. Barge	$1,250,000

Brian Goldsmith	$1,000,000

Corii D. Berg	$750,000

The percentage of each executive’s fiscal 2021 target incentive bonus to be awarded was then determined by reviewing the Company’s financial performance and the Compensation Committee’s qualitative assessment of the various operating and individual performance achievements set forth below.

Retaining Discretion in Awarding Annual Incentive Bonuses

The Compensation Committee uses certain discretion when determining payouts for annual incentive bonuses. The Compensation Committee believes that it is important to retain this discretionary element in our bonus program for the following reasons:

•

We are a growth company that attempts to execute strategic, accretive transactions and other content acquisitions that are expected to positively affect future financial results that the Company believes may not be reflected in near-term corporate performance.

•

We believe that investments in new businesses or increased investment in current lines of business will further generate significant long-term shareholder value, but may not be reflected in near-term corporate performance.

•

Discretion allows the Compensation Committee to exclude or mitigate the impact of events over which management has little or no influence or items that were not considered at the beginning of the fiscal year are excluded such as unplanned acquisitions and divestitures (and related expenses and revenues), unplanned programming or new business investment, corporate transactions and legal expenses (including corporate debt transactions, accounting or legal changes that resulted in unforeseen changes, and significant legal and consulting fees for unbudgeted matters), or other events.

54    Lions Gate    2021 Proxy Statement

Compensation Discussion and Analysis

Fiscal 2021 Company Financial Performance

The table below highlights our financial performance on certain key metrics utilized for determination of fiscal 2021 annual incentive bonuses (see Exhibit B for definitions, adjustments and related reconciliations for non-GAAP measures:

	Year Ended March 31,
	2020 Actual	2021 Plan	2021 Actual
	(amount in millions)

Segment Profit

Motion Picture	$208.7	$117.2	$295.6

Television Production	$53.4	$91.0	$83.6

Media Networks	$293.0	$309.9	$289.5

Intersegment eliminations	$6.8	$(11.0)	$(14.1)

Total Segment Profit	$561.9	$507.1	$654.6

Corporate general and administrative expenses	$(99.7)	$(92.1)	$(113.7)

Adjusted OIBDA	$462.2	$415.0	$540.9

Impact of COVID-19 on Our Fiscal 2021 Performance

In fiscal 2021, the impacts associated with the ongoing COVID-19 global pandemic and measures to prevent its spread, and the resulting economic uncertainty, affected our business in a number of ways.

We experienced early termination and delays in theatrical distribution of our films, both domestically and internationally, as well as delays in the production of film and television content (resulting in continued changes in future release dates for some titles and series). While we did begin (and, in certain instances, completed) production on a number of films and television series, and theaters began to reopen in 2021 in certain locations with reduced capacity, we are not able to accurately predict when theaters will re-open at scale, at what level consumers will return to movie theaters, when film production will fully resume, whether productions that have resumed will be paused again, the impact of incremental costs required to adhere to health and safety protocols, or if and when certain of our content will be released.

Conversely, television and streaming consumption around the globe increased, as well as home entertainment demand. STARZ experienced an increase in viewership of its content across all platforms, as well as an increase in subscribers to its over-the-top (“OTT”) services, both domestically and internationally. However, it is too early to say whether this increase is indicative of future results and whether growth may slow as governmental and other restrictions are relaxed, and as a result of the current and possible longer term negative economic impact of the pandemic.

We adapted to these new circumstances. For instance, we changed the release strategies of several of our theatrical films by releasing solely and/or earlier on streaming platforms, initially releasing on premium video-on-demand (“PVOD”), or by licensing directly to streaming platforms. We also began and completed post-production of several of our television series and continue the development of film properties and television series.

For additional information regarding the impact of the COVID-19 global pandemic on our operating results, cash flows and financial position, and the other risks and uncertainties see Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 28, 2021.

Accordingly, as noted below, the Compensation Committee considered the impact of the COVID-19 global pandemic on the Company when determining fiscal 2021 incentive bonuses.

Lions Gate    2021 Proxy Statement    55

Compensation Discussion and Analysis

Fiscal 2021 Company Operating Performance

Achieved Strong Financial Performance	• Achieved four straight quarters of strong financial performance, with adjusted OIBDA over-performing fiscal 2021 plan by more than $100 million, despite the COVID-19 global pandemic.

Continued To Transform STARZ Into Premium Global Subscription Platform with Record OTT Subscriber Growth

•  Increased STARZ global subscribers to 29.5 million by fiscal year-end (including STARZPLAY Arabia, a non-consolidated equity method investee).

•  Passing inflection point of more OTT than linear subscribers.

•  Grew global OTT subscribers to 16.7 million (including STARZPLAY Arabia, a non-consolidated equity method investee).

•  Achieved four straight quarters of strong international subscriber growth, culminating in a record fourth quarter of fiscal 2021 with 104% sequential growth of international OTT subscribers (from 2.4 million in the third quarter of fiscal 2021 to 4.9 million in the fourth quarter of fiscal 2021).

•  Executed distribution agreement with Canal Plus in France.

•  Original programming strategy focusing on adult women and other underserved audiences resulted in launch of three successful new series Power Book II: Ghost, P-Valley and Hightown.

•  Debuted first of three new series in Power Universe with Power Book II: Ghost.

Accelerated Convergence of Studio & Platform Businesses

•  Focused on supporting STARZ’s platform with 13 new premium scripted series including major franchises such as John Wick, Step-Up and Blindspotting.

•  Transitioned Lionsgate and Summit label theatrical output deal to STARZ upon expiration of current agreements at end of 2021 and end of 2022, respectively.

Launched and Renewed Key Television Properties

•  Increasing Lionsgate television scripted series from 12 in 2020 to 24 in 2021.

•  Six television pilots were picked up to series (Minx, Julia, Ghosts, This Country, Home Economics and Run The World) in fiscal 2021.

•  All six television series debuting in 2020 renewed for second seasons (Love Life, Zoey’s Extraordinary Playlist, Mythic Quest, Power Book II: Ghost, P-Valley and Hightown).

•  Finalized multifaceted syndication deal for Mad Men with Amazon Prime, Amazon’s IMDb TV, AMC and STARZPLAY.

Monetized Diverse Film Slate Across Expanding Array of Platforms

•  Leveraged film slate’s optionality into innovative alternative release strategies for Fatale, Antebellum, Run, I Still Believe, Barb and Star Go to Vista Del Mar and The Secret: Dare to Dream.

•  Green-lit 13 films despite the COVID-19 global pandemic.

•  Created new franchise property Borderlands while expanding current franchises such as John Wick and Dirty Dancing.

Achieved Record Film and Television Library Performance	• Drove record $780.4 million in film and television Reported Library Revenue for fiscal 2021 (up 27% from prior year).

Leveraged Core Strengths While Monetizing Non-Core Assets

•  Launched Lionsgate Play platform in India with key strategic partnerships, first slate of original programming and expansion into Indonesia, Sri Lanka and Bangladesh.

•  Sold interest in PANTAYA in order to focus on global growth of STARZ while retaining strategic content partnership.

56    Lions Gate    2021 Proxy Statement

Compensation Discussion and Analysis

Strengthened Capital Structure

•  Reduced corporate leverage ratio during fiscal 2021 (while fully funding investment in content and STARZPLAY from positive adjusted free cash flow).

•  Ended fiscal 2021 with available cash balance of $529 million.

•  Extended term and reduced interest rates on corporate bonds.

•  Extended $1.25 billion of $1.5 billion credit facility for five years at same interest rates.

Strong Performance Bolstered Stock Price During Fiscal Year

•  The price of Class A voting shares (LGF.A) increased by 160% in fiscal 2021 (from $5.74 on April 1, 2020 to $14.95 on March 31, 2021)

•  261% through the first quarter of fiscal 2022 (from $5.74 on April 1, 2020 to $20.70 on June 30, 2021)

•  The price of Class B non-voting shares (LGF.B) increased by 140% in fiscal 2021 (from $5.38 on April 1, 2020 to $12.90 on March 31, 2021)

•  240% through the first quarter of fiscal 2022 (from $5.38 on April 1, 2020 to $18.30 on June 30, 2021)

Enhanced Culture by Promoting Diversity & Inclusion	• See Environmental, Social and Governance, Social Responsibility and Human Capital Matters, Diversity Equity and Inclusion above.

Navigated Pandemic While Mitigating Disruption	• See Environmental, Social and Governance, Corporate Governance, COVID-19 Management above.

Fiscal 2021 Performance Assessment

For each Named Executive Officer and all other Company employees, the percentage of an individual’s fiscal 2021 target incentive bonus to be awarded was determined by using three equally weighted measures: corporate performance, divisional performance and individual performance.

Corporate Performance

In determining corporate performance, the Compensation Committee reviewed the Company’s financial performance discussed in Fiscal 2021 Company Financial Performance above. Utilizing adjusted OIBDA as its performance metric, the Compensation Committee noted the following:

	Fiscal 2021	Achievement (as a % of Fiscal 2021 Plan)
	Adjusted OIBDA	~130%*
* Actual AOIBDA/Plan AOIBDA (or ~136%, excluding bonus expense).

The Compensation Committee then reviewed the Company’s operational performance discussed in Fiscal 2021 Company Operating Performance above.

After review, the Compensation Committee determined that, despite a strong year where adjusted OIBDA for fiscal 2021 exceeded both fiscal 2021 plan and adjusted OIBDA for fiscal 2020, it would adjust financial performance, in the committee’s discretion, to take into account the unique circumstances of the COVID-19 global pandemic. Accordingly, based on its review, the Compensation Committee determined to award 125% as the corporate performance measure for fiscal 2021.

Lions Gate    2021 Proxy Statement    57

Compensation Discussion and Analysis

Divisional Performance

In determining divisional performance for the Motion Picture, Television Production and Media Networks segments, the Compensation Committee first reviewed the division’s financial performance discussed in Fiscal 2021 Company Financial Performance above. Utilizing segment profit as its performance metric, the Compensation Committee noted the following:

	Fiscal 2021	Achievement (as a % of Fiscal 2021 Plan)
Segment Profit
	Motion Picture	~250%*
	Television Production	~92%**
	Media Networks	~93%***

* Actual Segment Profit/Plan Segment Profit (or 245%, excluding bonus expense)

** Actual Segment Profit/Plan Segment Profit (or 98%, excluding bonus expense)

*** Actual Segment Profit/Plan Segment Profit (or 98%, excluding bonus expense)

The Compensation Committee then reviewed operational performance for each division as discussed in Fiscal 2021 Company Operating Performance above to determine whether to make any adjustments in the division’s financial performance, in the committee’s discretion, based on the division’s operating performance.

In its review, the Compensation Committee noted that the Motion Picture segment turned in a strong year despite the COVID-19 global pandemic, changing release dates and release strategies of several theatrical films by releasing solely and/or earlier on streaming platforms, initially releasing on premium video-on-demand or by licensing directly to streaming platforms, and after an initial pause, safely continued and completed production of a number of theatrical titles, allowing the Company to maintain a robust pipeline of films to meet increased demand across all platforms.

Moreover, the Compensation Committee noted that the Television Production segment, despite the COVID-19 global pandemic, shifted focus to support STARZ platform with 13 new premium scripted series, doubled new scripted series to 24 with 6 series renewed for the 2nd season and minimized the COVID-19 global pandemic effect on episodic deliveries while maintaining strong production protocols to meet STARZ programming needs and source increasing demand for fresh product.

Finally, the Compensation Committee noted that the Media Networks segment, despite the COVID-19 global pandemic, achieved strong domestic and international subscriber growth at STARZ for the fiscal year, and in the course of generating record OTT subscriber growth, increased global subscribers to 29.5 million (including STARZPLAY Arabia, a non-consolidated method equity investee), including almost 17 million OTT subscribers (including STARZPLAY Arabia, a non-consolidated method equity investee), and launched three new series in the Power universe, with 11 original series in fiscal 2021.

Overall, the Compensation Committee noted that all segments effectively managed the response to the COVID-19 global pandemic, supporting and growing the businesses with a minimal loss of efficiency.

Based on such results, the Compensation Committee determined to award 130% as the divisional performance measure for fiscal 2021 for the Motion Picture segment, 100% as the divisional performance measure for fiscal 2021 for the Television Production segment and 109% as the divisional performance measure for fiscal 2021 for the Media Networks segment.

Additionally, because the Named Executive Officers are generally evaluated based on the performance of the Company as a whole, the Compensation Committee determined that each Named Executive Officer would be awarded 120% for divisional performance.

Individual Performance	In determining individual performance for each Named Executive Officer, the Compensation Committee took into account the executive’s performance achievements, contributions, leadership and execution with respect to the Company’s key strategic objectives. Within this context, achievements and performance that the Compensation Committee noted for each executive are set forth under Fiscal 2021 Annual Incentive Bonuses for Named Executive Officers below.

58    Lions Gate    2021 Proxy Statement

Compensation Discussion and Analysis

Fiscal 2021 Annual Incentive Bonuses for Named Executive Officers

Jon Feltheimer

Name	Target Bonus	Corporate Performance (%)	Divisional Performance (%)	Individual Performance (%)	Fiscal 2021 Cash Bonus	Fiscal 2021 Bonus Equity Grant (in RSUs)

Jon Feltheimer	$7,000,000	125%	120%	~225%	$10,000,000	74,405*

*	Award of Class B non-voting restricted share units that vest immediately upon grant.

In evaluating Mr. Feltheimer’s performance for the individual component of the fiscal 2021 bonus program, the Compensation Committee, with the assistance of Pay Governance, developed fiscal 2021 individual performance goals for Mr. Feltheimer, which included the following:

Goal Heading	Individual Goal	Fiscal 2021 Achievement

Manage prudently during a period of unprecedented pandemic-related impacts on the business.	* Effectively lead the Company back to the office with a restructuring and business as the “new normal” without losing efficiency.	✓ See Environmental, Social and Governance, Corporate Governance, COVID-19 Management above.
	* Exceed current fiscal 2021 plan.	✓ Adjusted OIBDA over-performed fiscal 2021 plan by more than $100 million, despite the COVID-19 global pandemic.

	* End fiscal 2021 with lower net debt.	✓ Fiscal 2021 net debt was lower than fiscal 2021 plan.

Increase value of STARZ.	* Continue the positive growth trajectory for STARZ.

✓  Increased STARZ global subscribers to 29.5 million (including STARZPLAY Arabia, a non-consolidated method equity investee).

✓  Grew global OTT subscribers to 16.7 million (including STARZPLAY Arabia, a non-consolidated method equity investee).

✓  Achieved four straight quarters of strong international subscriber growth.

✓  Executed distribution agreement with Canal Plus in France.

✓  Transitioned Lionsgate and Summit label theatrical output deal to STARZ upon expiration of current agreements.

✓  Launched Lionsgate Play platform in India with key strategic partnerships, first slate of original programming and expansion into Indonesia, Sri Lanka and Bangladesh.

	* Develop a strategic plan for Pantaya.	✓ Sold interest in PANTAYA in order to focus on global growth of STARZ while retaining strategic content partnership.

Continue to grow library and content strategy.	* Manage and oversee content development and production.

✓  Increasing Lionsgate television scripted series from to 24.

✓  Six television pilots were picked up to series.

✓  All six television series debuting in 2020 renewed for second seasons.

✓  Green-lit 13 films despite the COVID-19 global pandemic.

✓  46 Lionsgate television series and films safely in production around the world.

✓  No television or film productions abandoned during the COVID-19 global pandemic.

Lions Gate    2021 Proxy Statement    59

Compensation Discussion and Analysis

Goal Heading	Individual Goal	Fiscal 2021 Achievement

	* Continue to increase return from library.	✓ Helped drive record $780.4 million in film and television Reported Library Revenue. ✓ Finalized multifaceted syndication deal for Mad Men with Amazon Prime, Amazon’s IMDb TV, AMC and STARZPLAY.

Diversity, equity, and inclusion.	* Continue to demonstrate ongoing commitment to embracing diversity, equity, and inclusion in every aspect of operations.	✓ See also Environmental, Social and Governance, Social Responsibility and Human Capital Matters, Diversity Equity and Inclusion above.

The Compensation Committee then engaged Pay Governance to assist it in assessing the proposed bonus amount for Mr. Feltheimer. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of the Company’s business and strategic performance achieved during fiscal 2021 and the competitive position of Mr. Feltheimer’s total compensation relative to similar positions within the Company’s peer group.

Accordingly, in May 2021, after consideration of Pay Governance’s analysis and in light of all of the performance factors described above, the Compensation Committee approved for Mr. Feltheimer for fiscal 2021, (i) a cash bonus of $10,000,000 and (ii) 74,405 Class B restricted share units of the Company (value equal to $1,000,000 determined as of the grant date, vesting immediately). The Compensation Committee decided that a portion of Mr. Feltheimer’s fiscal 2021 annual incentive bonus would be paid in the form of an award of immediately vesting restricted share units with respect to our Class B non-voting shares, in order to continue to reflect its commitment to aligning executive and shareholder interests.

Michael Burns

Name	Target Bonus	Corporate Performance (%)	Divisional Performance (%)	Individual Performance (%)	Fiscal 2021 Cash Bonus	Fiscal 2021 Bonus Equity Grant (in RSUs)

Michael Burns	$3,500,000	125%	120%	~213%	$4,000,000	100,000*

*	Award of Class B non-voting restricted share units that vest on the one-year anniversary of grant.

In evaluating Mr. Burns’ performance for the individual component of the fiscal 2021 bonus program, the Compensation Committee, with the assistance of Pay Governance, developed fiscal 2021 individual performance goals for Mr. Burns, which included the following:

Goal Heading	Individual Goal	Fiscal 2021 Achievement

Manage prudently during a period of unprecedented pandemic-related impacts on the business.	* Working closely with senior management, supervise and participate in all capital market transactions.	✓ Adjusted OIBDA over-performed fiscal 2021 plan by more than $100 million, despite the COVID-19 global pandemic.
* Focus on reducing net debt to meet plan.

✓  Continued to prioritize and reduce the Company’s net corporate debt and strengthen the Company’s financial position.

✓  Fiscal 2021 net debt was lower than fiscal 2021 plan.

✓  Reduced corporate leverage ratio during fiscal 2021.

Increase value of STARZ and overall company growth strategy.	* Continue to leverage industry contacts and relationships and assist in growth of STARZ.	✓ See Fiscal 2021 Company Operating Performance, Continued To Transform STARZ Into Premium Global Subscription Platform with Record OTT Subscriber Growth above.
Manage external stakeholders.	* Maintain regular, transparent communication with shareholders and maintain industry relationships.

✓  Presented at significant media banking and research conferences and participated in investor calls.

✓  Worked on rating agency management.

✓  Worked on maintaining productive investment bank and commercial banking relationships.

60    Lions Gate    2021 Proxy Statement

Compensation Discussion and Analysis

Goal Heading	Individual Goal	Fiscal 2021 Achievement
Diversity, equity, and inclusion.	* Continue to demonstrate ongoing commitment to embracing diversity, equity, and inclusion in every aspect of operations.

✓  See also Environmental, Social and Governance, Social Responsibility and Human Capital Matters, Diversity Equity and Inclusion above.

✓  Initiated the Howard University Intern Program and participated on panels.

Based, in part, on achievement of these, the Compensation Committee then engaged Pay Governance to assist it in assessing the proposed bonus amount for Mr. Burns. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of the Company’s business and strategic performance achieved during fiscal 2021, and the competitive position of Mr. Burns’ total compensation relative to similar positions within the Company’s peer group.

Accordingly, in May 2021, after consideration of Pay Governance’s analysis and in light of all of the performance factors described above, the Compensation Committee approved for Mr. Burns for fiscal 2021, (i) a cash bonus of $4,000,000 and (ii) 100,000 Class B restricted share units of the Company (value equal to $1,344,000 determined as of the grant date, vesting on the first anniversary of grant). The Compensation Committee decided that a portion of Mr. Burns’ fiscal 2021 annual incentive bonus would be paid in the form of a restricted share unit award with respect to our Class B non-voting shares, in order to continue to reflect its commitment to aligning executive and shareholder interests.

James W. Barge

Name	Target Bonus	Corporate Performance (%)	Divisional Performance (%)	Individual Performance (%)	Fiscal 2021 Cash Bonus	Additional Transactional Bonus

James W. Barge	$1,250,000	125%	120%	200%	$1,850,000	$1,150,000

In evaluating Mr. Barge’s performance for the individual component of the fiscal 2021 bonus program, the Compensation Committee, with the assistance of Pay Governance, developed fiscal 2021 individual performance goals for Mr. Barge, which included the following:

Goal Heading	Individual Goal	Fiscal 2021 Achievement

Manage prudently during a period of unprecedented pandemic-related impacts on the business.	* Maintain adequate liquidity and adjust capital structure to reflect changing market conditions and COVID-19 risks.

✓  Adjusted OIBDA over-performed fiscal 2021 plan by more than $100 million, despite the COVID-19 global pandemic.

✓  Adjusted free cash flow exceeded fiscal 2021 plan by more than $250 million.

✓  Reduced corporate leverage ratio during fiscal 2021.

✓  Extended term and reduced interest rates on corporate bonds.

✓  Extended credit facility for five years at same interest rates.

✓  Executed strategy to optimize tax rate and cash management.

✓  Helped drive record $780.4 million in film and television Reported Library Revenue.

	* Manage financial relationships and communicate appropriate expectations.	✓ Maintained relationships to generate expanding sources of capital. ✓ Successfully communicated effective messaging to the investment community.

Lions Gate    2021 Proxy Statement    61

Compensation Discussion and Analysis

Goal Heading	Individual Goal	Fiscal 2021 Achievement
* Work with all business units during the COVID-19 global pandemic to manage and drive costs savings, update forecasts, and facilitate efficiencies.

✓ Identified costs associated with the COVID-19 global pandemic across all businesses to separately monitor and manage.

✓ Worked to forecast and procure general safety and work-from-home goods and services; immediately secured critical high-demand product from select vendors, under budget.

✓ Managed and worked to quickly transition all employees, consultants and temps to working fully remote due to the COVID-19 global pandemic.

✓ Achieved general and administrative reductions across all business units and exceeded fiscal 2021 plan.

✓ Oversaw other meaningful cost savings across the Company, coordinating procurement services, maintaining effective internal control over financial reporting and enhancing existing internal control processes.

✓ Negotiated expansion of investment and lease of New York production facilities.

Increase value of STARZ.	* Continue the positive growth trajectory of STARZ.

✓ Fully funded all content and marketing spend, including cash investment in STARZPLAY, from positive adjusted free cash flow.

✓ Sold interest in PANTAYA in order to focus on global growth of STARZ while retaining strategic content partnership.

✓ Focused on STARZ passing inflection point of more OTT than linear subscribers.

Diversity, equity, and inclusion.	* Continue to demonstrate ongoing commitment to embracing diversity, equity, and inclusion in every aspect of operations.	✓ See also Environmental, Social and Governance, Social Responsibility and Human Capital Matters, Diversity Equity and Inclusion above.

Based, in part, on achievement of these, the Compensation Committee then engaged Pay Governance to assist it in assessing the proposed bonus amount for Mr. Barge. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of the Company’s business and strategic performance achieved during fiscal 2021, and the competitive position of Mr. Barge’s total compensation relative to similar positions within the Company’s peer group.

Accordingly, in May 2021, after consideration of Pay Governance’s analysis and in light of all of the performance factors described above, the Compensation Committee determined to award 200% as the individual performance measure for fiscal 2021 to Mr. Barge, and approved for fiscal 2021, a cash bonus of $1,850,000.

In addition, the Compensation Committee determined to award Mr. Barge an additional one-time transactional bonus of $1,150,000 for successfully completing several corporate finance transactions that continued to strengthen the Company’s capital structure and liquidity position.

Brian Goldsmith

Name	Target Bonus	Corporate Performance (%)	Divisional Performance (%)	Individual Performance (%)	Fiscal 2021 Cash Bonus

Brian Goldsmith	$1,000,000	125%	120%	115%	$1,200,000

62    Lions Gate    2021 Proxy Statement

Compensation Discussion and Analysis

In evaluating Mr. Goldsmith’s performance for the individual component of the fiscal 2021 bonus program, the Compensation Committee, with the assistance of Pay Governance, developed fiscal 2021 individual performance goals for Mr. Goldsmith, which included the following:

Goal Heading	Individual Goal	Fiscal 2021 Achievement

Manage prudently during a period of unprecedented pandemic-related impacts on the business.	* Achievement of general and administrative expense reduction for fiscal 2021.	✓ Achieved and exceeded general and administrative expense reduction tied to fiscal 2021 plan.
	* Manage/optimize capital allocation amongst business units.	✓ Implemented strategy for optimization of capital allocation.
	* Drive year-over-year margin improvement in licensing business	✓ Helped achieve margin improvement in fiscal 2021.
Increase value of STARZ.	* Develop a strategic plan for Pantaya.	✓ Sold interest in PANTAYA in order to focus on global growth of STARZ while retaining strategic content partnership. ✓ Helped manage the continued growth of STARZ’s global expansion.
Manage and oversee the production of content.	* Oversee content financings.	✓ Continued successful film and television financing during the COVID-19 global pandemic. ✓ Successfully negotiated outstanding residuals claims.
Diversity, equity, and inclusion.	* Continue to demonstrate ongoing commitment to embracing diversity, equity, and inclusion in every aspect of operations.

✓ See also Environmental, Social and Governance, Social Responsibility and Human Capital Matters, Diversity Equity and Inclusion above.

✓ Planned and launched supplier diversity initiative, enlisting all significant procurement areas to support and implement the program.

Based, in part, on achievement of these, the Compensation Committee then engaged Pay Governance to assist it in assessing the proposed bonus amount for Mr. Goldsmith. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of the Company’s business and strategic performance achieved during fiscal 2021, and the competitive position of Mr. Goldsmith’s total compensation relative to studio/entertainment specific roles.

Accordingly, in May 2021, after consideration of Pay Governance’s analysis and in light of all of the performance factors described above, based on its review and in light of all of the performance factors described above, the Compensation Committee determined to award 115% as the individual performance measure for fiscal 2021 to Mr. Goldsmith, and approved for fiscal 2021, a cash bonus of $1,200,000.

Corii D. Berg

Name	Target Bonus	Corporate Performance (%)	Divisional Performance (%)	Individual Performance (%)	Fiscal 2021 Cash Bonus

Corii D. Berg	$750,000	125%	120%	155%	$1,000,000

Lions Gate    2021 Proxy Statement    63

Compensation Discussion and Analysis

In evaluating Mr. Berg’s performance for the individual component of the fiscal 2021 bonus program, the Compensation Committee, with the assistance of Pay Governance, developed fiscal 2021 individual performance goals for Mr. Berg, which included the following:

Goal Heading	Individual Goal	Fiscal 2021 Achievement

Manage prudently during a period of unprecedented pandemic-related impacts on the business.	* Lead business and legal affairs department, including providing strategic and legal advice.	✓ Ensured execution of the Company’s business strategy in a collaborative and proactive manner, and mitigated unreasonable risks, including regulatory, privacy, and competition compliance globally.

* Manage legal and business affairs issues related to the COVID-19 global pandemic.

✓  Managed unprecedented shutdown of television and motion picture productions worldwide as a result of the COVID-19 global pandemic, balancing local, state, federal and international laws and guild and union policies and rules.

✓  Managed start and restart of television and motion picture productions worldwide through development and implementation of legal and safety protocols, in compliance with all laws.

	* Implement request for proposal process for outside counsel in relevant subject areas.	✓ Developed and implemented request for proposal process for employment, motion picture production and trademark outside counsel.

* Submit and negotiate insurance claims related to the COVID-19 global pandemic.

✓  Submitted insurance claims related to the COVID-19 global pandemic, including motion picture and television production claims and loss of business operations claims for principal offices around the U.S. and internationally.

	* Reevaluate insurance program.	✓ Instituted entire reevaluation of production, business operation, and director and officer insurance programs, resulting in substantial savings with similar maintained coverage.

Increase value of STARZ.	* Assist in continuing positive growth trajectory of STARZ.

✓  Managed oversight of Lionsgate-produced television shows in pre-production and production and oversaw strategic OTT distribution and/or bundle deals worldwide.

✓  Sold interest in PANTAYA in order to focus on global growth of STARZ while retaining strategic content partnership.

Continue to grow library and content strategy.	* Manage negotiation and execution of all motion picture and television development, production, and acquisition agreements so as to continue to grow and refresh library.	✓ Closed numerous motion picture development and acquisition agreements. ✓ Closed numerous pay television and other distribution agreements.

Diversity, equity, and inclusion.	* Continue to demonstrate ongoing commitment to embracing diversity, equity, and inclusion in every aspect of operations.	✓ See also Environmental, Social and Governance, Social Responsibility and Human Capital Matters, Diversity Equity and Inclusion above. ✓ Retained 7 law firms with Mansfield Certifications.

Other critical matters.	* Effectively manage legal affairs department.

✓  Managed various litigation and arbitration matters.

✓  Managed insurance matters in relation to the COVID-19 global pandemic production shutdown.

✓  Managed acquisitions, dispositions and other strategic investments, partnerships and transactions.

64    Lions Gate    2021 Proxy Statement

Compensation Discussion and Analysis

Based, in part, on achievement of these, the Compensation Committee then engaged Pay Governance to assist it in assessing the proposed bonus amount for Mr. Berg. Pay Governance reviewed, among other things, the goals and achievements noted above, other highlights of the Company’s business and strategic performance achieved during fiscal 2021, and the competitive position of Mr. Berg’s total compensation relative to similar positions within the Company’s peer group.

Accordingly, in May 2021, after consideration of Pay Governance’s analysis and in light of all of the performance factors described above, the Compensation Committee determined to award 155% as the individual performance measure for fiscal 2021 to Mr. Berg, and approved for fiscal 2021, a cash bonus of $1,000,000.

Long-term Incentive Awards

The Company believes that providing a meaningful equity stake in our business is essential to create compensation opportunities that are competitive relative to market levels. In addition, the Company believes that by providing compensation in the form of equity awards, we align the executive’s incentives with our shareholders’ interests in a manner that we believe drives superior performance over time. Therefore, we have historically made grants of stock options, restricted share units and SARs to provide further incentives to our executives to increase shareholder value. The Compensation Committee bases its award grants to executives on a number of factors, including:

•	The executive’s position with the Company and total compensation package;

•	The executive’s performance of his or her individual responsibilities;

•	The equity participation levels of comparable executives at peer group companies; and

•	The executive’s contribution to the success of the Company’s financial performance.

Equity award grants to the Named Executive Officers are generally made by the Compensation Committee in connection with the executive’s entering into a new employment agreement with the Company (including specifying in the agreement the grants to be made annually over its term). As noted above, the equity grants provided in each executive’s employment agreement are intended to provide incentives for the entire term of the agreement, and the Company typically does not grant equity-based awards to its executive officers except as provided in the agreement. The Company has, however, granted equity-based awards in recent years to certain executive officers as part of their annual bonus and retains discretion to grant equity awards to its executives from time to time as the Compensation Committee may determine.

Restricted Share Units

The Company grants long-term incentive awards to the Named Executive Officers in the form of restricted share units that may be subject to time-based and performance-based vesting requirements. Awards relate to either Class A voting shares or Class B non-voting shares, with each vested unit that vests being payable in a share of the applicable class of stock (although awards may also be structured to be payable in cash based on the value of the underlying shares). Awards of time-based restricted share units vest over a period of several years following the date of grant. Thus, the units are designed both to link executives’ interests with those of our shareholders as the units’ value is based on the value of Class A voting shares or Class B non-voting shares and to provide a long-term retention incentive for the vesting period, as they generally have value regardless of share price volatility.

Awards of performance-based restricted share units also cover multiple years, with a percentage of the units subject to the award becoming eligible to vest each year based on the Company’s and the individual’s performance during that year relative to performance goals reviewed by the Compensation Committee. Before any performance-based restricted share unit is paid, the Compensation Committee must certify that the performance target(s) have been satisfied. The Compensation Committee has discretion to determine the performance target(s) and any other restrictions or other limitations of performance-based restricted share units and may reserve discretion to reduce payments below maximum award limits. Thus, the performance units are designed both to motivate executives to maximize the Company’s performance each year and to provide a long-term retention incentive for the entire period covered by the award

Lions Gate    2021 Proxy Statement    65

Compensation Discussion and Analysis

Stock Options

A stock option is the right to purchase a Class A voting share or a Class B non-voting share at a future date at a specified price per share. The Company grants stock options to the Named Executive Officers with an exercise price that is equal to (i) the closing price of a Class A voting share or a Class B non-voting share on the date of grant and (ii) in certain cases, as a percentage premium to the closing price of a Class A voting share or a Class B non-voting share on the date of grant. Thus, the Named Executive Officers will only realize value on their stock options if our shareholders realize value on their shares and, for that reason, the Compensation Committee considers all options to be performance-based awards. These options may be subject to time-based or performance-based vesting requirements. The options function as a retention incentive for our executives as the executive generally must remain employed with us through the vesting period and, in the case of performance-based stock options, provide an additional incentive to achieve performance goals considered important to the growth of the Company and the creation of value for our shareholders. The maximum term of a stock option is ten years from the date of grant.

Share Appreciation Rights

A share appreciation right (or SAR) is the right to receive payment of an amount equal to the excess of the fair market value of a Class A voting share or Class B non-voting share on the date of exercise of the SAR over the base price of the SAR. The Company has made a portion of its long-term incentive awards to the Named Executive Officers in the form of SARs. Upon exercise of a SAR, the holder receives a payment in cash or shares with a value equal to the excess, if any, of the fair market value of a Class A voting share or a Class B non-voting share on the date of exercise of the SAR over the base price of the SAR. Because the base price of the SAR is not less than the closing price of a Class A voting share or a Class B non-voting share (as applicable) on the grant date, SARs provide the same incentives as stock options because the holder will only realize value on their SARs if our share price increases after the date of grant. Thus, similar to stock options, the Compensation Committee considers SARs to be performance-based awards. The SARs may be subject to time-based or performance-based vesting requirements. The SARs function as a retention incentive for our executives as the executive generally must remain employed with us through the vesting period and, in the case of performance-based SARs, provide an additional incentive to achieve performance goals considered important to the growth of the Company and the creation of value for our shareholders. The maximum term of a SAR is ten years from the date of grant.

Granting of Equity Awards in Fiscal 2021

The following equity awards were granted in fiscal 2021. These awards consist of equity grants made to Messrs. Feltheimer, Burns and Berg in connection with their entering into new employment agreements with us (as described above in the “Employment Agreements” section of this Compensation Discussion and Analysis), grants made to the Named Executive Officers as part of their fiscal 2020 annual bonuses, annual grants made to Messrs. Barge, Goldsmith and Berg pursuant to their employment agreements, and a portion of certain performance-based awards approved by the Compensation Committee prior to fiscal 2021. In the case of these performance-based awards, the award (or a portion thereof) is treated as granted for accounting purposes on the date on which the Compensation Committee determines whether the applicable performance requirements have been met, and the discussion below relates to the vesting tranches of these awards (including the number of shares subject to grants approved by the Compensation Committee during fiscal 2021) that were allocated to a performance period that ended during fiscal 2021. For more information on these awards, please see the executive compensation tables and narratives that follow this Compensation Discussion and Analysis.

•

In May 2020, in connection with Mr. Berg entering into a new employment agreement with the Company, the Compensation Committee approved the grant of restricted share units (one-half of which would be subject to time-based vesting and one-half of which would be subject to performance-based vesting) and SARs to Mr. Berg. Each of these grants is scheduled to vest over a three-year period.

•

In June 2020, in connection with fiscal 2020 annual incentive bonuses, the Compensation Committee approved grants of restricted share units with respect to Class B non-voting shares to each of the Named Executive Officers, as described in the proxy statement for our 2020 Annual General and Special Meeting of Shareholders. Each of these grants had a one-year vesting period to provide an additional retention incentive.

•

In July 2020, as per the terms of their then-current employment agreements, the Compensation Committee approved the grants of restricted share units (one-half of which would be subject to time-based vesting and one-half of which would be subject to performance-based vesting) to Messrs. Barge, Goldsmith and Berg, respectively. Each of these grants is scheduled to vest over a three-year period.

66    Lions Gate    2021 Proxy Statement

Compensation Discussion and Analysis

•

In July 2020, the Compensation Committee determined the vesting of a tranche of an award of performance-based restricted share units and performance-based stock options granted to Mr. Goldsmith in November 2018 that was eligible to vest during fiscal 2020. This tranche covered 16,106 restricted share units and 52,562 stock options with respect to Class B non-voting shares that were eligible to vest based on the Compensation Committee’s assessment of the Company’s and Mr. Goldsmith’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance discussed above and in the Company’s 2020 proxy statement, and reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and also acknowledged the contributions of Mr. Goldsmith cited above under the heading Annual Incentive Bonuses and in the Company’s 2020 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based restricted share units and the performance-based stock options that were subject to this vesting tranche.

•

In July 2020, the Compensation Committee determined the vesting of a tranche of an award of performance-based restricted share units and performance-based stock options granted to Mr. Goldsmith in July 2019 that was eligible to vest during fiscal 2021. This tranche covered 24,326 restricted share units and 67,422 stock options with respect to Class B non-voting shares that were eligible to vest based on the Compensation Committee’s assessment of the Company’s and Mr. Goldsmith’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance discussed above and in the Company’s 2020 proxy statement, and reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and also acknowledged the contributions of Mr. Goldsmith cited above under the heading Annual Incentive Bonuses and in the Company’s 2020 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based restricted share units and the performance-based stock options that were subject to this vesting tranche.

•

In July 2020, the Compensation Committee determined the vesting of a tranche of an award of performance-based restricted share units and performance-based stock options granted to Mr. Berg in July 2018 that was eligible to vest during fiscal 2021. This tranche covered 1,465 restricted share units and 4,616 stock options with respect to Class B non-voting shares that were eligible to vest based on the Compensation Committee’s assessment of the Company’s and Mr. Berg’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance discussed above and in the Company’s 2020 proxy statement, and reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and also acknowledged the contributions of Mr. Berg cited above under the heading Annual Incentive Bonuses and in the Company’s 2020 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based restricted share units and the performance-based stock options that were subject to this vesting tranche.

•

In July 2020, the Compensation Committee determined the vesting of a tranche of an award of performance-based restricted share units and performance-based stock options granted to Mr. Berg in July 2019 that was eligible to vest during fiscal 2021. This tranche covered 2,867 restricted share units and 7,946 stock options with respect to Class B non-voting shares that were eligible to vest based on the Compensation Committee’s assessment of the Company’s and Mr. Berg’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance discussed above and in the Company’s 2020 proxy statement, and reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, and also acknowledged the contributions of Mr. Berg cited above under the heading Annual Incentive Bonuses and in the Company’s 2020 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based restricted share units and the performance-based stock options that were subject to this vesting tranche.

•

In August 2020, in connection with his entering into new employment agreement with the Company, the Compensation Committee approved the grant of SARs to Mr. Feltheimer. The grant is scheduled to vest in one installment on August 21, 2023.

•

In October 2020, the Compensation Committee determined the vesting of a tranche of an award of performance-based restricted share units and performance-based stock options granted to Mr. Goldsmith in November 2018 that was eligible to vest during fiscal 2021. This tranche covered 16,105 restricted share units and 52,562 stock options with respect to Class B non-voting shares that were eligible to vest based on the Compensation Committee’s assessment of the Company’s and Mr. Goldsmith’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance discussed above and in the Company’s 2020 proxy statement, and reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2020 and September 30, 2020, and also acknowledged the contributions of Mr. Goldsmith cited above under the heading Annual Incentive Bonuses and in the Company’s 2020 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based restricted share units and the performance-based stock options that were subject to this vesting tranche.

Lions Gate    2021 Proxy Statement    67

Compensation Discussion and Analysis

•

In October 2020, the Compensation Committee determined the vesting of a tranche of an award of performance-based SARs granted to Mr. Barge in December 2016 that was eligible to vest during fiscal 2021. This tranche covered 106,250 SARs with respect to Class B non-voting shares that were eligible to vest based on the Compensation Committee’s assessment of the Company’s and Mr. Barge’s performance during the 12-month period covered by that tranche. For these purposes, the Compensation Committee reviewed the Company’s corporate performance discussed above and in the Company’s 2020 proxy statement, and reflected in the Company’s Annual Report on Form 10-K for the year ended March 31, 2020 and the Company’s Quarterly Report on Form 10-Q for the quarters ended June 30, 2020 and September 30, 2020, and also acknowledged the contributions of Mr. Barge cited above under the heading Annual Incentive Bonuses and in the Company’s 2020 proxy statement. Accordingly, based on its review, the Compensation Committee approved the vesting of 100% of the performance-based SARs that were subject to this vesting tranche.

•

In December 2020, in connection with his entering into new employment agreement with the Company, the Compensation Committee approved the grant of performance-based SARs to Mr. Burns. The grant is scheduled to vest in three equal annual installments on December 18, 2021, December 18, 2022 and December 18, 2023; provided, however, that no portion of the SARs shall be vested or exercisable prior to the date on which the volume-weighted average of the closing prices of Class B Shares over a period of thirty consecutive trading days ending on or before December 18, 2023 is greater than or equal to $17.02.

Severance and Other Benefits upon Termination of Employment

The Company believes that severance protections, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers. Accordingly, we provide such protections for the Named Executive Officers under their respective employment agreements. The Compensation Committee determines the level of severance benefits on a case-by-case basis, and, in general, we consider these protections an important part of an executive’s compensation and consistent with competitive practices.

As described in more detail under Potential Payments Upon Termination or Change in Control below, the Named Executive Officers would be entitled to severance benefits under their employment agreements in the event of a termination of employment by the Company “without cause” or, in certain cases, for “good reason,” as such terms are defined in the executive’s employment agreement. The Company has determined that it is appropriate to provide these executives with severance benefits under these circumstances in light of their positions with the Company and as part of their overall compensation package. The cash severance benefits for these executives are generally determined, in the case of Messrs. Feltheimer and Burns, based on their base salary through the remainder of the term covered by their employment agreement and, in the case of the other Named Executive Officers, the greater of 50% of their base salary through the remainder of the term covered by their employment agreement or their base salary for a specified number of months following termination.

The Company also believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our executive officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, we provide certain Named Executive Officers with enhanced severance benefits if their employment is terminated by the Company “without cause” or, in certain cases, by the executive for “good reason” in connection with a change in control. We believe that such enhanced severance benefits the Company and the shareholders by incentivizing the executives to be receptive to potential transactions that are in the best interest of shareholders even if the executives face great personal uncertainty in the change in control context. The cash severance benefits for these executives are generally determined based on their base salary through the remainder of the term covered by their employment agreement (or, if greater, a specified amount in the case of Messrs. Feltheimer and Burns or a specified number of months of base salary following termination in the case of the other Named Executive Officers). In addition, the Company believes it is appropriate to provide these benefits to certain Named Executive Officers (other than Messrs. Feltheimer and Burns) if their employment is terminated in circumstances described above following a change in the senior management of the Company as specified in their respective employment agreements.

As noted above, we do not provide any benefits to our Named Executive Officers that would be payable solely because a change in control occurs or any right to receive a gross-up payment for any parachute payment taxes that may be imposed in connection with a change in control.

See Potential Payments Upon Termination or Change in Control below for more information on the severance benefits provided under the Named Executive Officers’ employment agreements.

Perquisites and Other Benefits

We provide certain Named Executive Officers with limited perquisites and other personal benefits, such as a car allowance, life insurance policy contributions and club membership dues that the Compensation Committee believes are reasonable and consistent with our overall compensation program, to better enable us to attract and retain superior employees for key positions. Additionally, we own an interest in an aircraft through a fractional ownership program for use related to film promotion and other corporate purposes. This enables our executive officers and other service providers to fly more efficiently and to conduct business in privacy

68    Lions Gate    2021 Proxy Statement

Compensation Discussion and Analysis

while traveling. As we own an interest in and maintain this aircraft for business purposes, we believe it is reasonable to afford limited personal use of the aircraft consistent with regulations of the Internal Revenue Service, the SEC and the Federal Aviation Administration. Messrs. Feltheimer and Burns reimburse the Company for a portion of the costs incurred for their limited personal use of the aircraft. All of these perquisites are reflected in the All Other Compensation column of the Summary Compensation table and the accompanying footnotes above.

We have also adopted a nonqualified deferred compensation plan to allow our Named Executive Officers and certain other key employees the opportunity to defer a portion of their compensation without regard to the tax code limitations applicable to tax-qualified plans. The deferred compensation plan is intended to promote retention by providing participants with an opportunity to save for retirement in a tax-efficient manner. Please see the Non-Qualified Deferred Compensation section below for a description of the plan.

Policy with Respect to Section 162(m)

U.S. federal income tax law generally prohibits a publicly-held company from deducting compensation paid to a current or former named executive officer that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the Compensation Committee under a plan approved by the Company’s shareholders, as well as amounts payable to former executives pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit. As one of the factors in its consideration of compensation matters, the Compensation Committee notes this deductibility limitation. However, the Compensation Committee has the flexibility to take any compensation-related actions that it determines are in the best interests of the Company and its shareholders, including awarding compensation that may not be deductible for tax purposes. There can be no assurance that any compensation will in fact be deductible.

Compensation Committee Report On Executive Compensation

The following Report of the Compensation Committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, except to the extent we specifically incorporate the report by reference in that filing.

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the four Non-Employee Directors named at the end of this report, each of whom the Board has determined is independent as defined by the NYSE listing standards. The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this report. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis section be included in this proxy statement to be filed with the SEC.

Compensation Committee of the Board of Directors

Daryl Simm (Chair)

Michael T. Fries

Susan McCaw

Mark H. Rachesky, M.D.

COMPANY’S COMPENSATION POLICIES AND RISK MANAGEMENT

The Compensation Committee has reviewed the design and operation of the Company’s current compensation structures and policies as they pertain to risk and has determined that the Company’s compensation programs do not create or encourage the taking of risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2021, the Compensation Committee consisted of Messrs. Simm (Chair) and Fries, Dr. Rachesky and Ms. McCaw. No member who served on the Compensation Committee at any time during fiscal 2021 is or has been a former or current executive officer of the Company, or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related-party transactions. None of the Company’s executive officers served as a director or a member of a compensation committee (or other committee serving an equivalent function) of any other entity, the executive officers of which served as a director or member of the Compensation Committee during fiscal 2021.

Lions Gate    2021 Proxy Statement    69

EXECUTIVE COMPENSATION INFORMATION

Summary Compensation Table

The Summary Compensation table below quantifies the value of the different forms of compensation earned by or awarded to the Named Executive Officers for fiscals 2021, 2020 and 2019. The primary elements of each Named Executive Officer’s total compensation reported in the table are base salary, an annual bonus and long-term equity incentives. The Named Executive Officers also received the other benefits listed in column (i) of the Summary Compensation table, as further described in footnote 3 to the table.

The Summary Compensation table should be read in conjunction with the tables and narrative descriptions that follow. The Grants of Plan-Based Awards table and the accompanying description of the material terms of equity awards granted in fiscal 2021 provide information regarding the long-term equity incentives awarded to the Named Executive Officers in fiscal 2021. The Outstanding Equity Awards at Fiscal 2021 Year-End and Option Exercises and Stock Vested tables provide further information on the Named Executive Officers’ potential realizable value and actual value realized with respect to their equity awards.

Summary Compensation — Fiscals 2021, 2020 and 2019

Name and Principal Position (a)	Fiscal Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)		Option Awards ($)(2) (f)	Non-Equity Incentive Plan Compensation ($)(1) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($)(3) (i)	Total ($) (j)
Jon Feltheimer (4) Chief Executive Officer	2021	1,500,000	10,000,000	700,002	*	6,746,929	0	0	229,944	19,176,875	**
	2020	1,500,000	6,300,000	1,545,833		1,546,032	0	0	182,601	11,074,466
	2019	1,500,000	3,091,667	0		1,858,005	0	0	165,547	6,615,219
Michael Burns (4) Vice Chair	2021	1,000,000	4,000,000	350,001	*	3,080,000	0	0	71,912	8,501,913	**
	2020	1,000,000	3,150,000	1,083,335		1,083,474	0	0	55,183	6,371,992
	2019	1,000,000	2,166,667	0		1,917,527	0	0	92,652	5,176,846
James W. Barge Chief Financial Officer	2021	1,000,000	3,000,000	2,300,001	*	20,385	0	0	11,690	6,332,076
	2020	1,000,000	1,000,000	275,006		2,418,609	0	0	13,629	4,707,244
	2019	1,000,000	650,000	0		1,118,050	0	0	16,140	2,784,190
Brian Goldsmith Chief Operating Officer	2021	1,000,000	1,200,000	2,609,407	*	149,943	0	0	12,241	4,971,591
	2020	1,000,000	559,200	1,765,775		1,169,196	0	0	13,195	4,507,366
	2019	950,000	550,000	729,572		1,887,736	0	0	5,527	4,122,835
Corii D. Berg Executive Vice President and General Counsel	2021	1,000,000	1,000,000	814,332	*	143,741	0	0	12,879	2,970,952	**
	2020	839,583	600,000	233,196		230,238	0	0	12,150	1,915,167
	2019	666,346	225,000	66,380		109,794	0	0	17,738	1,085,258

*

As explained in note (1) below, these amounts include the value of equity awards granted early in fiscal 2021 as a portion of the executive’s fiscal 2020 annual incentive bonus that vested on the first anniversary of grant as follows: for Mr. Feltheimer, $700,002 in stock awards; for Mr. Burns, $350,001 in stock awards; for Mr. Barge, $300,00 in stock awards; for Mr. Goldsmith, $440,802 in stock awards; and for Mr. Berg, $199,997 in stock awards. Accordingly, the compensation for these executives reported in the table for fiscal 2021 is higher due to the inclusion of both the cash portion of the executive’s fiscal 2021 annual incentive bonuses and the equity portion of the executive’s fiscal 2020 annual incentive bonus.

**

The Company entered into new employment agreements with Messrs. Feltheimer, Burns and Berg during fiscal 2021. Accordingly, the compensation for these executives reported in the table for such fiscal year was significantly higher than the compensation reported for the other fiscal years covered by the table. The increase was also higher, in part, due to the inclusion in fiscal 2021 compensation of equity awards granted for fiscal 2020.

(1)

In accordance with SEC rules, any portion of a Named Executive Officer’s annual bonus that the Compensation Committee determined would be paid in the form of an equity award is reported in the Summary Compensation Table as compensation for the fiscal year in which the award was approved by the Compensation Committee (i.e., the year after the year in which the bonus was earned). For fiscals 2019 and 2020, each Named Executive’s Officer’s bonus was awarded partly in cash and partly in the form of equity-based awards with a one-year vesting schedule. In accordance with SEC rules, the cash portion of each bonus is reported in the Bonus column for fiscals 2019 and 2020, respectively, for each executive, the grant date fair value of the equity portion of the 2019 bonus for each executive is reported as compensation for fiscal 2020 and the grant date fair value of the equity portion of the 2020 bonus for each executive is reported as compensation for fiscal 2021. For fiscal 2021, the bonus for Messrs. Feltheimer and Burns was awarded partly in cash and partly in the form of an equity award, and the bonus for each of the other Named Executive Officers was awarded entirely in cash. Accordingly, the cash amount of each bonus is reported in the Bonus column for 2021, and the equity awards granted to Messrs. Feltheimer and Burns as part of their fiscal 2021 bonus will be reported in next year’s annual proxy statement (as these equity awards were approved by the Compensation Committee during fiscal 2022). For Mr. Barge, this column also includes a transaction bonus of $1,150,000 awarded to him in fiscal 2021 for successfully competing several corporate finance transactions as noted in the Compensation Discussion and Analysis above.

70    Lions Gate    2021 Proxy Statement

Executive Compensation Information

(2)

The amounts reported in columns (e) and (f) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. Under SEC rules, the entire grant date value of these awards is reported as compensation for the Named Executive Officer for the fiscal year in which the award was granted. Accordingly, these columns include amounts for awards that have not yet vested and for which the executive may not have realized any financial benefit. For a discussion of the assumptions and methodologies used to calculate the amounts referred to above, see the discussion of stock awards and option awards contained in Note 14 to the Company’s Audited Consolidated Financial Statements, included as part of the Company’s 2021 Annual Report filed on Form 10-K filed with the SEC on May 28, 2021. As described in the Compensation Discussion and Analysis above under Long-Term Incentive Awards, the Compensation Committee approved certain grants of options, SARs and/or restricted stock units to Messrs. Barge, Berg and Goldsmith that would vest based on such Company and/or individual performance criteria determined by the Compensation Committee in consultation with Mr. Feltheimer for each of the 12-month performance periods covered by these awards (with a tranche of each award being allocated to each of the performance periods for that award). The grant date for accounting purposes for each portion of the award occurs at the end of the applicable performance period when it is determined whether the performance criteria applicable to that portion of the award have been met. Under SEC rules, the value of equity awards is reported as compensation for the fiscal year in which the grant date (as determined for accounting purposes) occurs. Accordingly, to the extent the Compensation Committee’s determined during a particular fiscal year the performance level achieved for a particular performance period under the award, the portion of the award that relates to that performance period is reported as compensation for the fiscal year in which the determination was made.

(3)	The following table outlines the amounts included in All Other Compensation in column (i) of the Summary Compensation table for the Named Executive Officers in fiscal 2021:

Name	Year	401(k) Contribution	Term Life Insurance Premiums (a)	Automobile Allowance	Miscellaneous (b)	Disability Benefits	Total
Jon Feltheimer	2021	$ 8,077	$1,018	$ —	$220,036	$813	$229,944
Michael Burns	2021	$ 9,862	$1,566	$13,332	$ 46,339	$813	$ 71,912
James W. Barge	2021	$ 9,859	$1,018	$ —	$ —	$813	$ 11,690
Brian Goldsmith	2021	$ 9,862	$1,566	$ —	$ —	$813	$ 12,241
Corii D. Berg	2021	$10,500	$1,566	$ —	$ —	$813	$ 12,879

(a)

The Company is not the beneficiary of the life insurance policies, and the premiums that the Company pays are taxable as income to the applicable officer. This insurance is not split-dollar life insurance.

(b)

For Mr. Feltheimer, the amount in this column for fiscal 2021 includes $35,844 in club membership dues, $24,436 in security service costs, and $159,756 in incremental costs for the personal use of the Company-leased aircraft (net of approximately $60,150 reimbursed to the Company by Mr. Feltheimer). For Mr. Burns, the amount in this column for fiscal 2021 includes $46,339 in incremental costs for the personal use of the Company-leased aircraft (net of approximately $24,900 reimbursed to the Company by Mr. Burns). Personal use of the aircraft is valued using an incremental cost method that takes into account variable cost per flight hour, as well as other direct operating costs to the Company, including fuel costs, crew fees and travel expenses, trip-related repairs and maintenance, landing fees and other direct operating costs. Incremental costs do not include certain fixed costs that do not change based on usage (e.g., maintenance not related to personal trips, flight crew salaries and depreciation).

(4)	Does not receive compensation for services as a director.

Lions Gate    2021 Proxy Statement    71

Executive Compensation Information

Description of Employment Agreements

We have entered into employment agreements with each of the Named Executive Officers. Key terms of these employment agreements are briefly described below. Provisions of these agreements relating to post-termination of employment benefits are discussed below under Potential Payments Upon Termination or Change in Control.

Jon Feltheimer	Employment Agreement:	August 21, 2020
	Title:	Chief Executive Officer
	Term Ending:	August 21, 2023 (provided, however, that Company has the right, in its sole discretion, to extend the term by either one or two additional years (i.e., to August 21, 2024 or August 21, 2025)).
	Base Salary:	$1,500,000
Bonus:

Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee, with a target of 100% of base salary; any portion that exceeds $1,500,000 for a particular year may be paid in the form of fully vested common shares of the Company.

Other Benefits:

Eligible to participate in the Company’s usual benefit programs for executives at the same level, as well as Company-provided life and disability insurance coverage, reasonable club membership dues and limited use of the Company’s private aircraft.

	Equity Award:	Received an award of SARs in August 2020 with respect to 2,000,000 Class B non-voting shares at a per-share exercise price of $8.17 that vest in one installment on August 21, 2023.

Michael Burns	Employment Agreement:	December 18, 2020
	Title:	Vice Chair
	Term Ending:	October 30, 2023 (provided, however, that Company has the right, in its sole discretion, to extend the term one additional year (i.e., to October 30, 2024)).
	Base Salary:	$1,000,000
Bonus:

Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee, with a target of 75% of base salary. Any portion that exceeds $1.5 million for a particular year will be paid in the form of either an award of the Company’s common shares or an option to purchase the Company’s common shares, as determined by the Compensation Committee (any such award to be fully vested on grant and the number of shares subject to such award to be determined based on the Company’s then-current share price and, in the case of an option, the assumptions then used to value options for purposes of the Company’s financial reporting).

Other Benefits:

Eligible to participate in the Company’s usual benefit programs for executives at the same level, as well as Company-provided life and disability insurance coverage, a car allowance and limited use of the Company’s private aircraft.

Equity Award:

Received an award in December 2020 of performance-based SARs with respect to 1,500,000 of Class B non-voting shares at a per-share exercise price of $8.51, that vest in three equal annual installments on December 18, 2021, December 18, 2022 and December 18, 2023; provided, however, that no portion of the SARs would have vested or been exercisable prior to the date on which the volume-weighted average of the closing prices of Class B Shares over a period of thirty consecutive trading days ending on or before December 18, 2023 was greater than or equal to $17.02 (the “VWAP Performance Goal”). The VWAP Performance Goal was met on June 25, 2021. Notwithstanding the foregoing, if the Company does not extend the term by the additional year and Mr. Burns’ employment terminates on October 30, 2023, then the third tranche of the SAR shall automatically vest on October 29, 2023.

72    Lions Gate    2021 Proxy Statement

Executive Compensation Information

James W. Barge	Employment Agreement:	September 26, 2019 (as amended on June 22, 2020)
	Title:	Chief Financial Officer
	Term Ending:	July 31, 2023
	Base Salary:	$1,000,000
Bonus:

Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee in consultation with the Company’s Chief Executive Officer, with a target of 125% of base salary.

	Other Benefits:	Eligible to participate in the Company’s usual benefit programs for executives at the same level.
	Signing Equity Awards:	Received grants in September 2019 as to Class B non-voting shares of 635,526 time-based SARs and 635,526 performance-based SARs, each with a three-year vesting period.
Annual Equity Awards:

Eligible to receive annual grants as to Class B non-voting shares each year from fiscal 2020 through fiscal 2024 with a grant date value of $4,000,000 for the fiscal 2020 grant, $3,750,000 for each of the fiscal 2021 and 2022 grants and $3,250,000 for the fiscal 2023 grant, each with a three-year vesting period and to consist of restricted stock units and/or SARs as determined by the Compensation Committee, provided that no more than 33% of the annual grant may be subject to performance-based vesting unless otherwise agreed by the executive.

Brian Goldsmith	Employment Agreement:	November 12, 2018 (as amended on June 22, 2020)
	Title:	Chief Operating Officer
	Term Ending:	September 30, 2022
	Base Salary:	$1,000,000
Bonus:

Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee in consultation with the Company’s Chief Executive Officer, with a target of 100% of base salary.

	Other Benefits:	Eligible to participate in the Company’s usual benefit programs for executives at the same level.
Annual Equity Awards:

Eligible to receive annual grants as to Class B non-voting shares each year from fiscal 2020 through fiscal 2023 with a grant date value of $3,500,000, each with a three-year vesting period and to consist of restricted stock units and/or SARs (or options) as determined by the Compensation Committee, provided that no more than 33% of the annual grant may be subject to performance-based vesting unless otherwise agreed by the executive.

Corii D. Berg	Employment Agreement:	May 15, 2020 (as amended on June 22, 2020)
	Title:	Executive Vice President and General Counsel
	Term Ending:	July 11, 2023
	Base Salary:	$1,000,000
Bonus:

Eligible for an annual incentive bonus to be determined at the full discretion of the Compensation Committee in consultation with the Company’s Chief Executive Officer, with a target of 75% of base salary.

	Other Benefits:	Eligible to participate in the Company’s usual benefit programs for executives at the same level.
Signing Equity Awards:

Received grants in May 2020 as to Class B non-voting shares of 11,819 time-based restricted stock units, 11,819 performance-based restricted stock units, and 31,776 time-based SARs, each with a three-year vesting period.

Annual Equity Awards:

Eligible to receive annual grants as to Class B non-voting shares each year for fiscal 2021 through fiscal 2024 with a grant date value of $1,000,000, each with a three-year vesting period and to consist of restricted stock units and/or SARs as determined by the Compensation Committee, provided that no more than 33% of the annual grant may be subject to performance-based vesting unless otherwise agreed by the executive.

Lions Gate    2021 Proxy Statement    73

Executive Compensation Information

Grants of Plan-Based Awards

The following table presents information regarding the incentive awards granted to the Named Executive Officers during fiscal 2021. Each of the equity-based awards was granted under the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (the “2019 Plan”), which has been approved by our shareholders. Detailed information on each equity award is presented in the narrative that follows the table.

Grants of Plan-Based Awards — Fiscal 2021

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)		All Other Option Awards: Number of Securities Underlying Options (#) (j)		Exercise or Base Price of Option Awards ($/sh) (k)	Grant Date Fair Value of Stock and Option Awards ($)(1) (l)
Name (a)	Grant Date (b)*	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Jon Feltheimer	6/5/2020	—	—	—	—	—	—	86,420	(2)	—		—	700,002
	8/21/2020	—	—	—	—	—	—	—		2,000,000	(3)	8.17	6,746,929
Michael Burns	6/5/2020	—	—	—	—	—	—	43,210	(2)	—		—	350,001
	12/18/2020	—	—	—	—	1,500,000(4)	—	—		—		8.51	3,080,000
James W. Barge	6/5/2020	—	—	—	—	—	—	37,037	(2)	—		—	300,000
	7/23/2020	—	—	—	—	—	—	272,109		—		—	2,000,001
	10/15/2020	—	—	—	—	106,250	—	—		—		25.22	20,385
Brian Goldsmith	6/5/2020	—	—	—	—	—	—	54,420	(2)	—		—	440,802
	7/23/2020	—	—	—	—	—	—	238,095		—		—	1,749,998
	7/23/2020	—	—	—	—	67,422	—	—		—		11.99	86,054
	7/23/2020	—	—	—	—	52,562	—	—		—		18.11	33,109
	7/23/2020	—	—	—	—	16,106	—	—		—		—	114,514
	7/23/2020	—	—	—	—	24,326	—	—		—		—	178,796
	10/15/2020	—	—	—	—	52,562	—	—		—		18.11	30,780
	10/15/2020	—	—	—	—	16,105	—	—		—		—	125,297
Corii D. Berg	5/15/2020	—	—	—	—	—	—	—		31,776	(5)	6.98	132,179
	5/15/2020	—	—	—	—	—	—	11,819	(5)	—		—	82,497
	6/5/2020	—	—	—	—	—	—	24,691	(2)	—		—	199,997
	7/23/2020	—	—	—	—	—	—	68,027		—		—	499,998
	7/23/2020	—	—	—	—	4,616	—	—		—		23.46	1,420
	7/23/2020	—	—	—	—	1,465	—	—		—		—	10,768
	7/23/2020	—	—	—	—	7,946	—	—		—		11.99	10,142
	7/23/2020	—	—	—	—	2,867	—	—		—		—	21,072

*	These awards were granted with respect to Class B non-voting shares.

(1)

The amounts reported in column (l) reflect the fair value of these awards on the grant date as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in column (l), see footnote (2) to the Summary Compensation table.

(2)	These awards were granted as a portion of the fiscal 2020 annual incentive bonus and vested on the first anniversary of the date of grant.

(3)	This award, granted as part of a new employment agreement with the Company, vests in one installment on August 21, 2023.

(4)

This award, granted as part of a new employment agreement with the Company, vests in three equal annual installments of the date of grant, subject to achievement of the VWAP Performance Goal described above under Description of Employment Agreements. The VWAP Performance Goal was met on June 25, 2021.

(5)	These awards, granted as part of a new employment agreement with the Company, vests over a three-year period measured from May 15, 2020.

Each of the equity-based awards reported in the Grants of Plan-Based Awards table was granted under, and is subject to, the terms of the 2019 Plan. The 2019 Plan is administered by the Compensation Committee, which has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes, subject to the provisions of the 2019 Plan, selecting participants and determining the type(s) of award(s) that they are to receive, determining the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award, accelerating or extending the vesting or exercisability or extending the term of any or all outstanding awards, making certain adjustments to an outstanding award and authorizing the conversion, succession or substitution of an award, determining the manner in which the purchase price of an award or the Company’s common shares may be paid, making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provisions to

74    Lions Gate    2021 Proxy Statement

Executive Compensation Information

ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his death or, in certain cases, to family members for tax or estate planning purposes.

Under the terms of the 2019 Plan, a change in control of the Company does not automatically trigger vesting of the awards then outstanding under the plan. If there is a change in control, each participant’s outstanding awards granted under the plan will generally be assumed by the successor company, unless the Compensation Committee provides that the award will not be assumed and will become fully vested and, in the case of options, exercisable. Any options that become vested in connection with a change in control will generally terminate to the extent they are not exercised prior to the change in control.

As described below under Potential Payments upon Termination or Change in Control, certain equity awards granted to the Named Executive Officers are subject to accelerated vesting under the terms of their respective employment agreements in the event of a termination of their employment under certain circumstances.

Restricted Share Units

Columns (g) and (i) in the table above report awards of restricted share units that are treated as granted to the Named Executive Officers during fiscal 2021 under applicable accounting rules. Each restricted share unit represents a contractual right to receive, upon vesting of the unit, payment equal to the value of our Class B non-voting shares. The Named Executive Officer does not have the right to vote or dispose of the restricted share units, but will be credited with additional share units under the award as dividend equivalents based on the amount of dividends (if any) paid by the Company during the term of the award on a number of shares equal to the number of outstanding and unpaid restricted share units then subject to the award. Such dividend equivalents will only be paid if and when vesting requirements applicable to the underlying share units are met.

Time-Based Units. For Messrs. Feltheimer, Burns, Barge, Goldsmith and Berg, the 86,420, 43,210, 37,037, 54,420 and 24,691 Class B non-voting share awards, respectively, made in June 2020, and reported in column (i) in the table above, represent a portion of fiscal 2020 bonuses paid in the form of restricted share units that vest in fiscal 2022, one year from the date of grant.

For Messrs. Barge, Goldsmith and Berg, the 272,109, 238,095 and 68,027 Class B non-voting share awards, respectively, made in July 2020, and reported in column (i) in the table above, represent annual grants of time-based restricted stock units. These awards are subject to a three-year vesting schedule, subject to the executive’s continued employment with us through the vesting dates.

For Mr. Berg, the 11,819 Class B non-voting share award made in May 2020, and reported in column (i) in the table above, represents a grant made in connection with his entering into a new employment agreement with the Company. This award is subject to a three-year vesting schedule, subject to Mr. Berg’s continued employment with us through the vesting dates.

Performance-Based Units.

Columns (g) and (i) in the table above report awards of performance share units that are treated as granted to the Named Executive Officers during fiscal 2021 under applicable accounting rules. Performance share units are similar to the restricted share units described above except that they are subject to performance-based vesting conditions as well as time-based vesting.

For Mr. Goldsmith, the 16,106 Class B non-voting share awards made in July 2020 and reported in column (g) in the table above represents the portion of an award of restricted share units that vested during fiscal 2021 based on Mr. Goldsmith’s and the Company’s performance. This award was originally approved by the Compensation Committee in November 2018 and covers a three-year period ending in November 2021, with one-third of the total award being eligible to vest based on Mr. Goldsmith’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2021 based on Mr. Goldsmith’s and the Company’s performance are reflected in the table above.

For Mr. Goldsmith, the 24,326 Class B non-voting share awards made in July 2020 and reported in column (g) in the table above represents the portion of an award of restricted share units that vested during fiscal 2021 based on Mr. Goldsmith’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2019 and covers a three-year period ending in July 2022, with one-third of the total award being eligible to vest based on Mr. Goldsmith’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2021 based on Mr. Goldsmith’s and the Company’s performance are reflected in the table above.

Lions Gate    2021 Proxy Statement    75

Executive Compensation Information

For Mr. Goldsmith, the 16,105 Class B non-voting share awards made in October 2020 and reported in column (g) in the table above represents the portion of an award of restricted share units that vested during fiscal 2021 based on Mr. Goldsmith’s and the Company’s performance. This award was originally approved by the Compensation Committee in November 2018 and covers a three-year period ending in November 2021, with one-third of the total award being eligible to vest based on Mr. Goldsmith’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2021 based on Mr. Goldsmith’s and the Company’s performance are reflected in the table above.

For Mr. Berg, the 1,465 Class B non-voting share awards made in July 2020 and reported in column (g) in the table above represents the portion of an award of restricted share units that vested during fiscal 2021 based on Mr. Berg’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2018 and covers a three-year period ending in July 2021, with one-third of the total award being eligible to vest based on Mr. Berg’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2021 based on Mr. Berg’s and the Company’s performance are reflected in the table above.

For Mr. Berg, the 2,867 Class B non-voting share awards made in July 2020 and reported in column (g) in the table above represents the portion of an award of restricted share units that vested during fiscal 2021 based on Mr. Berg’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2019 and covers a three-year period ending in July 2022, with one-third of the total award being eligible to vest based on Mr. Berg’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2021 based on Mr. Berg’s and the Company’s performance are reflected in the table above.

Options

Columns (g) and (j) in the table above report awards of options treated as granted to the Named Executive Officers during fiscal 2021 under applicable accounting rules. Once vested, each option will generally remain exercisable until its normal expiration date. Options granted to our Named Executive Officers generally have a term of ten years. However, vested options may terminate earlier in connection with a change in control transaction or a termination of the Named Executive Officer’s employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the option will immediately terminate upon a termination of the Named Executive Officer’s employment. The Named Executive Officer will generally have six months to exercise the vested portion of the option following a termination of employment. However, options held by our employees (including the Named Executive Officers) generally provide an extended period for the employee to exercise his or her vested options if the employee meets certain age and service requirements upon his or her retirement from employment with us. If the Named Executive Officer is terminated by us for cause, the option (whether or not) vested will immediately terminate. Options granted to our employees (including the Named Executive Officers) do not include any dividend rights.

For Mr. Goldsmith, the options to purchase 67,422 Class B non-voting shares made in July 2020 and reported in column (g) in the table above represents the portion of an award of options that vested during fiscal 2021 based on Mr. Goldsmith’s and the Company’s performance. This grant was originally approved by the Compensation Committee in November 2018 and covers a three-year period ending November 2021, with one-third of the total award being eligible to vest based on Mr. Goldsmith’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the options eligible to vest during fiscal 2021 based on Mr. Goldsmith’s and the Company’s performance are reflected in the table above.

For Mr. Goldsmith, the options to purchase 52,562 Class B non-voting shares made in July 2020 and reported in column (g) in the table above represents the portion of an award of options that vested during fiscal 2021 based on Mr. Goldsmith’s and the Company’s performance. This grant was originally approved by the Compensation Committee in July 2019 and covers a three-year period ending July 2022, with one-third of the total award being eligible to vest based on Mr. Goldsmith’s and the Company’s performance a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the options eligible to vest during fiscal 2021 based on Mr. Goldsmith’s and the Company’s performance are reflected in the table above.

For Mr. Goldsmith, the options to purchase 52,562 Class B non-voting shares made in October 2020 and reported in column (g) in the table above represents the portion of an award of options that vested during fiscal 2021 based on Mr. Goldsmith’s and the Company’s

76    Lions Gate    2021 Proxy Statement

Executive Compensation Information

performance. This grant was originally approved by the Compensation Committee in November 2018 and covers a three-year period ending November 2021, with one-third of the total award being eligible to vest based on Mr. Goldsmith’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the options eligible to vest during fiscal 2021 based on Mr. Goldsmith’s and the Company’s performance are reflected in the table above.

For Mr. Berg, the options to purchase 4,616 Class B non-voting shares made in July 2020 and reported in column (g) in the table above represents the portion of an award of restricted share units that vested during fiscal 2021 based on Mr. Berg’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2018 and covers a three-year period ending fiscal 2021, with one-third of the total award being eligible to vest based on Mr. Berg’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2021 based on Mr. Berg’s and the Company’s performance is reflected in the table above.

For Mr. Berg, the options to purchase 7,946 Class B non-voting shares made in July 2020 and reported in column (g) in the table above represents the portion of an award of restricted share units that vested during fiscal 2021 based on Mr. Berg’s and the Company’s performance. This award was originally approved by the Compensation Committee in July 2019 and covers a three-year period ending fiscal 2022, with one-third of the total award being eligible to vest based on Mr. Berg’s and the Company’s performance over a specified twelve-month period. This grant is treated as three separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the units eligible to vest during fiscal 2021 based on Mr. Berg’s and the Company’s performance is reflected in the table above.

Share Appreciation Rights

Columns (g) and (j) in the table above also reports awards of SARs treated as granted to the Named Executive Officers during fiscal 2021 under applicable accounting rules. Once vested, each SAR will generally remain exercisable until its normal expiration date. SARs granted to our Named Executive Officers generally have a term of ten years. However, vested SARs may terminate earlier in connection with a change in control transaction or a termination of the Named Executive Officer’s employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the SARs will immediately terminate upon a termination of the Named Executive Officer’s employment. The Named Executive Officer will generally have six months to exercise the vested portion of the SARs following a termination of employment. However, SARs held by our employees (including the Named Executive Officers) generally provide an extended period for the employee to exercise his or her vested SARs if the employee meets certain age and service requirements upon his or her retirement from employment with us. If the Named Executive Officer is terminated by us for cause, the SAR (whether or not) vested will immediately terminate. The SARs granted to our employees (including the Named Executive Officers) do not include any dividend rights.

For Mr. Feltheimer, the grant of 2,000,000 SARs with respect to Class B non-voting shares made in August 2020 and reported in column (j) in the table above represents a grant made in connection with his entering into a new employment agreement with the Company. This award is scheduled to vest in one installment on August 21, 2023, subject to Mr. Feltheimer’s continued employment with us through the vesting date.

For Mr. Burns, the grant of 1,500,000 SARs with respect to Class B non-voting shares made in December 2020 and reported in column (g) in the table above represents a grant made in connection with his entering into a new employment agreement with the Company. This award is scheduled to vest in three annual installments on December 18, 2021, December 18, 2022 and December 18, 2023, subject to Mr. Burns’ continued employment with us through the applicable vesting date; provided, however, that no portion of the SARs would have vested or been exercisable prior to the date on which the VWAP Performance Goal described above under Description of Employment Agreements was satisfied. The VWAP Performance Goal was met on June 25, 2021.

For Mr. Barge, the grant of 106,250 SARs with respect to Class B non-voting shares made in October 2020 and reported in column (g) in the table above represents the portion of an award of SARs that vested during fiscal 2021 based on Mr. Barge’s and the Company’s performance. This grant was originally approved by the Compensation Committee in December 2016 and covers a four-year period, with one-fourth of the total award being eligible to vest based on Mr. Barge’s and the Company’s performance over a specified twelve-month period. This grant is treated as four separate annual awards for accounting purposes and, in each case, is treated as granted for accounting purposes on the date the Compensation Committee determines the level of performance achieved for the particular performance period. Accordingly, only the SARs eligible to vest during fiscal 2021 based on Mr. Barge’s and the Company’s performance are reflected in the table above.

Lions Gate    2021 Proxy Statement    77

Executive Compensation Information

For Mr. Berg, the 31,776 SARs with respect to Class B non-voting shares made in May 2020 and reported in column (j) in the table above represent a grant made in connection with his entering into a new employment agreement with the Company. This award vests in three equal annual installments on each of the first three anniversaries of the date of grant, subject to Mr. Berg’s continued employment with us through the vesting dates.

Outstanding Equity Awards

The following table presents information regarding the outstanding equity awards held by each of the Named Executive Officers as of March 31, 2021, including the vesting dates for the portions of these awards that had not vested as of that date.

Outstanding Equity Awards at Fiscal 2021 Year-End

	Option Awards							Stock Awards
Name (a)	Securities Covered By Award	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
Jon Feltheimer	LGF.A	982,674	—	—		$27.48	5/23/2023	—		—	—	—
	LGF.B	982,674	—	—		$26.57	5/23/2023	—		—	—	—
	LGF.A	614,171	—	—		$32.83	5/23/2023	—		—	—	—
	LGF.B	614,171	—	—		$31.74	5/23/2023	—		—	—	—
	LGF.A	226,016	339,021 (2)	—		$20.37	10/11/2026	—		—	—	—
	LGF.B	226,016	339,021 (3)	—		$19.69	10/11/2026	—		—	—	—
	LGF.A	226,016	339,021 (2)	—		$25.46	10/11/2026	—		—	—	—
	LGF.B	226,016	339,021 (3)	—		$24.61	10/11/2026	—		—	—	—
	LGF.B	83,333	41,667 (4)	—		$23.02	6/7/2028	—		—	—	—
	LGF.B	83,333	41,667 (4)	—		$28.78	6/7/2028	—		—	—	—
	LGF.B	418,245	—	—		$14.60	6/4/2024	—		—	—	—
	LGF.B	—	2,000,000 (5)	—		$ 8.17	8/21/2030	—		—	—	—
	LGF.B	—	—	—			—	86,420 (6)		$1,114,818	—	—
Michael Burns	LGF.A	912,483	—	—		$16.66	10/30/2022	—		—	—	—
	LGF.B	912,483	—	—		$16.10	10/30/2022	—		—	—	—
	LGF.A	280,062	186,708 (7)	—		$24.59	11/3/2026	—		—	—	—
	LGF.B	280,062	186,708 (8)	—		$23.77	11/3/2026	—		—	—	—
	LGF.A	280,062	186,708 (7)	—		$19.68	11/3/2026	—		—	—	—
	LGF.B	280,062	186,708 (8)	—		$19.02	11/3/2026	—		—	—	—
	LGF.B	83,333	41,667 (4)	—		$23.02	6/7/2028	—		—	—	—
	LGF.B	83,333	41,667 (4)	—		$28.78	6/7/2028	—		—	—	—
	LGF.B	293,110	—	—		$14.60	6/4/2024	—		—	—	—
	LGF.B	—	—	1,500,000	(9)	$ 8.51	12/18/2030	—		—	—	—
	LGF.B	—	—	—			—	43,210	(10)	$557,409	—	—

78    Lions Gate    2021 Proxy Statement

Executive Compensation Information

	Option Awards						Stock Awards
Name (a)	Securities Covered By Award	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1) (j)
James W. Barge	LGF.A	169,814	—	—	$38.76	9/16/2023	—		—	—	—
	LGF.B	169,814	—	—	$37.47	9/16/2023	—		—	—	—
	LGF.B	850,000	—	—	$25.22	12/28/2026	—		—	—	—
	LGF.B	63,333	31,667 (11)	—	$23.02	6/7/2028	—		—	—	—
	LGF.B	74,405	—	—	$14.60	6/4/2024	—		—	—	—
	LGF.B	211,842	423,684 (12)	—	$8.66	9/26/2029	—		—	—	—
	LGF.B	—	—	—	—	—	37,037	(13)	$477,777	—	—
	LGF.B	—	—	—	—	—	272,109	(14)	$3,510,206	—	—
Brian Goldsmith	LGF.A	122,833	—	—	$16.31	10/3/2022	—		—	—	—
	LGF.B	122,833	—	—	$15.77	10/3/2022	—		—	—	—
	LGF.A	132,657	—	—	$39.16	11/13/2025	—		—	—	—
	LGF.B	132,657	—	—	$37.86	11/13/2025	—		—	—	—
	LGF.B	63,333	31,667 (11)	—	$23.02	6/7/2028	—		—	—	—
	LGF.B	210,248	52,562 (15)	—	$18.11	11/12/2028	—		—	—	—
	LGF.B	134,844	134,844 (16)	—	$11.99	7/1/2029	—		—	—	—
	LGF.B	74,405	—	—	$14.60	6/4/2024	—		—	—	—
	LGF.B	—	—	—	—	—	16,105	(17)	$207,755	—	—
	LGF.B	—	—	—	—	—	48,651	(18)	$627,598	—	—
	LGF.B	—	—	—	—	—	54,420	(19)	$702,018	—	—
	LGF.B	—	—	—	—	—	238,095	(20)	$3,071,426	—	—
Corii D. Berg	LGF.B	18,466	4,617 (21)	—	$23.46	7/1/2028	—		—	—	—
	LGF.B	15,892	15,892 (22)	—	$11.99	7/1/2029	—		—	—	—
	LGF.B	30,438	—	—	$14.60	6/4/2024	—		—	—	—
	LGF.B	—	31,776 (23)	—	$6.98	5/15/2030	—		—	—	—
	LGF.B	—	—	—	—	—	1,465	(24)	$18,889	—	—
	LGF.B	—	—	—	—	—	5,734	(25)	$73,969	—	—
	LGF.B	—	—	—	—	—	11,819	(26)	$152,465	—	—
	LGF.B	—	—	—	—	—	24,691	(27)	$318,514	—	—
	LGF.B	—	—	—	—	—	68,027	(28)	$877,548	—	—

(1)

The dollar amounts shown in columns (h) and (j) are determined by multiplying either the number of Class A voting shares or units (LGF.A) or Class B non-voting shares or units (LGF.B) reported in columns (g) and (i), respectively, by $14.95 and $12.90, respectively, the closing price of LGF.A and LGF.B on March 31, 2021 (the last trading day of fiscal 2021).

(2)	Represents an unvested option to purchase 339,021 Class A voting shares, which are scheduled to vest in three equal annual installments on May 22, 2021, May 22, 2022 and May 22, 2023.

(3)	Represents an unvested option to purchase 339,021 Class B non-voting shares, which are scheduled to vest in three equal annual installments on May 22, 2021, May 22, 2022 and May 22, 2023.

(4)	Represents an unvested option to purchase 41,667 Class B non-voting shares, which are scheduled to vest on June 7, 2021.

(5)	Represents 2,000,000 unvested SARs with respect to Class B non-voting shares which are scheduled to vest on August 21, 2023.

(6)	Represents 86,420 time-based Class B non-voting restricted share units, which are scheduled to vest on June 5, 2021.

(7)	Represents an unvested option to purchase 186,708 Class A voting shares, which are scheduled to vest in two equal annual installments on October 30, 2021 and October 30, 2022.

Lions Gate    2021 Proxy Statement    79

Executive Compensation Information

(8)	Represents an unvested option to purchase 186,708 Class B non-voting shares, which are scheduled to vest in two equal annual installments on October 30, 2021 and October 30, 2022.

(9)

Represents 1,500,000 unvested SARs with respect to Class B non-voting shares which are scheduled to vest in three equal annual installments on December 18, 2021, December 18, 2022 and December 18, 2023; provided, however, that no portion of the SARs would have vested or been exercisable prior to the date on which the VWAP Performance Goal described above under Description of Employment Agreements was satisfied. The VWAP Performance Goal was met on June 25, 2021.

(10)	Represents 43,210 time-based Class B non-voting restricted share units, which are scheduled to vest on June 5, 2021.

(11)	Represents an unvested option to purchase 31,667 Class B non-voting shares, which are scheduled to vest on June 7, 2021.

(12)	Represents 423,684 unvested SARs with respect to Class B non-voting shares, which are scheduled to vest in two equal annual installments on March 26, 2022 and March 26, 2023.

(13)	Represents 37,037 time-based Class B non-voting restricted share units, which are scheduled to vest on June 5, 2021.

(14)	Represents 272,109 time-based Class B non-voting restricted share units, which are scheduled to vest in three equal annual installments July 23, 2021, July 23, 2022 and July 23, 2023.

(15)	Represents an unvested option to purchase 52,562 Class B non-voting shares, which are scheduled to vest on September 11, 2021.

(16)	Represents an unvested option to purchase 134,844 Class B non-voting shares, which are scheduled to vest in two equal annual installments on July 1, 2021 and July 1, 2022.

(17)	Represents 16,105 time-based Class B non-voting restricted share units, which are scheduled to vest on September 11, 2021.

(18)	Represents 48,651 time-based Class B non-voting restricted share units, which are scheduled to vest in two equal installments on July 1, 2021 and July 1, 2022.

(19)	Represents 54,420 time-based Class B non-voting restricted share units, which are scheduled to vest on June 5, 2021.

(20)	Represents 238,095 time-based Class B non-voting restricted share units, which are scheduled to vest in three equal annual installments July 23, 2021, July 23, 2022 and July 23, 2023.

(21)	Represents an unvested option to purchase 4,617 Class B non-voting shares, which are scheduled to vest on July 1, 2021.

(22)	Represents an unvested option to purchase 15,892 Class B non-voting shares, which are scheduled to vest in two equal annual installments on July 1, 2021 and July 1, 2022.

(23)	Represents 31,776 unvested SARs with respect to Class B non-voting shares, which are scheduled to vest in three equal annual installments on May 15, 2021, May 15, 2022 and May 15, 2023.

(24)	Represents 1,465 time-based Class B non-voting restricted share units, which are scheduled to vest on July 1, 2021.

(25)	Represents 5,734 time-based Class B non-voting restricted share units, which are scheduled to vest in two equal annual installments on July 1, 2021 and July 1, 2022.

(26)	Represents 11,819 time-based Class B non-voting restricted share units, which are scheduled to vest in three equal annual installments on May 15, 2021, May 15, 2022 and May 15, 2023.

(27)	Represents 24,691 time-based Class B non-voting restricted share units, which are scheduled to vest on June 5, 2021.

(28)	Represents 68,027 time-based Class B non-voting restricted share units, which are scheduled to vest in three equal annual installments July 23, 2021, July 23, 2022 and July 23, 2023.

Option Exercises and Stock Vested

The following table presents information regarding the exercise of options by the Named Executive Officers during fiscal 2021 and the vesting during fiscal 2021 of other stock awards previously granted to the Named Executive Officers.

Option Exercises and Stock Vested — Fiscal 2021

		Option Awards		Stock Awards
Name(a)	Securities Covered By Award	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($)(2) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Jon Feltheimer	LGF.B	—	—	105,879	856,561
Michael Burns	LGF.B	—	—	74,201	600,286
James W. Barge	LGF.B	—	—	43,836	367,883
Brian Goldsmith	LGF.B	—	—	115,804	879,827
Corii D. Berg	LGF.B	—	—	16,369	123,761

(1)

The dollar amounts shown in column (c) above for option awards are determined by multiplying (i) the number of our common shares to which the exercise of the option related, by (ii) the difference between the per-share closing price of the applicable class of our common shares on the date of

80    Lions Gate    2021 Proxy Statement

Executive Compensation Information

exercise and the exercise price of the options. The dollar amounts shown in column (e) above for stock awards are determined by multiplying the number of shares or units, as applicable, that vested by the per-share closing price of the applicable class of our common shares on the vesting date.

Non-Qualified Deferred Compensation

We permit our Named Executive Officers and certain other key employees to elect to receive a portion of their compensation reported in the Summary Compensation—Fiscals 2021, 2020 and 2019 table above on a deferred basis under our Deferred Compensation Plan. Under the plan, we are also permitted to make additional discretionary contributions with respect to amounts deferred under the plan.

For cash amounts deferred under the plan, the participant may elect one or more measurement funds to be used to determine investment gains or losses to be credited to his or her account balance, including certain mutual funds. Amounts may be deferred until a specified date, retirement or other termination of service, disability or death. At the participant’s election, compensation deferred until a specified date or termination of service may be paid as a lump sum or in annual installments as specified in the plan document. If the participant’s employment terminates due to death or disability, the participant’s deferred compensation balance will be paid in a single lump sum. Emergency hardship withdrawals are also permitted under the plan.

As of the last day of fiscal 2021, none of the Named Executive Officers had deferred any amount under the plan, and the Company had not made any contributions with respect to any Named Executive Officer under the plan.

Lions Gate    2021 Proxy Statement    81

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following section describes the benefits that may become payable to the Named Executive Officers in connection with a termination of their employment with us pursuant to the terms of their respective employment agreements with the Company. In addition to the benefits described below, outstanding equity-based awards held by the Named Executive Officers may also be subject to accelerated vesting in connection with a change in control of the Company under the terms of our equity incentive plans if the awards are not assumed or otherwise continued upon the transaction, as noted under Grants of Plan-Based Awards above. None of the Named Executive Officers are entitled to any reimbursement or gross-up payment for any excise taxes imposed under Section 280G of the U.S. Internal Revenue Code of 1986. The Named Executive Officers also do not have a right to voluntarily terminate employment (other than for “good reason” in certain cases) following a change in control and receive severance and are not entitled to any “single-trigger” vesting of equity awards or other benefits upon a change in control unless the executive’s employment terminates in the circumstances described below. In each case, the Named Executive Officer’s right to receive the severance benefits described below in connection with a termination of the executive’s employment (other than as a result of death or disability) is subject to his execution of a release of claims in favor of the Company.

Jon Feltheimer

Severance Benefits — Termination of Employment. In the event Mr. Feltheimer’s employment is terminated by the Company “without cause” or by him for “good reason” (as such terms are defined in Mr. Feltheimer’s employment agreement), Mr. Feltheimer would be entitled to a lump sum cash severance payment equal to the present value of his remaining base salary through August 21, 2023, as well as Company payment of his premiums for continued health coverage for up to six months following his termination and his premiums for continued life and disability insurance through August 21, 2023. In addition, Mr. Feltheimer would be entitled to a prorated amount of the annual bonus that Mr. Feltheimer would have otherwise received for the fiscal year in which his termination occurs, and Mr. Feltheimer’s equity awards granted by the Company pursuant to his employment agreement, to the extent then outstanding and unvested, would become fully vested upon his termination.

Severance Benefits — Termination of Employment in Connection with Change in Control. If Mr. Feltheimer’s employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control of the Company (as such terms are defined in Mr. Feltheimer’s employment agreement), Mr. Feltheimer would be entitled to the severance benefits described above, except that his lump sum cash severance would be the greater of the present value of his remaining base salary through August 21, 2023 or $6.0 million, and his prorated annual bonus amount for the fiscal year in which his termination occurs will be the greater of his target annual bonus or the bonus that Mr. Feltheimer would have otherwise received for such fiscal year.

Severance Benefits — Death or Disability. In the event Mr. Feltheimer’s employment with the Company terminates due to his death or “disability” (as such term is defined in Mr. Feltheimer’s employment agreement), the equity awards granted by the Company pursuant to Mr. Feltheimer’s employment agreement, to the extent then outstanding and unvested, would become fully vested as of the date of such termination. In addition, in the event Mr. Feltheimer’s employment with the Company terminates due to his disability, the Company will continue to pay the premiums for his continued life and disability insurance through August 21, 2023.

Michael Burns

Severance Benefits — Termination of Employment. In the event Mr. Burns’ employment is terminated by the Company “without cause” or by him for “good reason” (as such terms are defined in Mr. Burns’ employment agreement), Mr. Burns would be entitled to a lump sum cash severance payment equal to the present value of his remaining base salary through October 23, 2023, as well as Company payment of his premiums for continued health coverage for up to six months following his termination. In addition, Mr. Burns’ equity awards granted by the Company pursuant to his employment agreement, to the extent then outstanding and unvested, would become fully vested upon his termination.

Severance Benefits — Termination of Employment in Connection with Change in Control. If Mr. Burns’ employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control of the Company (as such terms are defined in Mr. Burns’ employment agreement), Mr. Burns would be entitled to the severance benefits described above, except that his lump sum cash severance would be the greater of the present value of his remaining base salary through October 23, 2023 or $3.5 million.

Severance Benefits — Death or Disability. In the event Mr. Burns’ employment with the Company terminates due to his death or “disability” (as such term is defined in Mr. Burns’ employment agreement), his equity awards granted by the Company pursuant to Mr. Burns’ employment agreement, to the extent then outstanding and unvested, would become fully vested as of the date of such termination.

82    Lions Gate    2021 Proxy Statement

Potential Payments Upon Termination or Change in Control

James W. Barge

Severance Benefits — Termination of Employment. In the event that Mr. Barge’s employment is terminated by the Company “without cause” (as such term is defined in Mr. Barge’s employment agreement), Mr. Barge will be entitled to a lump sum cash severance payment equal to the greater of (i) 50% of his base salary for the remainder of the term of the agreement or (ii) 18 months of his base salary, a prorated amount of the bonus that Mr. Barge would have received for the fiscal year in which his termination occurs, and payment of his COBRA premiums for up to 18 months. Additionally, in the event Mr. Barge’s employment is terminated by the Company “without cause” or if Mr. Barge resigns for “good reason” within 12 months following a change in control or “change in management” (as such terms are defined in Mr. Barge’s employment agreement), (1) any portion of the equity awards granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date, and (2) 50% of any portion of the equity awards granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and be fully vested on his termination date. Moreover, if Mr. Barge’s employment is terminated at the end of the term of the agreement because the Company does not offer to extend the term or offers to extend the term on terms that would constitute “good reason” under the agreement, Mr. Barge would be entitled to a severance payment equal to 12 months of his base salary, in addition to the pro-rated bonus and payment of COBRA premiums noted above. In addition, any portion of equity granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that is scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date.

Severance Benefits — Termination of Employment in Connection with Change in Control. In the event that Mr. Barge’s employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control or a “change in management” of the Company (as such terms are defined in Mr. Barge’s employment agreement), Mr. Barge would be entitled to the severance benefits described above, except that his lump sum cash severance payment would be equal to the greater of 100% of his base salary for the remainder of the term and 18 months of his base salary. Additionally, in the event Mr. Barge’s employment is terminated by the Company “without cause” on or within 12 months following a change in control, (a) any portion of the equity awards granted under Mr. Barge’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date and (b) Mr. Barge will be entitled to receive a payment equal to 50% of the value of each portion of the annual equity awards provided in his employment agreement that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award and such payment to be made in cash or, at the Company’s election, in Class B non-voting shares.

Severance Benefits — Death or Disability. In the event Mr. Barge’s employment is terminated due to his death or “disability” (as such term is defined in Mr. Barge’s employment agreement), Mr. Barge will be entitled to receive a prorated bonus for the fiscal year in which his termination occurs and payment of his COBRA premiums for up to 18 months. In addition, Mr. Barge’s equity awards granted by the Company pursuant to his employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination.

Brian Goldsmith	Severance Benefits — Termination of Employment. In the event Mr. Goldsmith’s employment is terminated by the Company “without cause” (as such term is defined in Mr. Goldsmith’s employment agreement), Mr. Goldsmith will be entitled to a lump sum severance payment equal to 50% of his remaining base salary through September 30, 2022, but in no event less than the greater of either 15 months’ base salary or the amount Mr. Goldsmith would receive under the Company’s severance policy, a prorated annual bonus for the fiscal year in which his termination occurs, and payment of COBRA premiums for up to 12 months. Additionally, in the event Mr. Goldsmith’s employment is terminated by the Company “without cause” or if Mr. Goldsmith resigns for “good reason” within 12 months following a “change in management” (as such terms are defined in Mr. Goldsmith’s employment agreement), (i) any portion of his equity awards (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date and prior to the expiration of the term of the employment agreement will accelerate and become fully vested, and (ii) 50% percent of any portion of his equity grants (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date and prior to the expiration of the term of the employment agreement will accelerate and become fully vested.

Lions Gate    2021 Proxy Statement    83

Potential Payments Upon Termination or Change in Control

Severance Benefits — Termination of Employment in Connection with Change in Control. In the event Mr. Goldsmith’s employment is terminated by the Company “without cause” or by him for “good reason” within twelve (12) months following the date of a change in control or a “change in management” (as such terms are defined in Mr. Goldsmith’s employment agreement), Mr. Goldsmith would be entitled to a lump sum severance payment equal to 100% of his remaining base salary through September 30, 2022 (but not less than the greater of either 18 months of his base salary or the amount Mr. Goldsmith would receive under the Company’s severance policy), as well as a prorated annual bonus for the fiscal year in which his termination occurs, and payment of COBRA premiums for up to 12 months. Additionally, if such termination occurs within 12 months following a change in control (but not a change in management), (a) any portion of Mr. Goldsmith’s equity grants (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest prior to the expiration of the term of the employment agreement will accelerate and be fully vested on his termination date and (b) Mr. Goldsmith will be entitled to receive a payment equal to 50% of the value of the portion of each annual equity award grant contemplated by his employment agreement (as referred to above under Description of Employment Agreements) that (i) has not previously been granted and is otherwise scheduled to be granted after his termination date, and (ii) is scheduled to vest on or before the last day of the term of the employment agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award specified in the employment agreement and such payment to be made in cash or, at the Company’s election, in Class B non-voting shares.

Severance Benefits — Death or Disability. In the event Mr. Goldsmith’s employment is terminated due to his death or disability (as described in Mr. Goldsmith’s employment agreement), Mr. Goldsmith (or his estate) would be entitled to a prorated annual bonus for the fiscal year in which his termination occurs, and any portion of his equity grants (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date and prior to the expiration of the term of the employment agreement will accelerate and be fully vested on his termination date.

Corii D. Berg

Severance Benefits — Termination of Employment. In the event that Mr. Berg’s employment is terminated by the Company “without cause” (as such term is defined in Mr. Berg’s employment agreement), Mr. Berg will be entitled to a lump sum severance payment equal to the greater of (i) 50% of his base salary for the remainder of the term of the agreement or (ii) 18 months of his base salary, a prorated amount of the bonus that Mr. Berg would have received for the fiscal year in which his termination occurs, and payment of his COBRA premiums for up to 18 months. Additionally, in the event Mr. Berg’s employment is terminated by the Company “without cause” or if Mr. Berg resigns for “good reason” within 12 months following a change in control or “change in management” (as such terms are defined in Mr. Berg’s employment agreement), (1) any portion of the equity awards granted under Mr. Berg’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 12 months following his termination date will accelerate and be fully vested on his termination date, and (2) 50% of any portion of the equity awards granted under Mr. Berg’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest more than 12 months and less than 24 months following his termination date will accelerate and be fully vested on his termination date. Moreover, if Mr. Berg’s employment is terminated at the end of the term of the agreement because the Company does not offer to extend the term or offers to extend the term on terms that would constitute “good reason” under the agreement, Mr. Berg would be entitled to a severance payment equal to 12 months of his base salary, in addition to the pro-rated bonus and payment of COBRA premiums noted above.

Severance Benefits — Termination of Employment in Connection with Change in Control. In the event that Mr. Berg’s employment is terminated by the Company “without cause” or by him for “good reason” and such termination occurs on or within 12 months following a change in control or a “change in management” of the Company (as such terms are defined in Mr. Berg’s employment agreement), Mr. Berg would be entitled to the severance benefits described above, except that his lump sum cash severance payment would be equal to the greater of 100% of his base salary for the remainder of the term and 18 months of his base salary. Additionally, in the event Mr. Berg’s employment is terminated by the Company “without cause” on or within 12 months following a change in control, (a) any portion of the equity awards granted under Mr. Berg’s employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) will accelerate and be fully vested on his termination date and (b) Mr. Berg will be entitled to receive a payment equal to 50% of the value of each portion of the annual equity awards provided in his employment agreement that has not previously been granted and is otherwise scheduled to be granted after his termination date under the terms of his agreement, with the value of each annual grant for these purposes to be based on the grant date value of the award and such payment to be made in cash or, at the Company’s election, in Class B non-voting shares.

84    Lions Gate    2021 Proxy Statement

Potential Payments Upon Termination or Change in Control

Severance Benefits — Death or Disability. In the event Mr. Berg’s employment is terminated due to his death or “disability” (as such term is defined in Mr. Berg’s employment agreement), Mr. Berg will be entitled to receive a prorated bonus for the fiscal year in which his termination occurs and payment of his COBRA premiums for up to 18 months. In addition, Mr. Berg’s equity awards granted by the Company pursuant to his employment agreement (to the extent such awards have been granted prior to his termination and are then outstanding) that are scheduled to vest within 24 months following his termination date will accelerate and be fully vested on his termination.

Estimated Severance and Change in Control Benefits

Severance Benefits. The following chart presents our estimate the dollar value of the benefits each of the Named Executive Officers would have been entitled to receive, had his employment terminated under the circumstances described above (other than in connection with a change in control of the Company) on March 31, 2021 (with the value of equity awards calculated based on the $14.95 and $12.90 closing prices of LGF.A and LGF.B, respectively, on March 31, 2021, the last trading day of fiscal 2021). Since this hypothetical termination would have occurred on the last day of the fiscal year, no pro-rata bonus was included in the cash severance amounts in the charts below.

	Termination by the Company Without Cause(1)
Name	Cash Severance	Equity Acceleration(2)	Insurance Premiums	Total
Jon Feltheimer	$3,480,834	$10,574,818	$242,314(3)	$14,297,966
Michael Burns	$2,502,106	$ 7,142,409	$ 65,698(4)	$ 9,710,213
James W. Barge	$1,500,000	$ 5,825,721	$ 51,597	$ 7,377,318
Brian Goldsmith	$1,250,000	$ 5,314,411	$ 34,398	$ 6,598,809
Corii D. Berg	$1,500,000	$ 1,613,020	$ 51,597	$ 3,164,617

(1)

As described above, Messrs. Feltheimer and Burns would also be entitled to these benefits pursuant to their respective employment agreements if their employment is terminated by the executive for good reason.

(2)

These columns report the intrinsic value of the unvested portions of each executive’s awards that would accelerate in the circumstances. For options and SARs, this value is calculated by multiplying the amount (if any) by which the closing price of the applicable class of our common shares on the last trading day of the fiscal year exceeds the exercise price or base price of the award by the number of shares subject to the accelerated portion of the award. No value is included in the table for options and SARs with a per-share exercise price that is greater than or equal to the closing price of the applicable class of our shares on the last trading day of the fiscal year. For restricted share unit awards, this value is calculated by multiplying the closing price of the applicable class of our common shares on the last trading day of the fiscal year by the number of units subject to the accelerated portion of the award.

(3)	Includes $17,199 for payment of COBRA premiums and $225,115 for payment of continued life and disability insurance premiums.

(4)	Includes $17,199 for payment of COBRA premiums and $48,499 for payment of continued life and disability insurance premiums.

Termination Due to Executive’s Death or Disability
Name	Equity Acceleration(1)	Insurance Premiums	Total
Jon Feltheimer	$10,574,818	$242,314(2)	$10,817,132
Michael Burns	$ 7,142,409	$ 65,698(3)	$ 7,208,107
James W. Barge	$ 7,308,965	$ 51,597	$ 7,360,562
Brian Goldsmith	$ 6,713,373	$ 34,398	$ 6,747,771
Corii D. Berg	$ 2,031,915	$ 51,597	$ 2,083,512

(1)	See note (2) to the table above for the valuation of these benefits.

(2)

Includes $17,199 for payment of COBRA premiums for a termination due to executive’s death or disability, and $225,115 for payment of continued life and disability insurance premiums for a termination due to executive’s disability.

(3)

Includes $17,199 for payment of COBRA premiums for a termination due to executive’s death or disability, and $48,499 for payment of continued life and disability insurance premiums for a termination due to executive’s disability.

Lions Gate    2021 Proxy Statement    85

Potential Payments Upon Termination or Change in Control

Change in Control Severance Benefits. The following chart presents our estimate of the dollar value of the benefits each of the Named Executive Officers would have been entitled to receive had a change in control of the Company, or, in the case of Messrs. Barge, Berg and Goldsmith, a change in management of the Company, occurred on March 31, 2021 and the executive’s employment with us had terminated by the Company without cause or by the executive for good reason as described above on such date.

Name	Cash Severance(1)	Equity Acceleration		Insurance Premiums		Total
Jon Feltheimer	$6,000,000	$10,574,818		$242,314	(2)	$16,817,132
Michael Burns	$3,500,000	$7,142,409		$65,698	(3)	$10,708,107
James W. Barge	$2,334,247	$13,854,034	(4)	$51,597		$16,239,878
Brian Goldsmith	$1,500,000	$9,530,990	(4)	$34,398		$11,065,388
Corii D. Berg	$2,279,452	$4,281,312	(4)	$51,597		$6,612,361

(1)

For Messrs. Barge, Goldsmith and Berg, this amount includes both cash severance and 50% of the grant date value of the annual equity awards from the executive’s employment agreement as described above that had not been granted as of March 31, 2021.

(2)	Includes $17,199 for payment of COBRA premiums and $225,115 for payment of continued life and disability insurance premiums.

(3)	Includes $17,199 for payment of COBRA premiums and $48,499 for payment of continued life and disability insurance premiums.

(4)

For Messrs. Barge, Goldsmith and Berg, equity acceleration only applies to a termination without cause. If such executives’ employment had been terminated for good reason on or within 12 months following a “change in management” (or change in control, in the case of Messrs. Barge and Berg), the equity acceleration value would be the same as described above for a termination without cause not in connection with a change in control. A change in management in these Named Executive Officers’ employment agreements would generally occur when both Messrs. Feltheimer and Burns are no longer employed by the Company.

Pay Ratio Disclosure

Pursuant to the Securities Exchange Act of 1934, as amended, we are required to disclose in this proxy statement the ratio of the total annual compensation of our Chief Executive Officer to the median of the total annual compensation of all of our employees (excluding our Chief Executive Officer). Based on SEC rules for this disclosure and applying the methodology described below, we have determined that our Chief Executive Officer’s total compensation for fiscal 2021 was $19,176,875, and the median of the total compensation of all of our employees (excluding our Chief Executive Officer) for fiscal 2021 was $102,896. Accordingly, we estimate the ratio of our Chief Executive Officer’s total compensation for fiscal 2021 to the median of the total compensation of all of our employees (excluding our Chief Executive Officer) for fiscal 2021 to be 186.4 to 1.

We selected March 31, 2021, which is a date within the last three months of fiscal 2021, as the date we would use to identify our median employee. To find the median of the annual total compensation of all our employees (excluding our Chief Executive Officer), we used the amount of each employee’s total cash compensation (i.e., base salary, wages, overtime and bonus) from our payroll records. In making this determination, we did not annualize compensation for those employees who did not work for the Company for the entire fiscal year. We also did not make any cost-of-living adjustments in identifying the median employee. We believe total cash compensation for all employees is an appropriate measure because total cash compensation data is readily available and the Company considers this a reasonable measure of employees’ overall compensation.

As of March 31, 2021, we had a total of 1,422 employees, of whom 1,307 were based in the U.S. and 115 were based outside of the U.S. In making the determination of the median employee, we did not include four employees based in Canada, three employees based in China, twenty-seven employees based in India, five employees based in Indonesia and two employees based in Luxembourg, in accordance with SEC rules permitting exclusion of a de minimis number of non-U.S. employees (so that all U.S.-based employees and 76 employees based outside of the U.S. were included in this determination).

This pay ratio is an estimate calculated in a manner consistent with SEC rules based on the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

86    Lions Gate    2021 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table presents certain information about beneficial ownership of our Class A voting shares and Class B non-voting shares as of July 23, 2021 (unless otherwise indicated) by each person (or group of affiliated persons) who is known by us to own beneficially more than 5% of the outstanding shares of any class of our common shares. All of such information is based on publicly available filings. The security ownership information is given as of July 23, 2021 and, in the case of percentage ownership information, is based upon 83,157,455 Class A voting shares and 141,544,690 Class B non-voting shares, in each case, outstanding on that date. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.

	Class A Voting Shares			Class B Non-Voting Shares

Beneficial Owner[1]	Number of Shares		% of Class[2]	Number of Shares		% of Class[2]

Mark H. Rachesky, M.D.[3]	19,314,409		23.2%	15,165,603		10.7%

Invesco Ltd.	8,675,902	[4]	10.4%	69,379	[5]	*

Vanguard Group, Inc.[6]	5,757,400		6.9%	10,202,624		7.2%

Shapiro Capital Management LLC[67]	0		0%	21,743,683		15.4%

*	Less than 1%

1

The addresses for the listed beneficial owners are as follows: Mark H. Rachesky, M.D. c/o MHR Fund Management, 1345 Avenue of the Americas, 42nd Floor, New York, NY 10105; Invesco. Ltd., 1555 Peachtree Street NE, Suite 1800, Atlanta, GA 30309, Vanguard Group, Inc., PO Box 2600, V26, Valley Forge PA 19482-2600; and Shapiro Capital Management LLC, 3060 Peachtree Road NW, Suite 1555, Atlanta, GA 30305.

2

The percentage of total common shares beneficially owned by each person (or group of affiliated persons) is calculated by dividing: (1) the number of common shares deemed to be beneficially held by such person (or group of affiliated persons) as of July 23, 2021 (unless otherwise indicated), as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by (2) the sum of (A) 83,157,455 or 141,544,690 which are the number of Class A voting shares and Class B non-voting shares outstanding as of July 23, 2021, respectively; plus (B) the number of common shares issuable upon the exercise of options and other derivative securities, if any, exercisable as of July 23, 2021 or within 60 days thereafter, held by such person (or group of affiliated persons) (i.e., September 21, 2021).

3

The information is based solely on the information in a Form 4 filed with the SEC on April 5, 2021 by Dr. Rachesky. According to the information in the Form 4: MHR Capital Partners Master Account LP has sole voting and dispositive power over 1,377,775 Class A voting shares and 698,383 Class B non-voting shares; MHR Capital Partners (100) LP has sole voting and dispositive power over 193,816 Class A voting shares and 93,308 Class B non-voting shares; MHR Advisors LLC and MHRC, LLC each has sole voting and dispositive power over 1,571,591 Class A voting shares and 791,691 Class B non-voting shares; MHR Institutional Partners II LP has sole voting and dispositive power over 693,137 Class A voting shares and 693,137 Class B non-voting shares; MHR Institutional Partners IIA LP has sole voting and dispositive power over 1,746,221 Class A voting shares and 1,746,221 Class B non-voting shares; MHR Institutional Advisors II LLC and MHRC II LLC each has sole voting and dispositive power over 2,439,358 Class A voting shares and 2,439,358 Class B non-voting shares; MHR Institutional Advisors III LLC and MHR Institutional Partners III LP each have sole voting and dispositive power over 11,874,473 Class A voting shares and 11,874,473 Class B non-voting shares; MHR Fund Management LLC, MHR Holdings LLC and Dr. Rachesky each has sole voting and dispositive power over 15,924,952 Class A voting shares and 15,145,444 Class B non-voting shares. Includes 1,740 Class A voting restricted share units and 1,867 Class B non-voting restricted share units that will vest on or before September 21, 2021. See also Proposal 1 — Election of Directors — Investor, Voting and Standstill Agreements.

4	The information is based solely on a Schedule 13G/A filed with the SEC on April 12, 2021 by Invesco Ltd.

5	The information is based solely on a Schedule 13F-HR filed with the SEC on May 17, 2021 by Invesco Ltd.

6	The information is based solely on a Schedule 13F-HR filed with the SEC on May 14, 2021 by Vanguard Group, Inc.

7	The information is based solely on a Schedule 13F-HR filed with the SEC on May 14, 2021 by Shapiro Capital Management LLC.

Lions Gate    2021 Proxy Statement    87

SECURITY OWNERSHIP OF MANAGEMENT

The table below presents certain information about beneficial ownership of our Class A voting shares and Class B non-voting shares as of July 23, 2021 (unless otherwise indicated) by (i) each current director, nominee for director and current Named Executive Officers and (ii) all current directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and dispositive power with respect to all shares shown as beneficially owned by them, subject to community property laws, where applicable.

	Class A Voting Shares		Class B Non-Voting Shares

	Number of Shares[1]	% of Class[2]	Number of Shares[1]	% of Class[2]

James W. Barge[3]	207,096	*	1,637,999	*

Corii D. Berg[4]	0	*	145,419	*

Michael Burns[5]	2,473,668	2.9%	3,172,913	2.2%

Mignon Clyburn[6]	1,785	*	1,995	*

Gordon Crawford[7]	258,799	*	952,109	*

Jon Feltheimer[8]	2,654,248	3.1%	3,776,248	2.6%

Emily Fine[7]	11,694	*	12,367	*

Michael T. Fries	0	*	0	*

Brian Goldsmith[9]	338,502	*	1,185,952	*

Susan McCaw[7]	12,172	*	7,640	*

Yvette Ostolaza	13,265	*	4,906	*

Mark H. Rachesky, M.D.[10]	19,314,409	23.2%	15,165,603	10.7%

Daryl Simm[7]	46,702	*	47,413	*

Hardwick Simmons[7]	55,308	*	56,057	*

All current executive officers and directors and director nominees, as a group (14 persons)	25,387,648	29.1%	26,166,621	17.6%

*	Less than 1%

1

Pursuant to Rule 13d-3(d)(1) of the Exchange Act, amount includes vested restricted share units, and restricted share units vesting and stock options and share appreciation rights exercisable, within 60 days of July 23, 2021 (i.e., September 21, 2021).

2

The percentage of total common shares beneficially owned by each person (or group of affiliated persons) is calculated by dividing: (1) the number of common shares deemed to be beneficially held by such person (or group of affiliated persons) as of July 23, 2021 (unless otherwise indicated), as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) by (2) the sum of (A) 83,157,455 or 141,544,690 which are the number of Class A voting shares and Class B non-voting shares outstanding as of July 23, 2021, respectively; plus (B) the number of common shares issuable upon the exercise of options and other derivative securities, if any, exercisable as of July 23, 2021 or within 60 days thereafter, held by such person (or group of affiliated persons) (i.e., September 21, 2021).

3	Includes 169,814 Class A voting shares and 1,401,061 Class B non-voting shares subject to options/SARs that are currently exercisable.

4	Includes 87,951 Class B non-voting shares subject to options/SARs that are currently exercisable.

5	Includes 1,472,607 Class A voting shares and 2,015,717 Class B non-voting shares subject to options/SARs that are currently exercisable.

6	Includes 864 Class A voting restricted share units and 937 Class B non-voting restricted share units that will vest on or before September 23, 2021.

7	Includes 1,991 Class A voting restricted share units and 2,136 Class B non-voting restricted share units that will vest on or before September 23, 2021.

8	Includes 2,274,891 Class A voting shares and 2,943,136 Class B non-voting shares subject to options/SARs that are currently exercisable.

9	Includes 255,490 Class A voting shares and 889,970 Class B non-voting shares subject to options/SARs that are currently exercisable.

10

The information is based solely on the information in a Form 4 filed with the SEC on April 5, 2021 by Dr. Rachesky. According to the information in the Form 4: MHR Capital Partners Master Account LP has sole voting and dispositive power over 1,377,775 Class A voting shares and 698,383 Class B non-voting shares; MHR Capital Partners (100) LP has sole voting and dispositive power over 193,816 Class A voting shares and 93,308 Class B non-voting shares; MHR Advisors LLC and MHRC, LLC each has sole voting and dispositive power over 1,571,591 Class A voting shares and 791,691 Class B non-voting shares; MHR Institutional Partners II LP has sole voting and dispositive power over 693,137 Class A voting shares and 693,137 Class B non-voting shares; MHR Institutional Partners IIA LP has sole voting and dispositive power over 1,746,221 Class A voting shares and 1,746,221 Class B non-voting shares; MHR Institutional Advisors II LLC and MHRC II LLC each has sole voting and dispositive power over 2,439,358 Class A voting shares and 2,439,358 Class B non-voting shares; MHR Institutional Advisors III LLC and MHR Institutional Partners III LP each have sole voting and dispositive power over 11,874,473 Class A voting shares and 11,874,473 Class B non-voting shares; MHR Fund Management LLC, MHR Holdings LLC and Dr. Rachesky each has sole voting and dispositive power over 15,924,952 Class A voting shares and 15,145,444 Class B non-voting shares. Includes 1,740 Class A voting restricted share units and 1,867 Class B non-voting restricted share units that will vest on or before September 21, 2021. See also Proposal 1 — Election of Directors — Investor, Voting and Standstill Agreements.

88    Lions Gate    2021 Proxy Statement

REPORT OF THE AUDIT & RISK COMMITTEE

The following Report of the Audit & Risk Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate the report by reference in that filing.

The members of the Audit & Risk Committee are all Non-Employee Directors. In addition, the Board has determined that each meets the current NYSE and SEC independence requirements. The full text of our current Audit & Risk Committee charter is available on our website at http://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary.

The Audit & Risk Committee assists the Board in overseeing, among other things, (a) the integrity of the Company’s financial statements, (b) the Company’s exposure to risk and the Company’s compliance with legal and regulatory requirements, (c) the independent auditor’s qualifications and independence, (d) the performance of the Company’s internal audit function and independent auditors (e) review of the Company’s risk assessment and risk management and discussion of risks and (d) preparing the reports required by applicable SEC and Canadian securities commissions’ disclosure rules.

The Audit & Risk Committee also recommends to the shareholders the selection of independent auditors. Management and our independent auditors are responsible for planning or conducting audits. Our management is responsible for determining that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles and for assuring compliance with applicable laws and regulations and our business conduct guidelines.

The Audit & Risk Committee is also directly responsible for the appointment, compensation (including approval of the audit fee), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. The committee selected Ernst & Young LLP as our independent auditor for fiscal 2021. Ernst & Young LLP has served as our independent auditor since August 2001.

In performing its oversight function, the Audit & Risk Committee reviewed and discussed our fiscal year ended March 31, 2021 audited consolidated financial statements with management and the independent auditors. The Audit & Risk Committee also discussed with our independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, which relates to the conduct of our audit, including our auditors’ judgment about the quality of the accounting principles applied in our fiscal 2021 audited consolidated financial statements. The Audit & Risk Committee received the written disclosures and the letter from our independent auditors required by the applicable requirements of the PCAOB regarding the independent auditor’s communication with the Audit & Risk Committee concerning independence, and has discussed with our auditors their independence from management and us. When considering the independent auditors’ independence, we considered whether their provision of services to the Company beyond those rendered in connection with their audit and review of the consolidated financial statements was compatible with maintaining their independence. We also reviewed, among other things, the amount of fees paid to the independent auditors for non-audit services.

The Audit & Risk Committee meets with our independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit & Risk Committee held five meetings during fiscal 2021 (in person or via teleconference).

Based upon the review and discussions described in this report, the Audit & Risk Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended March 31, 2021 for filing with the SEC.

The Audit & Risk Committee also recommends to the shareholders the re-appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2022.

The Audit & Risk Committee of the Board of Directors

Hardwick Simmons (Chair)

Emily Fine

Susan McCaw

Lions Gate    2021 Proxy Statement    89

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

National Instrument 58-101 Disclosure of Corporate Governance Practices (“NI 58-101”) adopted by the Canadian Securities Administrators requires us to disclose, on an annual basis, our approach to corporate governance. The Canadian Securities Administrators has also adopted National Policy 58-201 Corporate Governance Guidelines which includes recommendations on such matters as the constitution and independence of corporate boards, their functions, the effectiveness and education of board members, and other items dealing with sound corporate governance. The Board and senior management consider good corporate governance to be central to our effective and efficient operation. Set out below is a description of certain of our corporate governance practices, as required by NI 58-101.

Board of Directors

NI 58-101 defines “independence” of directors and requires disclosure as to whether a board of directors is composed primarily of independent directors. An “independent director” generally is one who is independent of management and is free from any interest and any other business or other material relationship with the Company which could, or could reasonably be expected to, interfere with the exercise of the director’s independent judgment.

The Board currently has 11 members. As of the date of this proxy statement, 9 directors are Non-Employee Directors and two directors are non-independent as senior management of the Company. The Board undertakes an annual review of the independence of all Non-Employee Directors A majority of the members of the Board are independent directors. Ms. Clyburn is not currently independent under NI 58-101 (see Certain Relationships and Related Transactions below).

The Board is currently made up of the following directors:

Michael Burns	Non-Independent as Vice Chair

Mignon Clyburn	Independent under U.S. standards, Non-Independent under NI 58-101

Gordon Crawford	Independent

Jon Feltheimer	Non-Independent as Chief Executive Officer

Emily Fine	Independent

Michael T. Fries	Independent

Susan McCaw	Independent

Yvette Ostolaza	Independent

Mark H. Rachesky, M.D.	Independent

Daryl Simm	Independent

Hardwick Simmons	Independent

The Board held a total of four meetings in fiscal 2021. Additionally, the independent members of the Board held a total of four sessions in fiscal 2021 at which non-independent directors and members of management were not in attendance. The attendance (via teleconference) of the current directors at such meetings was as follows:

Director	Board Meetings Attended	Independent Board Sessions Attended

Michael Burns	4/4	—

Mignon Clyburn*	2/4	2/4

Gordon Crawford	4/4	4/4

Jon Feltheimer	4/4	—

Emily Fine	4/4	4/4

Michael T. Fries	4/4	4/4

Susan McCaw	4/4	4/4

Yvette Ostolaza	4/4	4/4

Mark H. Rachesky, M.D.	4/4	4/4

Daryl Simm	4/4	4/4

Hardwick Simmons	4/4	4/4

*	Joined the Board in September 2020; includes 100% attendance during period of service on the Board.

90    Lions Gate    2021 Proxy Statement

Statement of Corporate Governance Practices

The following directors or director nominees serve on the board of directors of other Canadian and U.S. public companies listed below.

Director	Public Company Board Membership

Michael Burns	Hasbro, Inc.

Gordon Crawford	None

Mignon Clyburn	Charah Solutions, Inc., RingCentral, Inc.

Jon Feltheimer	Grupo Televisa, S.A.B.

Emily Fine	None

Michael T. Fries	Grupo Televisa, S.A.B., Liberty Global, plc, Liberty Latin America Ltd.

Susan McCaw	Air Lease Corporation

Yvette Ostolaza	None

Mark H. Rachesky, M.D.	Loral Space & Communications Inc., Navistar International Corporation, Titan International, Inc.

Daryl Simm	None

Hardwick Simmons	None

Board Mandate

Under the Corporate Governance Guidelines established by the Board, which includes the Board’s mandate, the Board has overall responsibility to review and regularly monitor the effectiveness of our fundamental operating, financial and other business plans, policies and decisions, including the execution of its strategies and objectives. Generally, the Board seeks to enhance shareholder value over the long term. The full text of our Corporate Governance Guidelines is available on our website at http://investors.lionsgate.com/governance/governance-documents, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices.

Position Descriptions

To date, we have not developed position descriptions for the Chair positions, the chair positions of each board committee or the Chief Executive Officer. The Board determines the appropriate roles for such positions from time-to-time as serves the best interests of the Company. With respect to the Chief Executive Officer, the Board currently sets our annual objectives that become the objectives against which the Chief Executive Officer’s performance is measured.

Orientation and Continuing Education

The Nominating and Corporate Governance Committee, with the assistance of senior management, is responsible for overseeing and making recommendations to the Board regarding the orientation of new directors and a continuing education program for existing directors. Currently, the Board has an informal process for the orientation of new directors regarding the role of the Board, its committees and its directors and the nature of operation of the business. New directors meet with senior management and incumbent directors. Due to the experience level of the members of the Board, no formal continuing education program is believed to be required at this time, but the Nominating and Corporate Governance Committee monitors both external developments and the Board’s composition to determine whether such a program may become useful in the future. However, directors are made aware of their responsibility to keep themselves up to date and the Nominating and Corporate Governance Committee advises all directors of major developments in corporate governance and important trends and new legal and regulatory requirements. Additionally, from time to time, members of the Board participate in various leadership workshops and programs concerning topics of interest to directors of public companies as well subjects they determine keep them informed with current issues relevant to their service as directors of the Company.

Ethical Business Conduct

We have a Code of Business Conduct and Ethics that applies to all our directors, officers and employees. The code is available on our website at http://investors.lionsgate.com/governance/governance-documents, on SEDAR at www.sedar.com or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices. The code is administered by our compliance officer, or his/her designee, and our Office of the General Counsel, and is overseen by the Nominating and Corporate Governance Committee.

Lions Gate    2021 Proxy Statement    91

Statement of Corporate Governance Practices

Nomination of Directors

The Nominating and Corporate Governance Committee, which is comprised of three independent directors (Ms. Clyburn is independent under U.S. standers), is responsible for reviewing proposed new members of the Board and establishing full criteria for board membership. The Nominating and Corporate Governance Committee is also responsible for evaluating the performance of the Board as a whole, as well as that of the individual members of the Board. The Nominating and Corporate Governance Committee is governed by a written charter adopted by the Board, which is available on our website at http://investors.lionsgate.com/governance/governance-documents, on SEDAR at www.sedar.com or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices. For further information with respect to the Nominating and Corporate Governance Committee see Information Regarding the Board of Directors and Committees of the Board of Directors — Board Committees and Responsibilities above.

Compensation

The Board, through the Compensation Committee, which is comprised of four independent directors, periodically reviews the adequacy and form of the compensation of directors and officers. The Compensation Committee is governed by a written charter, which is available on our website at http://investors.lionsgate.com/governance/governance-documents, on SEDAR at www.sedar.com, or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary, at either of our principal executive offices. For further information with respect to the Compensation Committee see Information Regarding the Board of Directors and Committees of the Board of Directors — Board Committees and Responsibilities above.

Other Board Committees

The Board also has a standing Audit & Risk Committee and Strategic Advisory Committee. For further information with respect to these committees see Information Regarding the Board of Directors and Committees of the Board of Directors — Board Committees and Responsibilities above.

Assessments

The Nominating and Corporate Governance Committee is responsible for developing our overall approach to a corporate governance system that is effective in the discharge of our obligations to our shareholders. The Nominating and Corporate Governance Committee has the mandate and responsibility to review, on a periodic basis, the performance and effectiveness of the Board as a whole, and each individual director. The Nominating and Corporate Governance Committee annually assesses and provides recommendations to the Board on the effectiveness of the committees of the Board and the contributions of the directors.

Term Limits

The Board has not established term limits as we believe that directors who have developed insight into the Company and its operations over time provide an increasing contribution to the Board as a whole. To ensure the Board continues to generate new ideas and operate effectively, the Nominating and Governance Committee evaluates individual Board member performance and takes steps, as necessary, regarding continuing director tenure.

Considerations of the Representation of Women on the Board

The Board has not adopted a specific written policy or set mandatory targets relating to the identification and nomination of women directors. However, the Nominating and Corporate Governance Committee recognizes the benefits associated with a diverse board, and takes diversity considerations into account when identifying candidates. The Nominating and Corporate Governance Committee utilizes a broad concept of diversity, including diversity of professional experience, employment history, prior experience on other boards of directors, and more familiar diversity concepts such as race, gender and national origin. These factors, and others considered useful by the Nominating and Corporate Governance Committee, will be reviewed in the context of an assessment of the perceived needs of the Board at a particular point in time. Prior to the nomination of a new director, the Nominating and Corporate Governance Committee follows prudent practices, such as interviews of the potential nominee conducted by members of the Board and senior management. There are currently four (4) female directors on the Board.

Executive Officer Diversity

In appointing executive officers to the management team, the Company does not set targets with respect to diversity; however, the Company aggressively seeks to recruit, develop and promote a diverse group of executive talent, reflecting our community and customers, factoring in the background, competencies, skills and personal and other diverse qualities required for new executive officers, in order to add value to the Company and produce the most appealing content for our customers in light of opportunities and risks facing the Company.

92    Lions Gate    2021 Proxy Statement

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review of Related Transactions

We recognize that transactions we may conduct with any of our directors, director nominee or executive officers may present potential or actual conflicts of interest and create the appearance that decisions are based on considerations other than our best interests and those of our shareholders. We have established, and the Board has adopted, a written Related Person Transactions Policy to monitor transactions, arrangements or relationships, including any indebtedness or guarantee of indebtedness, in which the Company and any of the following have an interest: (i) any person who is or was an executive officer, director, or director nominee of the Company at any time since the beginning of the Company’s last fiscal year; (ii) a person who is or was an immediate family member (as defined in the policy) of an executive officer, director, or director nominee at any time since the beginning of the Company’s last fiscal year; (iii) any person who, at the time of the occurrence or existence of the transaction, is greater than 5% beneficial owner of our common shares; (iv) any person who, at the time of the occurrence or existence of the transaction, is an immediate family member (as defined in the policy) of the greater than 5% beneficial owner of our common shares; or (v) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in which such person has a 10% or greater beneficial ownership interest (which we refer to in this report as a “related person”). The policy covers any transaction where the aggregate amount is expected to exceed $120,000 in which a related person has a direct or indirect material interest.

The full text of the Related Person Transaction Policy is available on our website at http://investors.lionsgate.com/governance/governance-documents or may be obtained in print, without charge, by any shareholder upon request to our Corporate Secretary.

Relationships and Transactions

Related Party

In the year ended March 31, 2021, the Company paid less than $0.1 million to MLC Strategies, LLC (“MLC Strategies”) for certain consulting services. Ms. Clyburn, a director of the Company, is the President of MLC Strategies.

Transactions with Equity Method Investees

In the ordinary course of business, we are involved in related party transactions with equity method investees. These related party transactions primarily relate to the licensing and distribution of the Company’s films and television programs, for which the impact on the Company’s consolidated balance sheets and consolidated statements of operations is as shown in the tables below.

March 31,
2021
(Amounts in millions)
Consolidated Balance Sheets
Accounts receivable	$9.4
Other assets, noncurrent (1)	2.4
Total due from related parties	$11.8
Accounts payable and accrued liabilities (2)	$15.4
Participations and residuals, current	7.6
Participations and residuals, noncurrent	1.2
Total due to related parties	$24.2

Year Ended March 31,
2021
(Amounts in millions)
Consolidated Statements of Operations
Revenues	$7.2
Direct operating expense	$10.8
Distribution and marketing expense	$0.2
Interest and other income	$2.9

(1)

During the year ended March 31, 2021, the Company made loans (including accrued interest) of $2.9 million, to certain of its equity method investees, of which no amounts are included in other assets, noncurrent in the Company’s consolidated balance sheets (net of equity interests losses applied against such loans), and included in the table above.

(2)	Amounts primarily represent production related advances due to certain of its equity method investees.

In addition, as of March 31, 2021, the Company has entered into certain leases that have not yet commenced related to a studio facility owned by an equity-method investee, for which construction has not yet been completed.

Lions Gate    2020 Proxy Statement    93

ACCOUNTANTS’ FEES

During fiscal 2020 and fiscal 2021, we retained our independent registered public accounting firm, Ernst & Young LLP, to provide services in the categories listed below. The following are the aggregate fees billed for each of the last two fiscal years for such services:

	Years Ended March 31,
	2021	2020
Audit Fees	$4,998,117	$4,830,651
Audit-Related Fees	$459,250	$1,169,300
Tax Compliance Fees	$1,913,957	$1,901,138
Tax Planning and Advisory Fees	$995,039	$2,498,136

Audit Fees includes fees associated with the annual audit of our financial statements, the audit of the effectiveness of internal control over financial reporting, reviews of our Quarterly Reports on Form 10-Q, statutory audits, and services that only the independent auditors can reasonably provide, such as services associated with SEC registration statements or other documents issued in connection with securities offerings (including consents and comfort letters). Audit-Related Fees includes fees associated with accounting consultations, due diligence services related to acquisitions, and attestation services not required by statute or regulation. Tax Fees consist of $1,913,957 and $1,901,138 for professional services related to tax compliance, including foreign tax return preparation and transfer pricing studies and consultations, for the years ended March 31, 2021 and 2020, respectively, as well as $995,039 and $2,498,136 for professional services related to tax planning and tax advisory services for the years ended March 31, 2021 and 2020, respectively.

Pursuant to the Audit & Risk Committee’s policy to pre-approve all permitted audit and non-audit services, the Audit & Risk Committee pre-approved all professional services provided by Ernst & Young LLP during fiscal 2021 and fiscal 2020 and determined that the provision of non-audit services in fiscal 2021 and fiscal 2020 was compatible with maintaining Ernst & Young LLP’s independence.

The Audit & Risk Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report any pre-approval decisions to the full Audit & Risk Committee at its next scheduled meeting.

94    Lions Gate    2021 Proxy Statement

OTHER INFORMATION

Information regarding the Company is contained in its Annual Report on Form 10-K and other periodic reports required by Section 13(a) or 15(d) of the Exchange Act. The Company makes available, free of charge through its website (http://investors.lionsgate.com), its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with or furnished to the SEC. These reports can be found under “SEC Filings” on our website at http://investors.lionsgate.com. The exhibits to our Annual Report on Form 10-K are available to any shareholder who (a) submits a written request to us at 2700 Colorado Avenue, Santa Monica, California 90404, Attn: Investor Relations and (b) provides payment of charges that approximate our cost of reproduction. The exhibits to our Annual Report on Form 10-K are also available at no charge on the SEC’s website at www.sec.gov and on SEDAR at www.sedar.com.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

DIRECTORS’ APPROVAL

The contents and sending of this proxy statement to shareholders of the Company have been approved by the Board.

By Order of The Board of Directors,

Jon Feltheimer

Chief Executive Officer

Santa Monica, California

Vancouver, British Columbia

July 29, 2021

Lions Gate    2021 Proxy Statement    95

EXHIBIT A

LIONS GATE ENTERTAINMENT CORP.

2019 PERFORMANCE INCENTIVE PLAN

(As Amended and Restated Effective July 19, 2021)

1. PURPOSE OF PLAN

The purpose of this Lions Gate Entertainment Corp. 2019 Performance Incentive Plan (this “Plan”) of Lions Gate Entertainment Corp., a company continued under the laws of the Province of British Columbia (the “Corporation”), is to promote the success of the Corporation by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s shareholders.

2. ELIGIBILITY

The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the United States Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.

3. PLAN ADMINISTRATION

3.1

The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees (or subcommittees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by applicable law, to one or more officers of the Corporation, its authority under this Plan. The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Articles of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

3.2

Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;

(b)

grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;

Lions Gate    2021 Proxy Statement    A-1

Exhibit A

(c)	approve the forms of any award agreements (which need not be identical either as to type of award or among participants);

(d)

construe and interpret this Plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the awards granted under this Plan;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;

(f)

accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or share appreciation rights, within the maximum term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services or other circumstances) subject to any required consent under Section 8.6.5;

(g)

adjust the number of Common Shares subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);

(h)

determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);

(i)

determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7 in connection with the occurrence of an event of the type described in Section 7;

(j)	acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)	determine the fair market value of the Common Shares or awards under this Plan from time to time and/or the manner in which such value will be determined.

3.3

Prohibition on Repricing. Notwithstanding anything to the contrary in Section 3.2 and except for an adjustment pursuant to Section 7.1 or a repricing approved by shareholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.

3.4

Binding Determinations. Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary, or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.

3.5

Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.

3.6	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.

4. COMMON SHARES SUBJECT TO THE PLAN; SHARE LIMITS

4.1

Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Shares and any Common Shares held as treasury shares. For purposes of this

A-2    Lions Gate    2021 Proxy Statement

Exhibit A

Plan, “Common Shares” shall mean either the Class A Voting Common Shares of the Corporation (“Class A Shares”) or the Class B Non-Voting Common Shares of the Corporation (“Class B Shares”), as the context may require. For purposes of clarity, the Common Shares available for issuance under this Plan (for purposes of clarity, including any Common Shares that become available for issuance under this Plan pursuant to Section 4.2) may be either Class A Shares or Class B Shares, as determined by the Administrator in its sole discretion and set forth in the applicable award agreement, provided that in no event may the combined number of Class A Shares and Class B Shares issued under this Plan exceed the Share Limit set forth in Section 4.2. In addition, “Common Shares” as used herein shall also mean such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.

4.2

Aggregate Share Limit. The maximum number of Common Shares that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:

(1)	21,100,000 Common Shares, plus

(2)

2,454,177 Common Shares, which represents the number of shares that were available for additional award grant purposes under the Corporation’s 2017 Performance Incentive Plan (the “2017 Plan”) as of September 10, 2019, which was the original date of shareholder approval of this Plan (the “Shareholder Approval Date”) and determined immediately prior to the termination of the authority to grant new awards under the 2017 Plan as of the Shareholder Approval Date, plus

(3)

the number of any shares subject to stock options and share appreciation rights granted under the 2017 Plan, the Corporation’s 2012 Performance Incentive Plan, the Starz 2016 Omnibus Incentive Plan, or the Starz 2011 Incentive Plan (Amended and Restated as of October 15, 2013) (collectively, the “Prior Plans”) and outstanding on the Shareholder Approval Date which expire, or for any reason are cancelled or terminated, after the Shareholder Approval Date without being exercised (provided, however, that 2,199,633 of the total number of shares that were subject to stock options and share appreciation rights granted under the Prior Plans that were exchanged and cancelled as part of the Corporation’s exchange program that expired on May 7, 2020 (the “Exchange Program”) shall not be included in the Share Limit pursuant to this clause and shall not be available for award grant purposes under this Plan), plus

(4)

the number of any shares subject to restricted stock and restricted stock unit awards granted under the Prior Plans that are outstanding and unvested on the Shareholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation after the Shareholder Approval Date without having become vested.

The Administrator may, in its sole discretion, provide for Common Shares available for issuance under this Plan to be used to settle awards granted under the 2017 Plan prior to the Shareholder Approval Date to the extent such awards become payable after the Shareholder Approval Date if there are not then sufficient shares remaining available for issuance under the 2017 Plan to settle the award, provided that any such Common Shares available for issuance under this Plan and used to settle any such 2017 Plan awards shall be charged against the Share Limit of this Plan.

4.3	Additional Share Limits. The following limits also apply with respect to awards granted under this Plan. These limits are in addition to, not in lieu of, the aggregate Share Limit in Section 4.2.

(a)	The maximum number of Common Shares that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 10,000,000 shares.

(b)

Awards that are granted under this Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director are subject to the limits of this Section 4.3(b). The maximum number of Common Shares subject to those awards that are granted under this Plan during any one calendar year to an individual who, on the grant date of the award, is a non-employee director is the number of shares that produce a grant date fair value for the award that, when combined with the grant date fair value of any other awards granted under this Plan during that same calendar year to that individual in his or her capacity as a non-employee director, is $250,000; provided that this limit is $400,000 as to (1) a non-employee director who is serving as the independent Chair of the Board or as a lead independent director at the time the applicable grant is made or (2) any new non-employee director for the calendar year in which the non-employee director is first elected or appointed to the Board; and provided, further, that the limits set forth in this Section 4.3(b) shall not apply to retainer and meeting fees that the non-employee director may elect to receive in the form of either cash or shares. For purposes of this Section 4.3(b), a “non-employee director” is an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries. For purposes of this Section 4.3(b), “grant date fair value” means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation’s financial reporting. The limits of this Section 4.3(b) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Corporation or one of its Subsidiaries. The limits of this Section 4.3(b) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.

Lions Gate    2021 Proxy Statement    A-3

Exhibit A

4.4	Share-Limit Counting Rules. The Share Limit shall be subject to the following provisions of this Section 4.4:

(a)

Shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(b)

To the extent that Common Shares are delivered pursuant to the exercise of a SAR or stock option granted under this Plan, the number of underlying shares which are actually issued in payment of the award shall be counted against the Share Limit. (For purposes of clarity, if a SAR relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 15,000 shares shall be counted against the Share Limit with respect to such exercise.)

(c)

Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award granted under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax withholding obligations related to any award granted under this Plan, shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(d)

In addition, shares that are exchanged by a participant or withheld by the Corporation after the Shareholder Approval Date as full or partial payment in connection with any award granted under the Prior Plans, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries after such date to satisfy the tax withholding obligations related to any award granted under the Prior Plans, shall be available for new awards under this Plan.

(e)

To the extent that an award granted under this Plan is settled in cash or a form other than Common Shares, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the Share Limit and shall be available for subsequent awards under this Plan.

(f)

In the event that Common Shares are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit). Except as otherwise provided by the Administrator, shares delivered in respect of dividend equivalent rights shall not count against any individual award limit under this Plan other than the aggregate Share Limit.

(g)	The Corporation may not increase the Share Limit by repurchasing Common Shares on the market (by using cash received through the exercise of stock options or otherwise).

Refer to Section 8.10 for application of the share limits of this Plan, including the limits in Sections 4.2 and 4.3, with respect to assumed awards. Each of the numerical limits and references in Sections 4.2 and 4.3, and in this Section 4.4, is subject to adjustment as contemplated by Section 4.3, Section 7 and Section 8.10.

4.5

No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.

5. AWARDS

5.1

Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:

5.1.1    Stock Options. A stock option is the grant of a right to purchase a specified number of Common Shares during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a Common Share on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.5.

5.1.2    Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of shares with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Shares subject to ISOs under this Plan and shares subject to ISOs under all other

A-4    Lions Gate    2021 Proxy Statement

Exhibit A

plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which Common Shares are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under Section 424(d) of the Code) outstanding Common Shares possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.

5.1.3    Share Appreciation Rights. A share appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Shares, equal to the excess of the fair market value of a specified number of Common Shares on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a Common Share on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.

5.1.4    Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Shares, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such terms as the Administrator may provide, as well as discretionary cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate in the event the applicable vesting requirements are not satisfied.

5.2

Award Agreements. Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.

5.3

Deferrals and Settlements. Payment of awards may be in the form of cash, Common Shares, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.

5.4

Consideration for Common Shares or Awards. The purchase price (if any) for any award granted under this Plan or the Common Shares to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:

•	services rendered by the recipient of such award;

•	cash, check payable to the order of the Corporation, or electronic funds transfer;

•	notice and third party payment in such manner as may be authorized by the Administrator;

•	the delivery of previously owned Common Shares;

•	by a reduction in the number of shares otherwise deliverable pursuant to the award; or

•

subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable law. Common Shares used to satisfy the exercise price of an option shall be valued at their fair market value. The Corporation will not be obligated to deliver any shares unless and

Lions Gate    2021 Proxy Statement    A-5

Exhibit A

until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.

5.5

Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) of a Common Share as reported on the composite tape for securities listed on the New York Stock Exchange (the “Exchange”) for the date in question or, if no sales of Common Shares were made on the Exchange on that date, the closing price (in regular trading) of a Common Share as reported on said composite tape for the next preceding day on which sales of Common Shares were made on the Exchange. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) of a Common Share as reported on the composite tape for securities listed on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a Common Share as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day. If the Common Shares are no longer listed or are no longer actively traded on the Exchange as of the applicable date, the fair market value of the Common Shares shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

5.6	Transfer Restrictions.

5.6.1    Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.

5.6.2    Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal and state securities laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).

5.6.3    Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:

(a)	transfers to the Corporation (for example, in connection with the expiration or termination of the award),

(b)

the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,

(c)	subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator,

(d)	if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or

(e)

the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.

5.7

International Awards. One or more awards may be granted to Eligible Persons who provide services to the Corporation or one of its Subsidiaries outside of the United States. Any awards granted to such persons may be granted pursuant to the terms and conditions of any applicable sub-plans, if any, appended to this Plan and approved by the Administrator from time to time. The awards so granted need not comply with other specific terms of this Plan, provided that shareholder approval of any deviation from the specific terms of this Plan is not required by applicable law or any applicable listing agency.

6. EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS

6.1

General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and

A-6    Lions Gate    2021 Proxy Statement

Exhibit A

provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.

6.2

Events Not Deemed Terminations of Employment. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after the expiration of any applicable maximum term of the award.

6.3

Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.

7. ADJUSTMENTS; ACCELERATION

7.1	Adjustments.

(a)

Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Shares; or any exchange of Common Shares or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Shares; then the Administrator shall equitably and proportionately adjust (1) the number and type of Common Shares (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of Common Shares (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.

(b)

Without limiting the generality of Section 3.4, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

7.2	Corporate Transactions—Assumption and Termination of Awards.

(a)

Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Shares (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Shares), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Shares upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of

Lions Gate    2021 Proxy Statement    A-7

Exhibit A

the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).

(b)

Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.

(c)

For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each Common Share subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the shareholders of the Corporation for each Common Share sold or exchanged in such event (or the consideration received by a majority of the shareholders participating in such event if the shareholders were offered a choice of consideration); provided, however, that if the consideration offered for a Common Share in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the shareholders participating in the event.

(d)

The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.

(e)

In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.

(f)	Without limiting the generality of Section 3.4, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.

(g)

The Administrator may override the provisions of this Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in this Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.

7.3

Definition of Change in Control. With respect to a particular award granted under this Plan, a “Change in Control” shall be deemed to have occurred as of the first day, after the date of grant of the particular award, that any one or more of the following conditions shall have been satisfied:

(a)

The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (1) the then-outstanding Common Shares of the Corporation (the “Outstanding Corporation Common Shares”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that, for purposes of this definition, the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliate of the Corporation or a successor, or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (2) and (3) below;

(b)

Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (including for these purposes, the new members whose election or

A-8    Lions Gate    2021 Proxy Statement

Exhibit A

nomination was so approved, without counting the member and his predecessor twice) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(c)

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Corporation Common Shares and the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, a Parent, as defined above) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Corporation Common Shares and the Outstanding Corporation Voting Securities, as the case may be, (2) no Person (excluding any entity resulting from such Business Combination or a Parent or any employee benefit plan (or related trust) of the Corporation or such entity resulting from such Business Combination or Parent) beneficially owns, directly or indirectly, 30% or more of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 30% existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors or trustees of the entity resulting from such Business Combination or a Parent were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(d)

Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation other than in the context of a transaction that does not constitute a Change in Control Event under clause (c) above.

8. OTHER PROVISIONS

8.1

Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of Common Shares, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

8.2

No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

8.3

No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.

8.4

Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including Common Shares, except as expressly otherwise provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5

Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of Common Shares acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to

Lions Gate    2021 Proxy Statement    A-9

Exhibit A

provide for any taxes the Corporation or any of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:

(a)

The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(b)

The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.

(c)

In any case where a tax is required to be withheld in connection with the delivery of Common Shares under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the applicable withholding obligation on exercise, vesting or payment.

8.6	Effective Date, Termination and Suspension, Amendments.

8.6.1    Effective Date. This Plan is effective as of July 17, 2019, the date of its approval by the Board (the “Effective Date”). This amended version of the Plan is effective as of July 19, 2021, the date the amended version of this Plan was approved by the Board (the “Amendment Date”). This Plan shall be submitted for and subject to shareholder approval no later than twelve months after the Amendment Date. Unless earlier terminated by the Board and subject to any extension that may be approved by shareholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

8.6.2    Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.

8.6.3    Shareholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.

8.6.4    Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to the no-repricing provision of Section 3.3.

8.6.5    Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.

8.7

Privileges of Share Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of share ownership as to any Common Shares not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.

8.8	Governing Law; Severability.

8.8.1    Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of California, except to the extent that the laws of British Columbia are applicable as the jurisdiction of incorporation of the Corporation, in each case notwithstanding any conflict of law provision of such jurisdiction to the contrary.

8.8.2    Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

8.9

Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

A-10    Lions Gate    2021 Proxy Statement

Exhibit A

8.10

Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the Common Shares (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

8.11

Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Shares, under any other plan or authority.’

8.12

No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect, or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective shareholders, boards of directors or committees thereof (or any subcommittees), as the case may be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.

8.13

Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.

8.14

Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any Common Shares or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

Lions Gate    2021 Proxy Statement    A-11

EXHIBIT B

LIONS GATE ENTERTAINMENT CORP.

USE OF NON-GAAP FINANCIAL MEASURES

This proxy statement presents the following important financial measures utilized by Lions Gate Entertainment Corp. (the “Company,” “we,” “us” or “our”) that are not all financial measures defined by generally accepted accounting principles (“GAAP”). The Company uses non-GAAP financial measures, among other measures, to evaluate the operating performance of our business. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

Adjusted OIBDA: Adjusted OIBDA is defined as operating income (loss) before gain on sale of Pantaya, adjusted depreciation and amortization (“OIBDA”), adjusted for adjusted share-based compensation (“adjusted SBC”), purchase accounting and related adjustments, restructuring and other costs, certain charges related to the COVID-19 global pandemic, and certain programming and content charges as a result of management changes and associated changes in strategy.

•	Gain on sale of Pantaya represents the gain before income taxes on the sale of the Company’s majority interest in Pantaya, as presented on our consolidated statement of operations.

•

Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statement of operations, less the depreciation and amortization related to the amortization of purchase accounting and related adjustments associated with recent acquisitions. Accordingly, the full impact of the purchase accounting is included in the adjustment for “purchase accounting and related adjustments”, described below.

•

Adjusted share-based compensation represents share-based compensation excluding the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements, which are included in restructuring and other expenses, when applicable.

•	Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable.

•

COVID-19 related charges include certain motion picture and television impairments and development charges associated with changes in performance expectations or the feasibility of completing the project, costs associated with the pausing and restarting of productions, including certain cast and crew, idle facilities and equipment costs and incremental costs associated with bad debt reserves, which are included in direct operating expense, when applicable. In addition, the costs include early or contractual marketing spends for film releases and events that have been canceled or delayed and will provide no economic benefit, which are included in distribution and marketing expense, when applicable.

•

Programming and content charges include charges resulting from the implementation of changes to the Company’s programming strategy and broadcasting strategy in connection with management changes, which are included in direct operating expenses, when applicable.

•

Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense.

Adjusted Free Cash Flow: Free cash flow is typically defined as net cash flows provided by (used in) operating activities, less capital expenditures. The Company defines Adjusted Free Cash Flow as net cash flows provided by (used in) operating activities, less capital expenditures, plus or minus the net increase or decrease in production loans, plus or minus the net increase or decrease in the production tax credit facility. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films and television programs associated with production loans prior to the time the Company actually pays for the film or television program at or near completion. The Company believes that it is more meaningful to reflect the impact of the payment for these films and television programs in its Adjusted Free Cash Flow when the payments are actually made. The adjustment for the production tax credit facility is made, similar to the production loans, to better reflect the timing of the cash flows associated with productions since a portion of the amounts expended initially are later refunded through the receipt of tax credits. The production tax credit facility reduces the timing difference between the cost expended and the receipt of the tax credit and thus reflects the cash cost of the production at or near the time it is produced and completed, which the Company believes is a more meaningful reflection of the cash cost of its productions.

These measures are non-GAAP financial measures as defined in Regulation G promulgated by the SEC and are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with United States GAAP.

We use these non-GAAP measures, among other measures, to evaluate the operating performance of our business. We believe these measures provide useful information to investors regarding our results of operations and cash flows before non-operating items.

Lions Gate    2021 Proxy Statement    B-1

Exhibit B

Adjusted OIBDA is considered an important measure of the Company’s performance because this measure eliminates amounts that, in management’s opinion, do not necessarily reflect the fundamental performance of the Company’s businesses, are infrequent in occurrence, and in some cases are non-cash expenses. Adjusted Free Cash Flow is considered an important measure of the Company’s liquidity because it provides information about the ability of the Company to reduce net corporate debt, make strategic investments, dividends and share repurchases.

These non-GAAP measures are commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. However, not all companies calculate these measures in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies due to differences in the methods of calculation and excluded items.

A general limitation of these non-GAAP financial measures is that they are not prepared in accordance with U.S. generally accepted accounting principles. These measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as alternative measures of operating income or cash flow as determined in accordance with GAAP. Reconciliations of the adjusted metrics utilized to their corresponding GAAP metrics are provided below.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF OPERATING INCOME

TO ADJUSTED OIBDA

The following table reconciles the GAAP measure, operating income to the non-GAAP measure, Adjusted OIBDA:

	Year Ended March 31, 2021

	2020 Actual	2021 Plan	2021 Actual

	(Unaudited, amounts in millions)
Operating income	$2.8	$81.0	$170.6
Gain on sale of Pantaya (1)	—	—	(44.1)
Adjusted depreciation and amortization (2)	41.8	41.1	44.3
Restructuring and other (3)	24.3	3.3	24.7
COVID-19 related charges (4)	50.2	23.9	67.5
Programming and content charges (5)	76.5	—	—
Adjusted share-based compensation expense (6)	50.0	80.8	85.5
Purchase accounting and related adjustments (7)	216.6	184.9	192.4
Adjusted OIBDA	$462.2	$415.0	$540.9

(1)

On March 31, 2021, the Company sold its 75% majority interest in Pantaya to Hemisphere Media Group for approximately $123.6 million in cash, subject to certain customary adjustments pursuant to the terms of the agreement. Under the terms of the purchase agreement, control of Pantaya transferred to Hemisphere Media Group on March 31, 2021, with the cash consideration transferred on April 1, 2021. The receivable for the cash purchase consideration is included in other current assets as of March 31, 2021. Pantaya was previously reflected in and represented substantially all of “Other Streaming Services” in the Company’s Media Networks segment. The Company recorded a gain before income taxes of approximately $44.1 million, which is reflected in the gain on sale of Pantaya line item in the consolidated statement of operations in the year ended March 31, 2021. This gain amount is net of $69.0 million of goodwill allocated from the Media Networks segment as required under the applicable goodwill accounting guidance.

(2)

Adjusted depreciation and amortization represents depreciation and amortization as presented on our consolidated statements of operations less the depreciation and amortization related to the non-cash fair value adjustments to property and equipment and intangible assets acquired in recent acquisitions which are included in the purchase accounting and related adjustments line item above, as shown in the table below:

	Year Ended March 31, 2021

	2020 Actual	2021 Plan	2021 Actual

	(Unaudited, amounts in millions)
Depreciation and amortization	$197.7	$183.3	$188.5
Less: Amount included in purchase accounting and related adjustments	(155.9)	($142.2)	(144.2)
Adjusted depreciation and amortization	$41.8	$41.1	$44.3

B-2    Lions Gate    2021 Proxy Statement

Exhibit B

(3)	Restructuring and other includes restructuring and severance costs, certain transaction and related costs, and certain unusual items, when applicable, as shown in the table below:

	Year Ended March 31, 2021

	2020 Actual	2021 Plan	2021 Actual

	(Unaudited, amounts in millions)
Restructuring and other:
Severance (a)
Cash	$12.3	$—	$14.8
Accelerated vesting on equity awards	0.6	—	3.5
Total severance costs	12.9	—	18.3
COVID-19 related charges included in restructuring and other (b)	0.3	—	3.0
Transaction and related costs (c)	11.1	3.3	3.4
	$24.3	$3.3	$24.7

(a)	Severance costs in the fiscal years ended March 31, 2021 and 2020 were primarily related to restructuring activities in connection with cost-saving initiatives and recent acquisitions.

(b)

During the fiscal years ended March 31, 2021 and 2020, the Company has incurred certain costs including costs primarily related to transitioning the Company to a remote-work environment and other incremental costs associated with the COVID-19 global pandemic.

(c)

Transaction and related costs in the fiscal years ended March 31, 2021 and 2020 reflect transaction, integration and legal costs associated with certain strategic transactions, restructuring activities and legal matters.

(4)

In connection with the disruptions associated with the COVID-19 global pandemic and measures to prevent its spread and mitigate its effects both domestically and internationally, and the related economic disruption, including the worldwide closure of theaters, international travel restrictions and the pausing of motion picture and television productions, during the fiscal years ended March 31, 2021 and 2020, we have incurred $67.5 million and $50.2 million, respectively, in incremental direct operating and distribution and marketing expense. These charges are also excluded from segment operating results. The costs included in direct operating expense, amounting to $50.6 million in the fiscal year ended March 31, 2021 and $46.0 million in the fiscal year ended March 31, 2020, primarily represent incremental costs associated with film impairment due to changes in performance expectations, the pausing and restarting of productions including certain cast and crew, idle facilities and equipment costs resulting from circumstances associated with the COVID-19 global pandemic. The costs included in distribution and marketing expense, amounting to $16.9 million in the fiscal year ended March 31, 2021 and $4.2 million in the fiscal year ended March 31, 2020, primarily consist of contractual marketing spends for film releases and events that were canceled or delayed and will provide no economic benefit. We expect to incur additional incremental costs in future periods. We are in the process of seeking insurance recovery for some of these costs, which cannot be estimated at this time, and therefore no material amounts of insurance proceeds have been recorded in our consolidated financial statements for the fiscal years ended March 31, 2021 and 2020.

(5)

In the fiscal year ended March 31, 2020, in connection with management changes, the Company implemented changes to its programming and broadcasting strategy including programming acquired or produced under prior management. As a result, the Company recorded certain programming and content charges of $76.5 million in the fiscal year ended March 31, 2020, which are included in direct operating expense in the consolidated statement of operations.

(6)	The following table reconciles total share-based compensation expense to adjusted share-based compensation expense:

	Year Ended March 31, 2021

	2020 Actual	2021 Plan	2021 Actual

	(Unaudited, amounts in millions)
Total share-based compensation expense	$50.6	$80.8	$89.0
Less: Amount included in restructuring and other (a)	(0.6)	—	(3.5)
Adjusted share-based compensation	$50.0	$80.8	$85.5

(a)

Represents share-based compensation expense included in restructuring and other expenses reflecting the impact of the acceleration of certain vesting schedules for equity awards pursuant to certain severance arrangements.

Lions Gate    2021 Proxy Statement    B-3

Exhibit B

(7)

Purchase accounting and related adjustments primarily represent the amortization of non-cash fair value adjustments to certain assets acquired in recent acquisitions. These adjustments include the accretion of the noncontrolling interest discount related to Pilgrim Media Group and 3 Arts Entertainment, the amortization of the recoupable portion of the purchase price and the expense associated with the earned distributions related to 3 Arts Entertainment, all of which are accounted for as compensation and are included in general and administrative expense. The following sets forth the amounts included in each line item in the financial statements:

	Year Ended March 31,

	2020 Actual	2021 Plan	2021 Actual

	(Unaudited, in millions)
Purchase accounting and related adjustments:
Direct operating	$8.1	$0.8	$1.0
General and administrative expense	52.6	41.9	47.2
Depreciation and amortization	155.9	142.2	144.2
	$216.6	$184.9	$192.4

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF NET CASH FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES

TO ADJUSTED FREE CASH FLOW

	Year Ended March 31,
	2020 Actual	2021 Plan	2021 Actual

	(Unaudited, in millions)
Net Cash Flows Provided By (Used In) Operating Activities(1)	$614.6	$111.8	$(0.5)
Capital expenditures	(31.1)	(36.5)	(35.0)
Net borrowings under and (repayment) of production loans	(234.8)	(63.3)	220.7
Net advances under production tax credit facility	—	—	118.8
Adjusted Free Cash Flow	$348.7	$12.0	$304.0

(1)

Cash flows used in operating activities for the fiscal year ended March 31, 2021 includes a net benefit of approximately $28.2 million from the monetization of trade accounts receivable programs (fiscal year ended March 31, 2020 – net benefit of approximately $253.0 million).

B-4    Lions Gate    2021 Proxy Statement

LIONS GATE ENTERTAINMENT CORP. ATTN: INVESTOR RELATIONS 2700 COLORADO AVENUE SANTA MONICA, CA 90404 USA	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 13, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 13, 2021. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Whether or not you plan on attending the Meeting, you are urged to vote these shares by completing and returning this proxy card by mail or transmitting your voting instructions electronically via the Internet or by telephone.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D58084-P59798	KEEP THIS PORTION FOR YOUR RECORDS

—  — — — — — — — — —  — —  — —  — —  — —  — —  — —  — —  — — — —  — — — —  — — — — — —  — —  — —  — —  — —  — —  — — — — — — — — — —

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LIONS GATE ENTERTAINMENT CORP.
The Board of Directors recommends that you vote FOR the following director nominees:

1.	Election of Directors		For	Withhold	Abstain

	1a. 1b. 1c. 1d. 1e. 1f. 1g. 1h. 1i. 1j. 1k.	Michael Burns Mignon Clyburn Gordon Crawford Jon Feltheimer Emily Fine Michael T. Fries Susan McCaw Yvette Ostolaza Mark H. Rachesky, M.D. Daryl Simm Hardwick Simmons	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐
						The Board of Directors recommends that you vote FOR proposals 2, 3 and 4:	For	Withhold	Abstain
2.

Appointment of Auditors: To reappoint Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2022 at a remuneration to be determined by the Audit & Risk Committee. See the section entitled “Proposal 2: Re-Appointment of Independent Registered Public Accounting Firm” in the Notice and Proxy Statement.

							☐	☐	☐

							For	Against	Abstain
3.

Advisory Vote on Executive Compensation: To pass a non-binding advisory resolution to approve the compensation paid to the Company’s Named Executive Officers. See the section entitled “Proposal 3: Advisory Vote to Approve Executive Compensation” in the Notice and Proxy Statement.

							☐	☐	☐

4.

Lions Gate Entertainment Corp. 2019 Performance Incentive Plan: To approve an amendment to the Lions Gate Entertainment Corp. 2019 Performance Incentive Plan. See the section entitled “Proposal 4: Proposal to Approve An Amendment to Lions Gate Entertainment Corp. 2019 Performance Incentive Plan” in the Notice and Proxy Statement.

							☐	☐	☐

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any continuations, adjournments or postponements thereof.

Authorized Signature(s) — Sign Here — This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this proxy will be voted as recommended by the Board of Directors.

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General and Special

Meeting of Shareholders to be held on September 14, 2021:

The Notice and Proxy Statement and 2021 Annual Report are available at

http://investors.lionsgate.com/financial-reports/annual-reports-and-proxy-statements.

You can also view these materials at www.proxyvote.com by using the control number.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED.

Detach here from proxy voting card

— — — — — — — — — —  — —  — —  — —  — —  — —  — —  — —  — — — —  — — — —  — — — — — —  — —  — —  — —  — —  — —  — — — — — — — —

D58085-P59798

LIONS GATE ENTERTAINMENT CORP.

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

CLASS A VOTING SHARES

The undersigned holder of Class A Voting Shares of Lions Gate Entertainment Corp., a British Columbia corporation (the “Company”), hereby appoints Michael Burns, Jon Feltheimer, James W. Barge, Corii D. Berg, Adrian Kuzycz, Kimberly Burns and Gregory Brown, and each of them, or in the place of the foregoing,                                      (print name), as proxies for the undersigned, each with full power of substitution, for and in the name of the undersigned to act for the undersigned and to vote, as designated on the reverse, all of the Class A Voting Shares of the Company that the undersigned is entitled to vote at the 2021 Annual General and Special Meeting of Shareholders of the Company (the “Meeting”), to be held at the Company’s head office in Canada at Dentons Canada, 250 Howe Street, 20th Floor, Vancouver, British Columbia, V6C 3R8, Canada, on Tuesday, September 14, 2021, beginning at 2:00 p.m., local time, or at any continuations, adjournments or postponements thereof.*

Notes to proxy:

1.  Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the Meeting or any continuation, adjournment or postponement thereof. If the shareholder does not want to appoint the persons named in this instrument of proxy as the shareholder’s proxy, he/she should strike out his/her name and insert in the blank space provided the name of the person he/she wishes to act as his/her proxy. Such other person need not be a shareholder of the Company (see above).

2.  If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual, you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.  This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.  If this proxy is not dated, it will be deemed to bear the date on which it is mailed by the Company to the holder.

5.  The securities represented by this proxy will be voted in favor or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder. If the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly; however, if you do not specify how to vote in respect to any matter, your proxyholder is entitled to vote the shares as he or she sees fit. If this proxy does not specify how to vote on a matter, and if you have authorized an officer or director of the Company to act as your proxyholder, this proxy will be voted as recommended by the Board of Directors. In particular, if your proxy does not specify how to vote, this proxy will be voted “FOR” all nominees in proposal 1, and “FOR” proposals 2, 3 and 4.

6.  This proxy confers discretionary authority in respect of amendments or variations to matters identified in the notice of meeting or other matters that may properly come before the Meeting or any continuation, adjournment or postponement thereof.

7.  This proxy should be read in conjunction with the accompanying documentation provided by the Company.

8.  The deadline for the deposit of this proxy may be waived or extended by the Chair of the Meeting at his or her discretion.

*  We intend to hold the Meeting in person. However, we are actively monitoring the ongoing coronavirus (COVID-19) global pandemic and are sensitive to the public health and travel concerns our shareholders may have and the protocols that governments may impose. In the event it is not possible or advisable to hold the Meeting in person, we will announce alternative arrangements for the Meeting as promptly as practicable, which may include holding the Meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by filing the notice as Definitive Additional Materials with the Securities and Exchange Commission. We will also issue a press release and post details on the change(s) to the meeting on our website at http://investors.lionsgate.com/financialreports/annual-reports-and-proxy-statements/proxy-statements.

(Continued, and to be marked, dated and signed, on the other side)